EXECUTION VERSION SHARE PURCHASE AGREEMENT AMONG KONTOOR NORDIC HOLDINGS AS as Buyer AND KONTOOR BRANDS, INC. as Parent AND CANADIAN TIRE CORPORATION, LIMITED as Seller FEBRUARY 18, 2025 Exhibit 2

i TABLE OF CONTENTS Page ARTICLE 1 PURCHASE AND SALE .............................................................................................. 1 Section 1.1 Company Shares ............................................................................................... 1 Section 1.2 Transfer ............................................................................................................ 1 Section 1.3 Designated Buyers ............................................................................................ 2 ARTICLE 2 PURCHASE PRICE; PAYMENTS ............................................................................. 2 Section 2.1 Equity Value ..................................................................................................... 2 Section 2.2 Purchase Price .................................................................................................. 2 Section 2.3 Payments .......................................................................................................... 2 Section 2.4 Adjustment Amount ......................................................................................... 2 Section 2.5 Withholding ...................................................................................................... 5 Section 2.6 Payment Mechanics .......................................................................................... 6 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER ..................................... 6 Section 3.1 Organization and Power. .................................................................................. 6 Section 3.2 Authority .......................................................................................................... 8 Section 3.3 Non-contravention ............................................................................................ 8 Section 3.4 Capitalization; Title .......................................................................................... 9 Section 3.5 Financial Matters ............................................................................................ 13 Section 3.6 Tax Matters ..................................................................................................... 13 Section 3.7 Accounts Receivable ...................................................................................... 18 Section 3.8 Inventory ........................................................................................................ 18 Section 3.9 Absence of Certain Changes .......................................................................... 19 Section 3.10 Litigation ........................................................................................................ 19 Section 3.11 Laws and Permits ........................................................................................... 19 Section 3.12 Environmental Matters ................................................................................... 21 Section 3.13 Real Property .................................................................................................. 22 Section 3.14 No Condemnation. .......................................................................................... 22 Section 3.15 Title to and Condition of Properties. .............................................................. 22 Section 3.16 Insurance ........................................................................................................ 23 Section 3.17 Material Contracts .......................................................................................... 23 Section 3.18 No Default ...................................................................................................... 26 Section 3.19 Labor and Employment. ................................................................................. 27 Section 3.20 Employee Benefits.......................................................................................... 28 Section 3.21 Intellectual Property Rights ............................................................................ 31 Section 3.22 Technology Systems; Security Requirements ................................................ 34 Section 3.23 Customers, Suppliers, and Dealers ................................................................. 36 Section 3.24 Product/Services ............................................................................................. 37 Section 3.25 Affiliate Relationships .................................................................................... 37 Section 3.26 Sufficiency of Assets ...................................................................................... 37 Section 3.27 Bank Accounts................................................................................................ 37 Section 3.28 JV-Related Companies ................................................................................... 38 Section 3.29 No Brokers or Finders .................................................................................... 40 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT ......... 40 Section 4.1 Due Organization and Power .......................................................................... 40 Section 4.2 Authority ........................................................................................................ 41 Section 4.3 Non-contravention .......................................................................................... 41

ii Section 4.4 No Brokers or Finders .................................................................................... 41 Section 4.5 No Other Representations or Warranties. ....................................................... 41 Section 4.6 Diligence. ....................................................................................................... 42 Section 4.7 Financial Ability. ............................................................................................ 42 Section 4.8 RWI Policy. .................................................................................................... 42 ARTICLE 5 COVENANTS PRIOR TO THE CLOSING ............................................................. 42 Section 5.1 Conduct of Business Pending the Closing ...................................................... 42 Section 5.2 Access and Information; Cooperation ............................................................ 46 Section 5.3 Reasonable Best Efforts ................................................................................. 47 Section 5.4 Acquisition Proposals ..................................................................................... 49 Section 5.5 Notification of Certain Matters ...................................................................... 50 Section 5.6 Intercompany Accounts .................................................................................. 50 Section 5.7 Pre-Closing Reorganization ............................................................................ 50 Section 5.8 Commercial Agreement .................................................................................. 51 ARTICLE 6 CERTAIN ADDITIONAL COVENANTS ................................................................ 51 Section 6.1 Post-Closing Cooperation ............................................................................... 51 Section 6.2 Retention of Books and Records. ................................................................... 52 Section 6.3 Conflicts; Certain Communications; Notary. ................................................. 52 Section 6.4 Further Assurances ......................................................................................... 53 Section 6.5 RWI Policy. .................................................................................................... 53 Section 6.6 Employee Matters. .......................................................................................... 54 Section 6.7 401(k) Plan. .................................................................................................... 55 Section 6.8 Non-Solicitation. ............................................................................................ 55 Section 6.9 Settlement of Foreign Exchange Derivatives. ................................................ 55 ARTICLE 7 CONDITIONS PRECEDENT TO CLOSING .......................................................... 56 Section 7.1 Conditions Precedent to Obligations of Buyer and Parent ............................. 56 Section 7.2 Conditions Precedent to Obligations of Seller ............................................... 57 Section 7.3 Frustration of Closing Conditions .................................................................. 58 ARTICLE 8 INDEMNIFICATION ................................................................................................. 58 Section 8.1 By Seller ......................................................................................................... 58 Section 8.2 By Buyer ......................................................................................................... 58 Section 8.3 Limitations on Indemnification ...................................................................... 59 Section 8.4 Indemnification of Third Party Claims and Tax Matters ............................... 61 Section 8.5 Payment .......................................................................................................... 63 Section 8.6 Materiality Qualifiers ..................................................................................... 63 Section 8.7 Exclusive Remedy .......................................................................................... 63 ARTICLE 9 CLOSING ..................................................................................................................... 63 Section 9.1 Closing Date ................................................................................................... 63 Section 9.2 Documents to be Delivered by Seller ............................................................. 64 Section 9.3 Documents to be Delivered by Buyer ............................................................ 65 Section 9.4 Action to be Taken by Buyer, Seller, and Notary .......................................... 66 ARTICLE 10 TERMINATION ........................................................................................................ 67 Section 10.1 General ........................................................................................................... 67 Section 10.2 Effect of Termination ..................................................................................... 68 ARTICLE 11 MISCELLANEOUS .................................................................................................. 68 Section 11.1 Parent Guarantee ............................................................................................ 68 Section 11.2 Publicity .......................................................................................................... 68 Section 11.3 Entire Agreement............................................................................................ 69 Section 11.4 Assignment ..................................................................................................... 69

iii Section 11.5 Dispute Resolution ......................................................................................... 69 Section 11.6 Parties in Interest ............................................................................................ 70 Section 11.7 Severability ..................................................................................................... 70 Section 11.8 Amendment .................................................................................................... 71 Section 11.9 Waiver ............................................................................................................ 71 Section 11.10 Notices 71 Section 11.11 Expenses ......................................................................................................... 72 Section 11.12 Disclosure Letter ............................................................................................ 72 Section 11.13 Data Room Information .................................................................................. 73 Section 11.14 Interpretative Provisions ................................................................................. 73 Section 11.15 Definitions ...................................................................................................... 73 EXHIBITS Exhibit A – Reference Closing Statement Exhibit B – RWI Policy Exhibit C – Certain Competition Laws and Foreign Direct Investment Laws Exhibit D – Form of Restrictive Covenant Agreement Exhibit E – Form of General Release Exhibit F – Pre-Closing Reorganization

SHARE PURCHASE AGREEMENT THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is effective as of February 18, 2025 among (a) Kontoor Nordic Holdings AS, a limited liability company (aksjeselskap) organized and existing under the Laws of Norway with its principal place of business located at Wergelandsveien 7, 0244 Oslo, Norway (“Buyer”), (b) Kontoor Brands, Inc., a corporation organized and existing under the Laws of the State of North Carolina, United States of America with its principal place of business located at 400 North Elm Street, Greensboro, North Carolina 27401, United States of America (“Parent”), and (c) Canadian Tire Corporation, Limited, a corporation organized and existing under the Laws of the Province of Ontario, Canada with its principal place of business located at 2180 Yonge Street, Toronto, Ontario, M4P 2V8, Canada (“Seller”). Capitalized terms used but not otherwise defined in this Agreement shall have the meaning set forth in Section 11.15. WHEREAS, Seller directly owns, beneficially and of record, all of the issued and outstanding share capital of CTC Triangle B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the Laws of the Netherlands with registered number 858783423 and its registered office located at Jupiter Building, Herikerbergweg 88, 1101 CM Amsterdam, the Netherlands (the “Company”); WHEREAS, Seller wishes to sell and transfer to Buyer, and Buyer wishes to purchase and acquire from Seller, all right, title, and interest in and to all of the issued and outstanding share capital of the Company (the “Company Shares”) upon the terms and subject to the conditions set forth in this Agreement; and WHEREAS, Parent indirectly holds 100% of the Equity Interests of Buyer and has agreed to guarantee any and all obligations of Buyer, an indirect wholly-owned Subsidiary of Parent, upon the terms and subject to the conditions set forth in this Agreement, and shall receive an indirect benefit as a result of providing the guarantee hereunder. NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and conditions set forth in this Agreement, and intending to be legally bound, the Parties agree as follows: ARTICLE 1 PURCHASE AND SALE Section 1.1 Company Shares. On and subject to the terms and conditions of this Agreement, including subject to the satisfaction (or written waiver) at or prior to the Closing of each of the conditions set forth in Section 7.1 and Section 7.2, at the Closing, Seller shall sell and transfer to Buyer, and Buyer shall purchase and accept from Seller, all right, title, and interest in and to the Company Shares, together with all rights and benefits attaching thereto, including the right to receive all dividends and profits accrued, declared, or distributed on or after the Closing Date, in each case, free and clear of all Equity Encumbrances. Section 1.2 Transfer. At the Closing and subject to the terms and conditions of this Agreement, Seller shall transfer to Buyer the Company Shares, together with all rights and benefits attaching thereto and free and clear of all Equity Encumbrances. Subject to Closing taking place and subject to the terms of this Agreement, the risk and economic benefit in relation to the

2 Company Shares will be for the risk and account of Buyer as per Closing. Closing shall be effectuated and completed by way of execution of the Deed of Transfer by the Notary on the Closing Date. Seller shall procure that the Company shall acknowledge the transfer of the Company Shares on the Closing Date by the Company co-signing the Deed of Transfer. Section 1.3 Designated Buyers. Upon delivery of written notice to Seller not less than five days prior to the Closing Date, Buyer may assign its rights and obligations, in whole or in part, under this Agreement to one or more of the (direct or indirect) wholly-owned Subsidiaries of Parent for the purpose of carrying out the transactions contemplated by this Agreement (each such entity, a “Designated Buyer”); provided, however, that no such assignment shall relieve Buyer’s obligations under this Agreement. ARTICLE 2 PURCHASE PRICE; PAYMENTS Section 2.1 Equity Value. As used in this Agreement, “Equity Value” shall mean an amount equal to (a) C$1,276,000,000, (b) plus the Cash Amount, (c) minus the Indebtedness Amount, (d) minus the Transaction Expense Amount, and (e) plus the amount, if any, by which the Net Working Capital is greater than C$270,000,000 or minus the amount, if any, by which the Net Working Capital is less than C$270,000,000. Section 2.2 Purchase Price. The aggregate purchase price for the Company Shares shall be an amount equal to the Equity Value as reflected on the Final Closing Statement (the “Purchase Price”). Section 2.3 Payments. The Purchase Price and Transaction Expense Amount shall be paid as follows: (a) Transaction Expense Amount. At the Closing, Buyer shall deliver to the applicable obligees specified in the Closing Payment Schedule, for and on behalf of the Group Companies, the Transaction Expense Amount as reflected on the Estimated Closing Statement (it being understood that any amounts subject to Tax or similar withholdings will be delivered to the applicable Group Companies, which will then pay such amounts (net of Tax or similar withholdings) to the applicable obligees on the next payroll date). (b) Closing Date Balance. At the Closing, Buyer shall deliver to Seller an amount equal to the Equity Value as reflected on the Estimated Closing Statement. (c) Final Adjustment Amount. On or before the fifth Business Day following the determination of the Final Closing Statement, (i) if the Final Adjustment Amount is a positive number, then Buyer shall deliver to Seller an amount equal to the Final Adjustment Amount, and (ii) if the Final Adjustment Amount is a negative number, then Seller shall deliver to Buyer an amount equal to the absolute value of the Final Adjustment Amount. Section 2.4 Adjustment Amount. (a) Closing Statement. As used in this Agreement, “Closing Statement” shall mean:

3 (i) a schedule showing the net book value of the respective categories of assets and liabilities set forth in the Reference Closing Statement; (ii) a schedule, to the extent applicable, based on subclause (i), in the form of an unaudited consolidated balance sheet of the Group Companies; and (iii) determinations of the Cash Amount, the Indebtedness Amount, the Transaction Expenses Amount, the Net Working Capital, and the Equity Value, in each case, consistent with, and based upon, such schedule referred to in subclause (i) to the extent applicable. The Parties agree that the components of the unaudited consolidated balance sheet included in the Closing Statement shall be prepared in accordance with the Accounting Principles, as applied in a manner consistent with past practice of the Group Companies and accompanied by reasonable detail, provided that the Closing Statement (and any amounts included therein) shall not give effect to any act or omission of Buyer or the Group Companies taken after the Closing or reflect any expense for which Buyer is responsible under this Agreement. With respect to those components of Equity Value where the underlying amounts are reflected in a currency other than Canadian dollars in the Estimated Closing Statement, the Preliminary Closing Statement, or the Final Closing Statement, such components shall be converted to Canadian dollars for purposes of the calculation of the Equity Value, the Proposed Adjustment Amount, and the Final Adjustment Amount by application of the average 10-day daily exchange rates, as reflected on the Bank of Canada website available at https://www.bankofcanada.ca/rates/exchange/daily-exchange-rates/, as of one Business Day immediately preceding the Closing, or in the case of the Estimated Closing Statement, one Business Day preceding the delivery of the Estimated Closing Statement. (b) Estimated Closing Statement; Closing Payment Schedule. As used in this Agreement, “Estimated Closing Statement” shall mean a schedule showing Seller’s good faith estimate of the Closing Statement as of the open of business on the Closing Date. At least ten Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer the following documents: (i) the Estimated Closing Statement; and (ii) a schedule that sets forth, with respect to the Transaction Expenses Amount reflected in the Estimated Closing Statement, the obligees with respect thereto as well as the amount payable to Seller pursuant to Section 2.3(b) (the “Closing Payment Schedule”). Prior to the Closing Date, Seller shall (A) provide, or cause to be provided, to Buyer and its Representatives reasonable access to the Books and Records, work papers, and personnel reasonably necessary for Buyer to review the content and calculations set forth in the Estimated Closing Statement and the Closing Payment Schedule and (B) reasonably consider any adjustments that Buyer proposes in good faith. (c) Preliminary Closing Statement. Within 60 days after the Closing Date, Buyer shall prepare and deliver to Seller the following (the “Preliminary Closing Statement”):

4 (i) its good faith calculation of the Closing Statement as of the open of business on the Closing Date; and (ii) the Proposed Adjustment Amount. (d) Statement Objection. Within 30 days after Buyer provides Seller with the Preliminary Closing Statement, Seller shall complete its review of the Preliminary Closing Statement. During such time, Buyer shall provide Seller and its Representatives access to information and personnel of Buyer (including in respect of the Group Companies) that it reasonably requests relating to the preparation and review of the Preliminary Closing Statement. Seller may object to the content of the Preliminary Closing Statement, but only on the basis that the amounts reflected in the Preliminary Closing Statement were not determined in accordance with Section 2.4(a) or Section 2.4(c) or were determined based on mathematical, clerical, or similar error. Seller shall make any such objection on or before the last day of such 30-day period by providing Buyer with a written notice setting forth in reasonable detail a description of the basis of the objection and the adjustments to the Preliminary Closing Statement that Seller believes should be made (a “Statement Objection”). (e) Dispute Resolution. If Seller provides Buyer with a Statement Objection as set forth in Section 2.4(d), then Buyer and Seller shall promptly attempt in good faith to resolve any dispute or disagreement relating to the Preliminary Closing Statement (the “Statement Dispute”). If Buyer and Seller are unable to resolve the Statement Dispute within 30 days after delivery of the Statement Objection, then, unless otherwise agreed by Buyer and Seller in writing, Buyer and Seller shall submit the Statement Dispute to KPMG International Limited or another internationally recognized firm of independent public accountants as to which Buyer and Seller mutually agree in writing (the “CPA Firm”). The CPA Firm shall, acting as an expert and not as an arbitrator, determine on the basis of the standards expressly set forth in this Agreement, and only with respect to the remaining accounting-related differences so submitted to the CPA Firm, whether and to what extent, if any, the amounts which remain in dispute as reflected in the Preliminary Closing Statement require adjustment. The CPA Firm shall base its decision on any presentation(s) submitted in writing by either Buyer or Seller, any written response(s) to each such presentation from Buyer or Seller, and such additional written response(s) from either Buyer or Seller as the CPA Firm may request, and not on independent investigation. In connection with the engagement of the CPA Firm, Buyer and Seller shall execute reasonable engagement letters and supply such other documents and information as the CPA Firm reasonably requires or as such Party reasonably deems appropriate. The CPA Firm shall be instructed to use every reasonable effort, and the Parties shall use reasonable efforts to cause the CPA Firm, to perform its services within 30 days after submission of the Statement Dispute to it and, in any case, as soon as practicable after such submission. In their respective written materials, each of Buyer and Seller shall provide the CPA Firm with reasonable access to information relating to any items in dispute as may be reasonably requested by the CPA Firm. In resolving the Statement Dispute, the CPA Firm (i) shall utilize the applicable criteria set forth in Section 2.4(a) and Section 2.4(c) and (ii) shall not assign a value to any item greater than the greatest value for such item claimed by Buyer or Seller, or less than the smallest value for such item claimed by Buyer or Seller, as set forth in the Preliminary Closing Statement or the Statement Objection or such narrower range as Buyer and Seller otherwise agree in writing. Absent fraud or manifest error, the CPA Firm’s determination of the Statement Dispute shall

5 be conclusive and binding upon the Parties for all purposes (including the determination of whether any item included within the Statement Dispute is a Transaction Expense or Indebtedness and the amount thereof). Until the CPA Firm makes its determination, the costs and expenses of the CPA Firm shall be borne equally by Buyer and Seller; provided, however, that, when the CPA Firm makes its determination, the costs and expenses of the CPA Firm shall be allocated (and, as applicable relative to payment of costs and expenses of the CPA Firm occurring prior to the determination, reallocated) between Buyer and Seller based upon the percentage that the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. For example, if Seller claims the Net Working Capital is C$1,000 greater than the amount determined by Buyer, Buyer contests only C$500 of the amount claimed by Seller, and the CPA Firm ultimately resolves the Statement Dispute by awarding Seller C$300 of the C$500 contested, then the costs and expenses of the CPA Firm will be allocated 60% (i.e., 300 ÷ 500) to Buyer and 40% (i.e., 200 ÷ 500) to Seller. For the avoidance of doubt, except for the cost and expenses of the CPA Firm, each Party shall be liable for their own cost and expenses relating to any Statement Dispute in connection with this Section 2.4. (f) Cooperation. Buyer and Seller shall, and shall cause their respective Representatives to, cooperate and assist in the preparation of each Closing Statement, including the Reference Closing Statement, the Estimated Closing Statement, the Preliminary Closing Statement, and the Final Closing Statement, (and any documentation to be produced in connection therewith), and make available the Books and Records, work papers, and personnel, in each case, to the extent reasonably necessary. (g) Confidentiality. Except to the extent required by applicable Law or reasonably necessary for the Representatives of Seller to participate in the processes described in this Section 2.4, Seller shall not, and shall cause its Representatives not to, directly or indirectly use for any purpose, or disclose to any Person, any content of the Preliminary Closing Statement, any Statement Objection, the Final Closing Statement, or the related materials without the prior written consent of Buyer. Section 2.5 Withholding. Notwithstanding anything to the contrary, Buyer, any Group Company, or any other applicable withholding agent shall have the right to deduct and withhold (or cause to be deducted or withheld) from any payments to be made under this Agreement any amounts that Buyer, any Group Company, or any other applicable withholding agent is required to deduct or withhold pursuant to applicable Law (or applicable Benefit Plans) from such payments. In such case, Buyer, the applicable Group Company, or the other applicable withholding agent shall pay any withheld amounts to the applicable Regulatory Authority (or as contemplated under applicable Benefit Plans). To the extent amounts are so withheld and paid, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the Person in respect of which such withholdings were made. Except with respect to withholding with respect to any payment treated as compensation for U.S. Income Tax purposes, if Buyer proposes to make (or cause to be made) any such deduction or withholding in respect of a payment hereunder it shall: (a) notify Seller, in writing, as soon as reasonably practicable prior to the relevant payment and shall provide, in such written notice, reasonable detail as to the basis and amount of such proposed deduction or withholding; (b) reasonably cooperate with Seller to reduce or eliminate the deduction or withholding to the extent permitted by applicable Law (including cooperating with Seller in seeking refunds of any amounts deducted or withheld); and (c) provide Seller a reasonable

6 opportunity to provide forms or other documentation that would reduce or eliminate the amount of the deduction or withholding. Section 2.6 Payment Mechanics. All payments under this Agreement shall be made by wire transfer of immediately available funds to the applicable accounts set forth in the Closing Payment Schedule or otherwise in a manner that Buyer (or the applicable Group Company) and the applicable obligee agree in writing. Notwithstanding anything to the contrary, any amounts subject to Employer Taxes or similar withholding shall be paid to the applicable Group Company for its subsequent payment to the ultimate obligee through such Group Company’s payroll systems (less applicable withholding) on the subsequent regular payroll date. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER As an inducement to Buyer to execute and deliver this Agreement, Seller makes the following representations and warranties to Buyer, each of which is true and correct on the date of this Agreement, shall remain true and correct through and including the Closing Date with reference to the facts and circumstances then existing (it being understood that, for representations and warranties that speak as of a specific date or time, such representations and warranties will remain true and correct only as of such date or time), and shall survive the consummation of the transactions contemplated by this Agreement, subject in all respects to the applicable survival periods set out in Section 8.3 of this Agreement. Section 3.1 Organization and Power. (a) Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the Province of Ontario, Canada. Seller has all of the requisite corporate power and authority to own, lease, and operate the assets owned, leased, or used by it, to carry on its business as is now being conducted, to execute and deliver this Agreement and the Ancillary Instruments to be executed and delivered by Seller, and to carry out the transactions contemplated hereby and thereby. (b) Company. The Company is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) duly organized, validly existing, and in good standing under the Laws of the Netherlands. The Company has all of the requisite limited liability company power and authority to own, lease, and operate the assets owned, leased, or used by it, to carry on its business as is now being conducted, to execute and deliver the Ancillary Instruments to be executed and delivered by the Company, and to carry out the transactions contemplated hereby and thereby. (c) Group Companies. (i) Each Group Company is a corporation or limited liability company duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation. Each Group Company has all of the requisite corporate or limited liability company power and authority to own, lease, and operate the assets owned, leased, or used by it, to carry on its business as is now being conducted, to

7 execute and deliver the Ancillary Instruments to be executed and delivered by such Group Company, and to carry out the transactions contemplated hereby and thereby. (ii) Each Group Company (A) is duly licensed or qualified in all material respects to do business, including as a foreign corporation or limited liability company, in each jurisdiction wherein the character of the assets owned, leased, or used by it, or the nature of its business, makes such licensing or qualification necessary by applicable Law and (B) is in good standing in its jurisdiction of organization. Section 3.1(c)(ii) of the Disclosure Letter sets forth a complete and accurate list of the jurisdictions in which a Group Company is duly licensed or qualified to do business, including as a foreign corporation or limited liability company. (iii) Prior to the date of this Agreement, Seller made available to Buyer complete and accurate copies of all Organizational Documents of each Group Company. As so made available, the Organizational Documents of each Group Company are in full force and effect. No Group Company is in material breach or default, or has taken any action or failed to take any action that, with notice or the lapse of time, would constitute a material breach or default or permit termination or modification of any Organizational Documents. Section 3.1(c)(iii) of the Disclosure Letter sets forth a complete and accurate list of the directors and officers of each Group Company. (d) Non-China JV-Related Companies. (i) Each Non-China JV-Related Company is a corporation or limited liability company duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization. Each Non-China JV-Related Company has all of the requisite corporate or limited liability company power and authority to own, lease, and operate the assets owned, leased, or used by it, and to carry on its business as is now being conducted. (ii) Each Non-China JV-Related Company (A) is duly licensed or qualified in all material respects to do business, including as a foreign corporation or limited liability company, in each jurisdiction wherein the character of the assets owned, leased, or used by it, or the nature of its business, makes such licensing or qualification necessary by applicable Law and (B) is in good standing in its jurisdiction of organization. (iii) Prior to the date of this Agreement, Parent made available to Buyer correct and complete copies of all Organizational Documents of each Non- China JV-Related Company. As so made available, the Organizational Documents of each Non-China JV-Related Company are in full force and effect. No Non-China JV- Related Company is in material breach or default, or has taken any action or failed to take any action that, with notice or the lapse of time, would constitute a material breach or default or permit termination or modification of any Organizational Documents. Section 3.1(d)(iii) of the Disclosure Letter sets forth a correct and complete list of the directors and officers of each Non-China JV-Related Company.

8 (e) China JV-Related Companies. (i) Each China JV-Related Company is a corporation or limited liability company duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization. Each China JV-Related Company has all of the requisite corporate or limited liability company power and authority to own, lease, and operate the assets owned, leased, or used by it, and to carry on its business as is now being conducted. (ii) Each China JV-Related Company (A) is duly licensed or qualified in all material respects to do business, including as a foreign corporation or limited liability company, in each jurisdiction wherein the character of the assets owned, leased, or used by it, or the nature of its business, makes such licensing or qualification necessary by applicable Law and (B) is in good standing in its jurisdiction of organization. (iii) Prior to the date of this Agreement, Parent made available to Buyer correct and complete copies of all Organizational Documents of each China JV-Related Company. As so made available, the Organizational Documents of each China JV-Related Company are in full force and effect. No China JV-Related Company is in material breach or default, or has taken any action or failed to take any action that, with notice or the lapse of time, would constitute a material breach or default or permit termination or modification of any Organizational Documents. Section 3.1(e)(iii) of the Disclosure Letter sets forth a correct and complete list of the directors and officers of each China JV-Related Company. Section 3.2 Authority. The execution and delivery by Seller and the Group Companies (as applicable) of this Agreement and the Ancillary Instruments to be executed and delivered by Seller and the Group Companies (as applicable) and the consummation by Seller and the Group Companies (as applicable) of the transactions contemplated hereby and thereby have been duly authorized by Seller and the Group Companies (as applicable). No other or further corporate or limited liability company act on the part of Seller or the Group Companies (as applicable) is necessary to authorize this Agreement or the Ancillary Instruments to be executed and delivered by Seller or the Group Companies (as applicable) or the consummation by Seller or the Group Companies (as applicable) of the transactions contemplated hereby and thereby. Assuming the due authorization, execution, and delivery by the other parties hereto and thereto, this Agreement constitutes, and when executed and delivered, the Ancillary Instruments to be executed and delivered by Seller and the Group Companies (as applicable) will constitute, valid and binding agreements of Seller and the Group Companies (as applicable), enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other Laws affecting creditors’ rights generally and by general equitable principles. Section 3.3 Non-contravention. The execution, delivery, and performance by Seller and the Group Companies (as applicable) of this Agreement and the Ancillary Instruments to be executed and delivered by Seller and the Group Companies (as applicable), and the consummation by Seller and the Group Companies (as applicable) of the transactions contemplated hereby and thereby (including with respect to the transactions contemplated by Section 5.7), do not and will not:

9 (a) conflict with or result in a violation or breach of any provision of any Law applicable to Seller, any Group Company, or any JV-Related Company (assuming compliance with applicable Competition Laws or Foreign Direct Investment Laws); (b) require any consent, notice, or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, constitutes a default under, result in the acceleration of or create in any Person the right to accelerate, terminate, modify, or cancel all or any portion of, (i) any Organizational Document of Seller, any Group Company, or any JV- Related Company or (ii) except as disclosed in Section 3.3(b) of the Disclosure Letter, any Material Contract, any Contract to which any Group Company is party or otherwise bound that would be a Material Contract if in existence on the date of this Agreement, any material Contract to which Seller is party or otherwise bound, or any JV Material Contract to which a JV-Related Company is party or otherwise bound, except, in the case of this subclause (ii), as would not reasonably be expected, individually or in the aggregate, to (A) be material to the ownership of the Company Shares or the JV Shares or (B) result in a Material Adverse Effect; (c) except as disclosed in Section 3.3(c) of the Disclosure Letter, require any consultation with, notice to, approval of, or similar involvement of any Union; (d) result in the creation or imposition of any Equity Encumbrances on any Company Shares or any JV Shares (other than the requirement to transfer the JV Shares from Seller to Helly Hansen AS pursuant to the JV Contract in accordance with Section 5.7); or (e) result in the creation or imposition of any Liens on any assets of any Group Company or, to the Knowledge of the Company, any JV-Related Company other than Permitted Liens. Except for any filings required by applicable Competition Laws or Foreign Direct Investment Laws in the jurisdictions set forth in Exhibit C, no consent, approval, Permit, or Order by, or declaration or filing with, or notice to, any Regulatory Authority is required by or with respect to Seller, any Group Company, or any JV-Related Company in connection with the execution, delivery, or performance of this Agreement or any of the Ancillary Instruments or the consummation of the transactions contemplated hereby and thereby. There is no Litigation pending or, to the Knowledge of the Company, threatened against Seller or any Group Company, or to the Knowledge of the Company, any JV-Related Company that, in each case, individually or in the aggregate, would be reasonably expected to have the effect of preventing, materially delaying, making illegal, or otherwise materially interfering with the sale of the Company Shares, the transfer of the JV Shares, or any of the other transactions contemplated by this Agreement or the Ancillary Instruments. Section 3.4 Capitalization; Title. (a) Group Companies. (i) Section 3.4(a)(i) of the Disclosure Letter sets forth a complete and accurate list of the authorized, issued, and outstanding share capital of the Company (it being understood the entire outstanding share capital constitutes the

10 Company Shares). Seller, directly, is the legal and beneficial owner of, and has good and marketable legal title in and to, all of the Company Shares, free and clear of all Equity Encumbrances. At the Closing, Buyer will become the legal and beneficial owner of, and receive good and marketable legal title in and to, all of the Company Shares, free and clear of all Equity Encumbrances. Except as set forth in Section 3.4(a)(i) of the Disclosure Letter, no Equity Interest or Voting Debt of the Company is outstanding or owned (of record or beneficially) by any Person. (ii) Section 3.4(a)(ii) of the Disclosure Letter sets forth a complete and accurate list of the authorized, issued, and outstanding Equity Interests of each Subsidiary of the Company. The Company, directly or indirectly, is the legal and beneficial owner of, and has good and valid marketable legal title in and to, all of the issued and outstanding Equity Interests of each Subsidiary of the Company, free and clear of all Equity Encumbrances. Except as set forth in Section 3.4(a)(ii) of the Disclosure Letter, no Equity Interest or Voting Debt of any Subsidiary of the Company is outstanding or owned (of record or beneficially) by any Person. (b) JV Company. From the date of this Agreement until the transfer in accordance with Section 5.7, Seller is the legal and beneficial owner of, and has good and marketable legal title in and to, all of the issued and outstanding Equity Interests of the JV Company listed adjacent to Seller’s name on Section 3.4(b) of the Disclosure Letter (and for the avoidance of doubt, only those Equity Interests of the JV Company listed adjacent to Seller’s name) (the “JV Shares”), free and clear of all Equity Encumbrances (other than those expressly set forth in the Organizational Documents of the JV Company). Prior to the Closing, pursuant to the Pre-Closing Reorganization and in accordance with the JV Contract, Helly Hansen AS will become the legal and beneficial owner of, and receive good and marketable legal title in and to, all of the JV Shares. From the transfer in accordance with Section 5.7 through and including the Closing, Helly Hansen AS (which constitutes a Group Company) will be the legal and beneficial owner of, and hold good and marketable legal title in and to, all of the JV Shares, free and clear of all Equity Encumbrances (other than those expressly set forth in the Organizational Documents of the JV Company, which for the avoidance of doubt, shall include the JV Contract). Except as set forth in Section 3.4(b) of the Disclosure Letter, no Equity Interest or Voting Debt of the JV Company is outstanding or owned (of record or beneficially) by any Person. (c) Non-China JV-Related Companies. Section 3.4(c) of the Disclosure Letter sets forth a complete and accurate list of the authorized, issued, and outstanding Equity Interests of each Non-China JV-Related Company. The JV Company is, directly or indirectly, the legal and beneficial owner of, and has good and marketable legal title in and to, all of the issued and outstanding Equity Interests of each Non-China JV-Related Company, free and clear of all Equity Encumbrances. Except as set forth in Section 3.4(c) of the Disclosure Letter, no Equity Interest or Voting Debt of any Non-China JV-Related Company is outstanding or owned (of record or beneficially) by any Person. (d) China JV-Related Companies. Section 3.4(d) of the Disclosure Letter sets forth a complete and accurate list of the authorized, issued, and outstanding Equity Interests of each China JV-Related Company. The JV Company is, directly or indirectly, the legal and beneficial owner of, and has good and marketable legal title in and to, all of the issued and outstanding Equity Interests of each China JV-Related Company, free and clear of

11 all Equity Encumbrances. Except as set forth in Section 3.4(d) of the Disclosure Letter, no Equity Interest or Voting Debt of any China JV-Related Company is outstanding or owned (of record or beneficially) by any Person. (e) No Other Equity Interests. (i) Without limitation, there are no options, warrants, rights, convertible or exchangeable securities, “phantom equity” rights, equity appreciation rights, equity-based performance units, or Contracts pursuant to which Seller or any of its Subsidiaries (including Seller and the Group Companies) or any Non-China JV- Related Company is party or otherwise bound: (A) obligating Seller or any of its Subsidiaries or any Non-China JV-Related Company to deliver or sell, or cause to be delivered or sold, any Equity Interests of, or any security convertible or exercisable for or exchangeable into any Equity Interests of, any Group Company or any Non- China JV-Related Company or any Voting Debt of any Group Company or any Non-China JV-Related Company; (B) obligating Seller or any of its Subsidiaries or any Non-China JV-Related Company to deliver, grant, extend, or enter into any such option, warrant, call, right, security, unit, or Contract; (C) giving any Person the right to receive any economic benefit or right similar, in each case, to or derived from the economic or governance benefits and rights occurring to holders of Equity Interests of any Group Company or any Non-China JV-Related Company; or (D) giving any Person the right to vote or otherwise approve (or disapprove) decisions in respect of any Group Company or any Non-China JV-Related Company. (ii) Without limitation, there are no options, warrants, rights, convertible or exchangeable securities, “phantom equity” rights, equity appreciation rights, equity-based performance units, or Contracts pursuant to which any China JV- Related Company is party or otherwise bound: (A) obligating any China JV-Related Company to deliver or sell, or cause to be delivered or sold, any Equity Interests of, or any security convertible or exercisable for or exchangeable into any Equity Interests of, any China JV-Related Company or any Voting Debt of any China JV-Related Company; (B) obligating any China JV-Related Company to deliver, grant, extend, or enter into any such option, warrant, call, right, security, unit, or Contract; (C) giving any Person the right to receive any economic benefit or right similar, in each case, to or derived from the economic or

12 governance benefits and rights occurring to holders of Equity Interests of any China JV-Related Company; or (D) giving any Person the right to vote or otherwise approve (or disapprove) decisions in respect of any China JV-Related Company. (f) Validity of Issuances; No Conflicts. (i) All Equity Interests of each Group Company and each Non- China JV-Related Company are duly authorized, are validly issued, fully paid, and non-assessable, are not subject to any rights of rescission, are not subject to preemptive rights or similar rights, and have been offered, issued, sold, and delivered in material compliance with applicable Contracts and Laws, including all securities registration or qualification requirements (or applicable exemptions therefrom) of applicable Laws and all preemptive or similar rights. There are no restrictions upon, or voting trusts, proxies, or other Contracts with respect to, the voting, purchase, redemption, acquisition, or transfer of, or the declaration or payment of any distribution on, (A) any Equity Interests of any Group Company or (B) any Equity Interests of any Non-China JV-Related Company (other than, in the case of this subclause (B), as expressly set forth in the Organizational Documents of the Non- China JV-Related Company or with respect to any of the foregoing actions taken solely by the third party holder of 50% of the share capital of the JV Company). There are no accrued but unpaid dividends or similar payments in respect of any Equity Interests of any Group Company or any Non-China JV-Related Company. Neither any Group Company nor any Non-China JV-Related Company has ever owned, directly or indirectly, any Equity Interests or Voting Debt of any Person (whether or not such Person is disregarded for Tax purposes), except that the Company owns all of the issued and outstanding Equity Interests of the Subsidiaries set forth in Section 3.4(a)(ii) of the Disclosure Letter and except that the JV Company owns all of the issued and outstanding Equity Interests of the Non-China JV-Related Companies set forth in Section 3.4(c) of the Disclosure Letter. Neither any Group Company, nor to the Knowledge of the Company, any Non-China JV-Related Company is obligated to make any contribution to the capital of, or make any loan to or guarantee the debts of, any Person, including any joint venture or similar entity. Neither any Group Company nor, to the Knowledge of the Company, any Non-China JV-Related Company has engaged in any business other than the business of such Group Company or Non-China JV-Related Company as conducted immediately prior to the date of this Agreement. (ii) All Equity Interests of each China JV-Related Company are duly authorized, are validly issued, fully paid, and non-assessable, are not subject to any rights of rescission, are not subject to preemptive rights or similar rights, and have been offered, issued, sold, and delivered in material compliance with applicable Contracts and Laws, including all securities registration or qualification requirements (or applicable exemptions therefrom) of applicable Laws and all preemptive or similar rights. There are no restrictions upon, or voting trusts, proxies, or other Contracts with respect to, the voting, purchase, redemption, acquisition, or transfer of, or the declaration or payment of any distribution on, any Equity Interests of any

13 China JV-Related Company (other than, as expressly set forth in the Organizational Documents of the China JV-Related Company or with respect to any of the foregoing actions taken solely by the third party holder of 50% of the share capital of the JV Company). There are no accrued but unpaid dividends or similar payments in respect of any Equity Interests of any China JV-Related Company. No China JV-Related Company has ever owned, directly or indirectly, any Equity Interests or Voting Debt of any Person (whether or not such Person is disregarded for Tax purposes), except that the JV Company owns all of the issued and outstanding Equity Interests of the China JV-Related Companies set forth in Section 3.4(d) of the Disclosure Letter. To the Knowledge of the Company, no China JV-Related Company is obligated to make any contribution to the capital of, or make any loan to or guarantee the debts of, any Person, including any joint venture or similar entity. To the Knowledge of the Company, no China JV-Related Company has engaged in any business other than the business of such China JV-Related Company as conducted immediately prior to the date of this Agreement. Section 3.5 Financial Matters. (a) Financial Statements. The Group Company Financial Statements have been prepared from and using the Books and Records in accordance with GAAP applied on a basis consistent with those of previous fiscal years and, subject to the exceptions described in Section 3.5(a) of the Disclosure Letter, present fairly in all material respects (i) the assets, Liabilities, sales, income, losses, retained earnings, accruals, reserves, adjustments and financial condition of the Group Companies, (ii) the results of operations of the Group Companies, and (iii) the changes in financial position of the Group Companies; all as at the dates and for the periods specified in such statements. True, correct, and complete copies of the Group Company Financial Statements have been provided to Buyer prior to the date of this Agreement. (b) Internal Controls. To the Knowledge of the Company, there are no significant deficiencies in the design or operation of any Group Company’s system of internal controls that would adversely affect in any material respect the ability of a Group Company to record, process, summarize, and report financial data. (c) Other Liabilities. Except as and to the extent set forth on the face of the Recent Balance Sheet or as set forth in Section 3.5(c) of the Disclosure Letter, no Group Company has any Liabilities, other than (i) Liabilities incurred since the date of the Recent Balance Sheet in the Ordinary Course, (ii) Liabilities that, individually and in the aggregate, are not material in amount, or (iii) Liabilities reflected in the Closing Statement and as otherwise set out in Section 3.5(c) of the Disclosure Letter. Section 3.6 Tax Matters. (a) Provision for Taxes. Except as set forth in Section 3.6(a) of the Disclosure Letter, the provision made for Taxes on the Recent Balance Sheet (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) is sufficient for the payment of all Taxes of the Group Companies at the date of the Recent Balance Sheet and for all periods prior thereto. Since the date of the Recent Balance Sheet, no Group Company has incurred any Taxes other than Taxes incurred in the Ordinary

14 Course consistent in type and amount with past practice. Adequate provision has been made for Taxes payable for the current period for which Tax Returns are not yet required to be filed, and all installments for Taxes in the current year have been paid in accordance with applicable Laws. (b) Tax Returns. All Tax Returns required to be filed by or on behalf of the Group Companies have been timely filed and, when filed, were complete and correct in all material respects. All Taxes, whether or not shown to be due and payable on such Tax Returns, required to be paid by a Group Company have been paid in full as and when due. The Group Companies have complied in all material respects with all Tax information reporting provisions of all applicable Laws. Seller has provided or made available to Buyer copies of all Income Tax Returns and other material Tax Returns for Tax periods starting on or after January 1, 2019. (c) Tax Audits. No written claim has been received from any Regulatory Authority in a jurisdiction where a Group Company does not file Tax Returns that indicates that such Group Company is or may be subject to taxation in such jurisdiction, other than any such claim that has been resolved, and no Group Company has any voluntary disclosure agreements or similar programs pending with any jurisdiction. The Tax Returns of the Group Companies that are under audit (or that have been audited by any Regulatory Authority for Tax periods starting on or after January 1, 2019), together with a complete and accurate list of all powers of attorney granted by any Group Company with respect to any Tax matter, are set forth in Section 3.6(c) of the Disclosure Letter. No Group Company has received from any Regulatory Authority any written (i) notice of underpayment of Taxes or other deficiency or notice of proposed assessments or reassessments questioning or challenging in any way the Tax Returns as filed or amended, (ii) request for information relating to Taxes, or (iii) notice indicating an intent to commence an audit, in each case, which remains outstanding. There are no outstanding Contracts or waivers extending the statutory period of limitations applicable to any Tax Return of any Group Company. No Group Company has granted a power of attorney that is currently in effect with respect to any Tax matters. (d) Tax Agreements and Arrangements. The Group Companies are in compliance with Tax exemptions or Tax Orders of any Regulatory Authority to which the Group Companies may be subject or that the Group Companies may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance. No Group Company has been a party to any Tax sharing, Tax indemnification, or similar Contract (excluding Contracts entered into in the Ordinary Course, the principal purpose of which is not Taxes) for which the Group Company may remain, after the Closing Date, liable for Taxes. No Group Company has requested, offered to enter into, or entered into any Contract, or executed any waiver, providing for any extension of time within which: (i) to file any Tax Return covering any Taxes for which it is or may be liable; (ii) to file any elections, designations or similar filings relating to Taxes for which it is or may be liable; (iii) it is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Regulatory Authority may assess or collect Taxes for which it is or may be liable, in each case, which waiver remains outstanding and excluding automatic extensions of time to file Tax Returns. (e) Tax Elections. Since 2019, no Group Company has made, prepared, or filed any material elections, designations, or similar filings relating to Taxes, or entered

15 into any Contract in respect of Taxes or Tax Returns, in each case that has effect for any period ending after the Closing Date. (f) Withholding and Collection. Each Group Company has duly and timely withheld or collected and paid or remitted all Taxes required by applicable Law to be withheld or collected and paid or remitted by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account or benefit of any Person, including any employee, officer, director, independent contractor, customer, creditor, equityholder, shareholder, owner, and any non-resident Person), and has duly and timely remitted to the appropriate Regulatory Authority such Taxes and other amounts required by Law to be remitted by it. All IRS Forms W-2 and 1099 and other applicable information Tax Returns with respect to the Taxes described in the foregoing sentence have been properly completed in all material respects and duly and timely filed. (g) Sales and Transfer Taxes. Except as set out in Section 3.6(g) of the Disclosure Letter, (A) each Group Company has duly and timely collected all amounts on account of any sales or Transfer Taxes, including goods and services, value added, harmonized sales, and provincial and territorial sales Taxes, required by applicable Law to be collected by it and has duly and timely remitted to the appropriate Regulatory Authorities any such amounts required by Law to be remitted by it and (B) each Group Company has maintained appropriate records for all resale certificates, exemption certificates, and other documentation required to qualify for any claimed exemption from the collection of sales Taxes. (h) Reserves. No Group Company has participated in any Tax transaction that is required to be disclosed, but has not been disclosed, on any Tax Return. All expenditures of the Group Companies have been incurred for business purposes only, as determined in accordance with applicable Law. (i) Reassessments. Except as set out in Section 3.6(i) of the Disclosure Letter, (i) no reassessments of Taxes of any Group Company have been issued and are outstanding, and there are no outstanding issues that have been raised and communicated in writing to any Group Company by any Regulatory Authority for any fiscal period in respect of which a Tax Return of any Group Company has been audited, (ii) no Regulatory Authority has challenged or disputed a filing position taken by any Group Company in any Tax Return which dispute or challenge is still ongoing, (iii) there are no contingent Liabilities for Taxes or, to the Knowledge of the Company, any grounds for an assessment or reassessment of any Group Company, including unreported benefits conferred on any shareholder or aggressive treatment of income, expenses, credits or other claims for deduction under any Tax Return and (iv) no Group Company has received any written indication from any Regulatory Authority that an assessment or reassessment of any Group Company is proposed in respect of any Taxes, regardless of its merits, which is still outstanding. (j) Inclusion of Income. No Group Company will be required to include any item of income in, or exclude any material item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of: (i) any adjustment pursuant to Section 481(a) of the Internal Revenue Code (or any predecessor provision) or any similar provision of state, local, or non-U.S. Tax Law by reason of (A) any

16 change in a method of accounting prior to the Closing or (B) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (ii) use of the installment sale or open transaction method of accounting to report a disposition made by any of the Group Companies prior to the Closing; (iii) a prepaid amount received or Deferred Revenue accrued before the Closing; (iv) intercompany transaction or excess loss account in existence on the Closing Date; (v) any closing agreement, as described in Section 7121 of the Internal Revenue Code (or any corresponding or similar provision of state or local Tax Law) executed prior to the Closing; (vi) deferral of any payment of Taxes on or prior to the Closing Date otherwise due as a result of Section 2302 of the CARES Act, IRS Notice 2021-18, IRS Notice 2021-20, or IRS Notice 2021-23 or similar Tax authority; (vii) “global intangible low- taxed income” or “Subpart F income” imposed pursuant to Sections 951 and 951A of the Internal Revenue Code (or any corresponding provision of state, local, or foreign Law) based on the structure of the Group Companies immediately prior to the Closing; (viii) any election under Section 965(h) of the Internal Revenue Code made prior to Closing; or (ix) a like-kind exchange under Section 1031 of the Internal Revenue Code entered into prior to Closing; except, in respect of this entire Section 3.6(j), as set out in Section 3.6(j) of the Disclosure Letter. (k) [Reserved] (l) COVID-19 Laws. Except as set out in Section 3.6(l) of the Disclosure Letter, no Group Company has: (i) claimed or received, or will claim or receive, any Tax credits pursuant to the COVID-19 Laws; (ii) applied for or received or will receive a loan or grant pursuant to the COVID-19 Laws (other than the PPP Loan); (iii) deferred or will defer the payment of any payroll Taxes pursuant to the COVID-19 Laws; or (iv) otherwise claimed any Tax credit or Tax benefit pursuant to the COVID-19 Laws and each Group Company properly claimed any refunds of Income Taxes associated with any COVID-19 Laws. (m) Liens. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any Group Company. (n) Certain U.S. Tax Matters. Since 2019: (i) No Group Company has been a “controlled corporation” or “distributing corporation” (each within the meaning of Section 355 of the Internal Revenue Code) in a distribution intended to qualify under Section 355 of the Internal Revenue Code. (ii) No Group Company has ever owned an interest in another entity that is characterized as a partnership for U.S. federal Income Tax purposes and has never been a party to any Contract with any other party that constitutes a partnership for U.S. federal Income Tax purposes. (iii) No Group Company is, or has ever been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Internal Revenue Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

17 (iv) No Group Company has participated or engaged in any transaction that constitutes a “reportable transaction” as defined in Section 6707A(c)(1) of the Internal Revenue Code or with the meaning of Treas. Reg. § 1.6011-4(b). (v) No Group Company has entered into a gain recognition agreement pursuant to Treasury Regulation Section 1.367(a)-8 that will remain in effect after the Closing. (vi) No non-U.S. Group Company is (A) a “controlled foreign corporation” as defined in Section 957 of the Internal Revenue Code (or any similar provision of state, local or non-U.S. Law), other than solely by reason of repeal of Section 958(b)(4) of the Internal Revenue Code, or (B) a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code and is not expected to be a “passive foreign investment company” for the taxable year of Closing. (vii) No Group Company is or has been treated as (A) an “expatriated entity” or “surrogate foreign corporation” within the meaning of Section 7874(a)(2) of the Internal Revenue Code, (B) a domestic corporation pursuant to Section 7874(b) of the Internal Revenue Code, (C) a “dual resident corporation” within the meaning of Treas. Reg. § 1.1503-2(c)(2), or (D) a “stapled entity” or “stapled interest” within the meaning of Section 269B of the Internal Revenue Code. (viii) No Group Company that is subject to Income Tax in the United States has transferred an intangible asset the transfer of which would be subject to the rules of Section 367(d) of the Internal Revenue Code. (o) Affiliated Group. No Group Company (i) has been a member of any affiliated group or required to file any consolidated, combined, or unitary Tax Return, other than a group of which a Group Company is the common parent or (ii) has any Liability for the Taxes of any other person (other than a Group Company) under Treas. Reg. § 1.1502-6 or any similar provision of U.S. state, local or non-U.S. Tax Law, as a transferee or successor, or by Contract (other than pursuant to any Contract entered into in the Ordinary Course, the principal purpose of which is not Taxes). No Group Company is obligated, or has agreed, to pay on behalf of an owner of such Group Company any Income Taxes on such owner’s share of the income of any Group Company (whether by electing to file composite returns or by means or withholding or otherwise). (p) Permanent Establishment. No Group Company (i) has a permanent establishment (within the meaning of any applicable Tax treaty) or other taxable nexus in any country other than the country in which such entity is organized or (ii) is or has been engaged in a trade or business in any country other than the country in which such entity is organized. (q) Transfer Pricing. The Group Companies are not, and since January 1, 2019, have not been, party to any transaction or Contract that is in material conflict with the Tax rules on transfer pricing in any relevant jurisdiction.

18 (r) Section 83. No Person that is subject to taxation in the United States holds any Equity Interests in a Group Company that are or were nontransferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code with respect to which a valid election under Section 83(b) of the Internal Revenue Code has not been made. (s) Escheat/Unclaimed Property. No Group Company has any property or obligation, including uncashed checks to vendors, contractors, customers or employees, non- refunded overpayments, credits or unclaimed amounts or intangibles, that is currently escheatable or reportable as unclaimed property to any Regulatory Authority under any applicable escheatment, unclaimed property or similar Laws, and which property has not been timely escheated or reported. (t) Tax Treatment of Intercompany Loans. All intercompany loans by or between the Group Companies have been properly reported as debt under applicable Income Tax Law in all applicable jurisdictions. (u) Other. No Group Company has acquired property or services or the right to use property or services from, or disposed of or delivered property or the right to use property or provided services or the right to provide services to, a Person with whom it does not deal at arms’ length for consideration that is other than the fair market value of such property or services. No Group Company has claimed any reserve or deduction for Tax purposes, if, as a result of such claim, any amount could be included in its income for a period occurring after the Closing. No Group Company is the direct or indirect beneficiary of a guarantee of Tax benefits or any other arrangement that has the same economic effect with respect to any transaction relating to the Group Companies or Seller. Since May 10, 2018, no Party has received a written Tax opinion pertaining to the Group Companies with respect to any transaction related to the Group Companies. No Group Company has changed any method of accounting, requested or received a Tax ruling or technical interpretation from a Regulatory Authority, or made any other similar request of any Regulatory Authority currently pending. No Group Company has received subsidies from a Regulatory Authority. (v) Tax Status. Except as set forth on Section 3.6(v) of the Disclosure Letter, no Group Company has made a U.S. entity classification election on IRS Form 8832 (or had such an election made on its behalf). Section 3.7 Accounts Receivable. All accounts receivable and notes receivable reflected on the Recent Balance Sheet, and all accounts receivable and notes receivable of the Group Companies that have arisen since the date of the Recent Balance Sheet, (a) arose out of arm’s length transactions made in the Ordinary Course (other than accounts receivable and notes receivable payable by Seller), (b) are the valid and legally binding obligations of the Persons obligated to pay such amounts, (c) are collectible (net of the reserves for doubtful accounts shown on the Final Closing Statement) in the Ordinary Course, (d) are subject to no counterclaim or setoff, and (e) are not in dispute as communicated in writing. Section 3.8 Inventory. Except as set out in Section 3.8 of the Disclosure Letter, (a) all inventory reflected on the Recent Balance Sheet (i) had a commercial value at least equal to the value shown on the face of the Recent Balance Sheet, (ii) is valued in accordance with GAAP at the lower of cost (on an approximated weighted average valuation basis) or market, and (iii) consists

19 of a quality and quantity usable and saleable in the Ordinary Course; in each case, except for slow- moving, damaged, or obsolete items (all of which have been written down to net realizable value or for which adequate reserves have been provided and all intercompany profit or other mark-up has been eliminated), (b) all inventory of the Group Companies purchased since the date of the Recent Balance Sheet consists of a quality and quantity usable and saleable in the Ordinary Course, except for slow-moving, damaged, or obsolete items to the extent all of such items have been written down to net realizable value on the Final Closing Statement, (c) all inventory of the Group Companies is located at, or is in transit to or from, the Real Property and (d) no inventory of the Group Companies is held on a consignment basis. Section 3.9 Absence of Certain Changes. Except as set out in Section 3.9 of the Disclosure Letter, since January 1, 2024, (a) the Group Companies have conducted their respective businesses only in the Ordinary Course in all material respects and (b) there has not been (i) any change, event, development, condition, occurrence, or combination of changes, events, developments, conditions, or occurrences that, individually or in the aggregate, has resulted, or is reasonably expected to result, in a Material Adverse Effect, (ii) any material loss, damage, or destruction, whether or not covered by insurance, relating to or affecting the business or assets of any Group Company, or (iii) any occurrence that, if completed after the date of this Agreement, would have required the consent of Buyer under Section 5.1(b). Section 3.10 Litigation. Except as set forth in Section 3.10 of the Disclosure Letter, (a) there is no, and during the past five years has been no, material Litigation pending, or to the Knowledge of the Company, threatened against or by any Group Company, any of its equityholders, directors, officers, or employees (in such capacity), or any of its assets, and (b) there is not in existence, and during the past five years there has not been in existence, any Order with respect to any Group Company, any of its equityholders, directors, officers, or employees (in such capacity), or any of its assets (other than orders of general application). To the Knowledge of the Company, there is no basis for any of the foregoing. No Group Company has any material Liability with respect to any actual or threatened Litigation that has been previously settled or finally adjudicated. Section 3.11 Laws and Permits. (a) Laws. Except for past violations for which the Group Companies are not subject to any current Liability and cannot become subject to any future Liability and as set out in Section 3.11(a) of the Disclosure Letter, the Group Companies are and have been in compliance with all applicable Laws, except for instances of noncompliance where neither the costs and penalties associated with noncompliance nor the costs associated with rectifying the noncompliance, individually or in the aggregate, are material. Except as set out in Section 3.11(a), since January 1, 2023, no Group Company has received written notice of any violation or alleged violation of any Laws in any material respect. Without limitation: (i) The Group Companies have implemented written policies and procedures as required by applicable Law, and the Group Companies are and have been in compliance with such policies and procedures in all material respects. (ii) Each Group Company is and has been in compliance with all applicable anti-bribery, anti-corruption, and anti-money laundering Laws. In the past five years, there have been no material charges, voluntary disclosures, or Litigation under any such Laws involving any Group Company. Each Group Company

20 maintains policies and procedures reasonably designed to ensure compliance in all material respects with all such Laws. Without limitation, neither any Group Company nor any director, officer, employee, agent, or other Person associated with or acting on behalf of any Group Company has, directly or indirectly, (A) used any funds of any Group Company for unlawful contributions, unlawful gifts, unlawful entertainment, or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from funds of any Group Company, (C) made any unlawful payments or gifts to any governmental officials out of funds of any Group Company, (D) made any fraudulent entry on the books or records of any Group Company, or (E) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback, unlawful facilitation payment, or other unlawful payment to any Person, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business for any Group Company, to obtain special concessions for any Group Company, or to pay for favorable treatment for business secured or to pay for special concessions already obtained for any Group Company. (iii) Neither any Group Company nor any director, officer, or, to the Knowledge of the Company, employee, agent, or other Person associated with or acting on behalf of any Group Company is, or in the past five years has been, (A) a Sanctioned Person, (B) operating in, organized in, conducting business with, or otherwise engaging in direct dealings with or for the benefit of any Sanctioned Person, or (C) in violation of Sanctions and Export Control Laws or anti-boycott Laws. To the Knowledge of the Company, no customer of any Group Company has exported, or purchased or licensed any Products/Services with an intent to export, any Products/Services to any Sanctioned Person or Sanctioned Country in a manner that would result in any material Liability to any Group Company under Sanctions and Export Control Laws. No Group Company has ever engaged in any dealings or transactions with any Person that purchased or used the Products/Services in connection with nuclear, military, or national defense in violation of Sanctions and Export Control Laws. In the past five years, there have been no charges, voluntary disclosures, or Litigation under Sanctions and Export Control Laws involving any Group Company. (iv) Except as set out in Section 3.11(a)(iv) of the Disclosure Letter: (A) the Group Companies are and have been during the past five years, in all material respects, in compliance with all applicable Laws governing the classification, valuation, duties, origination, and marking of foreign-origin products imported into the United States, Canada, and other applicable jurisdictions as well as any similar requirements imposed under applicable bilateral or multilateral Free Trade Agreements; and (B) the Group Companies are and have been in compliance with the Tariff Act of 1930, The Forced Labor Regulation of the European Union, and all other applicable Laws related to goods manufactured or produced with forced labor and with The Norwegian Transparency Act. (v) The Group Companies are and have been in compliance with all applicable Laws related to terrorism or money laundering during the past five years, including: (A) the Currency and Foreign Transactions Reporting Act of 1970

21 (31 U.S.C. 5311 et. seq., (the Bank Secrecy Act)), as amended by Title III of the USA PATRIOT Act; (B) the Trading with the Enemy Act; and (C) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (66 Fed. Reg. 49079), any other enabling legislation, executive order, or regulations issued pursuant or relating thereto. (b) Permits. Each Group Company holds, and has held, all material Permits necessary for the lawful ownership, operation, and use of its assets and the lawful conduct of its business. The material Permits held for the lawful ownership, operation, and use of its assets and the lawful conduct of its business, including their respective dates of issuance and expiration, are set forth in Section 3.11(b) of the Disclosure Letter and are in full force and effect. Any loss, limitation, or obligation to reapply with respect to the material Permits as a result of the consummation of the transactions contemplated by this Agreement would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except for past violations for which the Group Companies are not subject to any current Liability and cannot become subject to any future Liability, the Group Companies are and have been in compliance with all such Permits except for instances of noncompliance where neither the costs and penalties associated with noncompliance nor the costs associated with rectifying the noncompliance, individually or in the aggregate, are material. Section 3.12 Environmental Matters. (a) Each Group Company is and has been in compliance in all material respects with all Environmental Laws. No Group Company has received from any Person any Environmental Notice, Environmental Claim, or written request for information pursuant to any Environmental Law that, in each case, either remains pending or unresolved or is the source of ongoing Liabilities or requirements. There has been no release of Hazardous Substances in contravention of any Environmental Law with respect to any Group Company, and no Group Company has received an Environmental Notice that is reasonably expected to result in an Environmental Claim against any Group Company. Each Group Company has obtained, and is and has been in compliance with all Environmental Permits necessary for the lawful conduct of its business or the lawful ownership, lease, operation, or use of the Real Property. There are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions, or plans that would reasonably be expected to materially interfere with or prevent compliance or continued compliance by any Group Company (or Real Property) with all Environmental Laws or give rise to any Liability under Environmental Laws. No portion of any of the Real Property (or any real property formerly occupied, managed, or controlled by any Group Company) has been used by any Group Company or, to the Knowledge of the Company, by any other Person, as a landfill. Except as set out in Section 3.12 of the Disclosure Letter, no Group Company has ever used any per– and polyfluoroalkyl substances, perfluorooctanoic acid, or perfluorooctane sulfonate, in its business (including its Products/Services). No Group Company has retained or assumed, by Contract, operation of Law, or otherwise, any Liabilities of other Persons under any Environmental Law. Seller has made available to Buyer true and complete copies of all environmental audits, studies, reports, and other similar documents in the possession or control of any Group Company, or to which any Group Company has access, bearing on compliance with Environmental Laws.

22 Section 3.13 Real Property. (a) Owned Real Property. No Group Company has owned any real property during the past five years. (b) Leased Real Property. Section 3.13(b) of the Disclosure Letter sets forth a complete and accurate list of all real property that any Group Company leases (as lessee), subleases (as sublessee), or otherwise occupies (the “Real Property”) and a description of each Contract granting a right in or relating to the Real Property (each, a “Real Property Lease”). With respect to each parcel of Real Property, including all of the facilities thereon, (i) the applicable Group Company has a valid leasehold interest in and to such parcel, free and clear of all Liens other than Permitted Liens, (ii) the applicable Group Company does not currently sublease, license, or otherwise grant any Person the right to use or occupy any portion of such parcel, and (iii) to the Knowledge of the Company, the applicable Group Company is not in default or breach, in each case beyond any applicable notice or cure period, under any Real Property Lease. (c) Compliance; No Conflicts. The current use of the Real Property is permitted by applicable Laws. There is not, to the Knowledge of the Company, any outstanding or incomplete work order, deficiency notice, or other current noncompliance with any Law relating to the applicable Group Company’s occupancy of any Real Property. The Company has no Knowledge of any Order requiring repair, alteration, or correction of any existing condition affecting the applicable Group Company’s occupancy of any Real Property or the systems or improvements thereat, or condition or defect that could give rise to an Order of the sort referred to above. All of the Real Property has permanent rights of access to dedicated public highways. To the Knowledge of the Company: no fact or condition exists that would prohibit or adversely affect the ordinary rights of access to and from the Real Property from and to the existing highways and roads and there is no pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress. Adequate supply of all required public utilities is available for each parcel of Real Property. Section 3.14 No Condemnation. To the Knowledge of the Company, neither the whole nor any portion of the Real Property is subject to any Order to be sold or is being condemned, expropriated, or otherwise taken by any Regulatory Authority with or without payment or compensation therefor, and to the Knowledge of the Company, no such condemnation, expropriation or taking is planned, scheduled, or proposed. Section 3.15 Title to and Condition of Properties. (a) Title. Each Group Company has good and marketable legal title, valid license rights, or a valid leasehold interest in and to all of the assets (tangible and intangible) owned, used, possessed, or occupied by it, free and clear of all Liens other than Permitted Liens. The title of each Group Company to its assets will not be affected by the transactions contemplated by this Agreement. No Group Company: (i) is using any assets that are not owned, licensed, or leased by it; (ii) is an insolvent person within the meaning of any applicable bankruptcy or similar Law; (iii) has made an assignment in favor of its creditors or a proposal in bankruptcy to its creditors or any class thereof, or has filed or consented to the filing of any petition in bankruptcy under any applicable bankruptcy or similar Law; (iv) has had any petition for a receiving order presented in respect of it; (v) has adopted any plan of

23 merger, consolidation, reorganization, liquidation, or dissolution; or (vi) has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation, or dissolution. (b) Condition. The tangible assets owned, used, possessed, or occupied by the Group Companies, including all buildings and building systems, are in good operating condition and repair (ordinary wear and tear excepted), are free of material defect, and are adequate for the uses to which they are currently being put. To the Knowledge of the Company, no such assets are in need of maintenance, repair, or replacement, except for ordinary, routine maintenance, and repair that are not, individually or in the aggregate, material in nature or cost. Section 3.16 Insurance. Section 3.16 of the Disclosure Letter sets forth a complete and accurate list of all policies of insurance in effect with respect to any Group Company and its business, assets, or Liabilities and any key person insurance policies covering employees of any Group Company (collectively, the “Insurance Policies”). All of the Insurance Policies are valid, outstanding, and enforceable policies. No Group Company has received any written notice of cancellation or termination with respect to any Insurance Policy, and to the Knowledge of the Company, no event or condition exists or has occurred that could result in cancellation of any Insurance Policy prior to its scheduled expiration date. No Group Company has received any written notice from or on behalf of any insurance carrier issuing any Insurance Policy that insurance rates therefor will hereafter be increased (except to the extent insurance rates may be increased for all similarly situated risks) or that there hereafter will be a cancellation or an increase in a deductible (or an increase in premiums to maintain an existing deductible) or nonrenewal of any Insurance Policy in any material respect. None of the insurance carriers providing coverage under the Insurance Policies have declared bankruptcy or provided written notice of insolvency to any Group Company. To the Knowledge of the Company, each Group Company has made all claims that it has been entitled to make under the Insurance Policies. There is no claim made by any Group Company pending under any Insurance Policy as to which coverage has been denied, or disputed by the underwriters of such policies, and to the Knowledge of the Company, there is no basis for denial of any pending claim under any Insurance Policy. No Insurance Policy provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement, or other actual or contingent Liability arising wholly or partially out of events arising prior to the Closing. During the past five years, all general liability Insurance Policies maintained by any Group Company have been “occurrence based” policies. Seller has made available to Buyer complete and accurate copies of the Insurance Policies, together with a complete and accurate list of all pending claims under the Insurance Policies. Section 3.17 Material Contracts. Section 3.17 of the Disclosure Letter sets forth a correct and complete list of each of the following types of Contracts to which any Group Company is party or otherwise bound as of the date of this Agreement (each Contract set forth, or required to be set forth, in Section 3.17 of the Disclosure Letter being a “Material Contract”): (a) any Contract for the lease, use, or occupancy of real property, including any Real Property Leases, involving any remaining consideration, termination charge, or other expenditure in excess of C$500,000 (or its foreign currency equivalent) or a term that, absent early termination by any Group Company, will continue for more than three years after the Closing Date;

24 (b) any Contract for the lease or use of personal property involving any remaining consideration, termination charge, or other expenditure in excess of C$250,000 (or its foreign currency equivalent) or a term that, absent early termination by any Group Company, will continue for more than three years after the Closing Date; (c) any Contract with a customer or other Person involving the future sale of goods or services by any Group Company that provides for a price, fee, or other consideration payable to any Group Company in an annual period in excess of C$2,500,000 or C$5,000,000 in the aggregate (or, in each case, its foreign currency equivalent) or a term that, absent early termination by any Group Company, will continue for more than three years after the Closing Date; (d) any Contract with a supplier, licensor, or other Person that provides for future expenditures by any Group Company in excess of C$2,500,000 in any 12 month period or C$5,000,000 in the aggregate (or, in each case, its foreign currency equivalent) or a term that, absent early termination by any Group Company, will continue for more than three years after the Closing Date; (e) any Contract with (i) a Major Customer, (ii) a Major Supplier, or (iii) PricewaterhouseCoopers LLP, any of its member firms, or any of their respective related entities; (f) any Contract (i) evidencing loans, promissory notes, letters of credit, performance, or other types of bonds, or other evidences of Indebtedness, including any Contracts evidencing or relating to Indebtedness, as a signatory, guarantor, or otherwise or (ii) evidencing any Lien on any assets of a Group Company other than a Permitted Lien; (g) any Contract with any director, officer, employee, agent, consultant, or other Person performing similar functions that (i) provides for future Liability for payment of annual base salary and bonuses (taken together) in excess of C$285,000 (or its foreign currency equivalent), whether contingent or otherwise, and (ii) is an employment or similar Contract that is not cancelable at-will; (h) any indemnification, “change in control”, restrictive covenant, proprietary information and inventions assignment, or similar Contract with any directors, officers, employees, or independent contractors of any Group Company; (i) any collective bargaining agreement or other Contract with a Union; (j) any Contract for the engagement of services with any sales representative or agent, dealer, distributor, reseller, franchisee, or other third party performing similar functions for any Group Company; (k) any Contract with a professional employer organization, any staffing agent, employee leasing agency, or other provider of contingent workers that is currently providing such workers to any Group Company;

25 (l) any Contract with any Regulatory Authority or between any Group Company as a subcontractor under a Contract with another Person and a Regulatory Authority (each, a “Government Contract”); (m) any Contract under which any Group Company has any continuing indemnification obligations to any Person for any environmental matters; (n) any joint venture, partnership, strategic alliance, or similar Contract; (o) any power of attorney or proxy that remains in effect; (p) any Contract guaranteeing the payment or performance of any Person or agreeing to indemnify any Person (except under Contracts executed by a Group Company in the Ordinary Course with customary limitations on such obligations), any surety Contract, and any Contract containing provisions whereby any Group Company agrees to be contingently or secondarily liable for the obligations of any Person; (q) any Contract (i) prohibiting or restricting any Group Company, any of its Affiliates, or any of their respective employees from competing in any business or geographical area, or soliciting customers or employees, or otherwise restricting any of them from carrying on any business anywhere in the world, (ii) relating to the location of employees or a minimum number of employees to be employed by any Group Company or any of its Affiliates, (iii) containing any “most favored nation,” “most favored customer”, or similar provisions, (iv) granting any type of exclusive rights to any Person, or (v) imposing any restriction, limitation, or encumbrance of any Intellectual Property Rights owned by any Group Company, including in respect of the ability of any Group Company to use or exploit such Intellectual Property Rights in a free and clear manner; (r) any consulting, development, joint development, or similar Contract relating to, or any Contract requiring the assignment or granting of exclusive license of any interest in, any Intellectual Property Rights; (s) any Intellectual Property Agreement, other than (i) non-exclusive licenses granted by a Group Company to promotional or retail business relations in the Ordinary Course or (ii) licenses to a Group Company for generally available commercial, unmodified, “off the shelf” Software for an aggregate fee of no more than C$200,000 (or its foreign currency equivalent) annually; (t) any Contract pursuant to which any Group Company acquired, by merging or consolidating with, or by purchasing any portion of the Equity Interests or any material portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association, or other business organization or division thereof, with any material continuing Liabilities; (u) any Contract containing a grant to any Person of an option, right of first refusal, or preferential or similar right to purchase any assets; (v) any other Contract of any nature involving any remaining consideration or other expenditure in excess of C$2,500,000 (or its foreign currency

26 equivalent) or, absent early termination, involving any remaining performance over a period of more than three years; and (w) any other Contract otherwise individually material to the business of any Group Company. Prior to the date of this Agreement, Seller has made available to Buyer complete and accurate copies of all written Material Contracts and written summaries of all oral Material Contracts (in each case, including all amendments). Section 3.18 No Default. (a) General. Each Contract to which any Group Company is party or otherwise bound is in full force and effect and is a valid and binding agreement enforceable against such Group Company and, to the Knowledge of the Company, the other party or parties thereto in accordance with its terms. No Group Company is in breach or default (or in the process of curing any breach or default) in any material respect under any Material Contract to which it is party or otherwise bound, nor has any event or omission occurred that, through the passage of time or the giving of notice, or both, would constitute a breach or default in any material respect thereunder or cause the acceleration of any Group Company’s obligations thereunder or result in the creation of any Lien on any of the assets of any Group Company. To the Knowledge of the Company, no third party is in breach or default in any material respect under any Contract to which any Group Company is party or otherwise bound, nor has any event or omission occurred that, through the passage of time or the giving of notice, or both, would constitute a breach or default in any material respect thereunder or give rise to an automatic termination or right of discretionary termination thereof. No party to any Contract to which any Group Company is party or otherwise bound has given written notice of termination or nonrenewal of such Contract that remains pending, and to the Knowledge of the Company, no notice, termination, or nonrenewal is impending or otherwise planned. No party to any Contract to which any Group Company is party or otherwise bound has waived any purported rights, or exercised any purported force majeure or similar rights, under the Contract. (b) Government Contracts. Without limitation of Section 3.18(a), (i) each Government Contract to which any Group Company is party or otherwise bound is in full force and effect, (ii) to the Knowledge of the Company, no such Government Contract or offer, quotation, bid, or proposal to sell any Products/Services to any Regulatory Authority is currently the subject of bid or award protest proceedings, (iii) since January 1, 2023, no Regulatory Authority has notified any Group Company that it has, or is alleged to have, breached or violated any applicable Law, representation, certification, disclosure, clause, provision, or requirement pertaining to any Government Contract or offer, quotation, bid, or proposal, (iv) since January 1, 2023, no Group Company has made any voluntary disclosure to any Regulatory Authority with respect to any alleged irregularity, misstatement, omission, fraud, or price mischarging, or other violation of applicable Law, arising under or relating to any Government Contract, and (v) no Group Company has been debarred, suspended, or excluded, or to the Knowledge of the Company, proposed for debarment, suspension, or exclusion, from participation in or the award of Contracts or subcontracts for or with any relevant Regulatory Authority or otherwise doing business with any Regulatory Authority.

27 Section 3.19 Labor and Employment. (a) Employees. Section 3.19(a) of the Disclosure Letter sets forth a complete and accurate list of (i) all employees of each Group Company, (ii) each such employee’s title, service date, and location of employment, (iii) each such employee’s employment leave status and a description of the leave, if necessary (i.e., whether employee is actively employed or not actively at work due to illness, short-term or long-term disability, sick leave, authorized leave or absence, layoff for lack of work, military service, or for any other reason), (iv) each such employee’s annual or hourly rate of compensation, each as applicable, and other material compensation, including bonuses, commissions, and incentives, and (v) each such employee’s eligibility for overtime pay under applicable Laws. Except as disclosed in Section 3.19(a) of the Disclosure Letter, to the Knowledge of the Company, no employee of the Company with annualized compensation at or above C$285,000 (or its foreign currency equivalent) intends to terminate his or her employment prior to the one-year anniversary of the Closing. (b) Unions. Except as disclosed in Section 3.19(b) of the Disclosure Letter, no employees of any Group Company are represented by any Union and no Group Company is party, either directly, voluntarily, or by operation of Law, to any collective bargaining agreement, letter of understanding, letter of intent, or other written communication with any Union, or other Person that may qualify as a Union, that would apply to any employees of the Group Company. In the past five years, no Union has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or other similar local Regulatory Authority. To the Knowledge of the Company, in the past five years, there have been no labor organizing activities with respect to any employees of any Group Company. There are no strikes, walkouts, work stoppages, slowdowns, lockouts, picketing, material labor grievances, labor arbitrations, unfair labor practice charges, or other material labor disputes pending against, or affecting, any Group Company (and, to the Knowledge of the Company, no such disputes are threatened), and no such disputes have occurred within the past five years. With respect to the transactions contemplated by this Agreement, each Group Company has satisfied any notice, consultation, or bargaining obligations owed to its or its employees’ representatives under any applicable Law or Contract. (c) Company Compliance. Each Group Company is, and has been, in compliance in all material respects with all applicable Laws respecting labor, employment, and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration, employment harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, pay equity, accessibility, plant closures and layoffs, employee trainings and notices, workers’ compensation, labor relations, employee leave issues, affirmative action, privacy, collection, storage and disposal of employee information, and unemployment insurance. Except as would not result in material Liability to any Group Company: (i) each Group Company has fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that has come due and payable to its current or former employees and independent contractors under applicable Law, Contract, or company policy; and (ii) to the Knowledge of the Company, each Person who is providing,

28 or within the past five years has provided, services to any Group Company and is or was classified and treated as an independent contractor, consultant, leased employee, or other non-employee service provider is and has been properly classified and treated as such for all applicable purposes. (d) Employee Compliance. To the Knowledge of the Company, no current employee of any Group Company is in any material respect in breach or default of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, non-solicitation agreement, restrictive covenant, or other obligation (i) owed to any Group Company or (ii) owed to any third party with respect to such Person’s right to be employed or engaged by any Group Company. (e) Other. To the Knowledge of the Company, there are no administrative charges or complaints, court complaints or any demand letters against any Group Company concerning alleged employment discrimination or other employment-related matters pending or threatened before any Regulatory Authority. Each Group Company has promptly, thoroughly, and impartially investigated all sexual or other unlawful harassment, discrimination or retaliation allegations of which it has knowledge. With respect to each such allegation with potential merit, each Group Company has taken prompt corrective action that is reasonably calculated to prevent further improper action. No Group Company reasonably expects any material Liabilities with respect to any such allegations and is not aware of any allegations relating to officers, directors, employees, contractors, or agents of any Group Company that, if known to the public, would bring any Group Company into material disrepute. During the 90-day period preceding the date of this Agreement, no Group Company has taken any action that would constitute a “Mass Layoff” or “Plant Closing” within the meaning of the WARN Act or similar activity under any similar Law. Section 3.20 Employee Benefits. (a) Plans. Section 3.20(a) of the Disclosure Letter sets forth a complete and accurate list of (i) “employee benefit plans” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) employee welfare or benefit plans, policies, agreements, or arrangements, including any policies, agreements, or arrangements providing for disability, death, hospitalization, group or individual health, dental, or life insurance or other similar benefits, and (iii) employment, individual consulting, individual independent contractor, retention, commission, stock option, stock purchase, restricted stock and other equity or equity-based, incentive, bonus, deferred compensation, pension, capital accumulation, deferred profit sharing, individual or group retirement savings, change in control, severance, sick leave, vacation, loans, salary continuation, perquisite, fringe benefit, supplemental unemployment, and educational assistance plans, policies, agreements, or arrangements, in each case, that are (A) established, sponsored, maintained, or contributed to (or required to be contributed to) by a Group Company, (B) with respect to which any Group Company has any Liability (including as a result of being an ERISA Affiliate), or (C) that relate to one or more current or former employees, independent contractors, or consultants of, or other service providers to, any Group Company or the beneficiaries or dependents of any such Persons, other than Statutory Plans (each, a “Benefit Plan”), other than individual agreements that do not materially deviate from the forms of agreement made available to Buyer. Section 3.20(a) of the Disclosure Letter specifies whether each Benefit Plan is a U.S. Group Company Benefit Plan, International Group Company Benefit Plan, or Seller Benefit

29 Plan. At least ten Business Days prior to the Closing Date, Seller shall provide Buyer a revised version of Section 3.20(a) of the Disclosure Letter that reflects information that is current as of ten or fewer Business Days prior to the Closing Date. Notwithstanding the foregoing, Seller may anonymize the data contained in Section 3.20(a) of the Disclosure Letter to the extent necessary to comply with any applicable Privacy Laws. (b) Documentation. With respect to each Benefit Plan, to the extent applicable, Seller provided Buyer with a complete and accurate copy of (i) the plan document or other governing Contract and any amendments thereto or a description of any unwritten plan, (ii) the most recently distributed summary plan description as well as any summaries of material modifications, and (iii) the most recent determination or opinion letter received from the IRS or other Regulatory Authority for each Benefit Plan intended to be qualified under Internal Revenue Code Section 401(a) or similar applicable local Laws. With respect to each Group Company Benefit Plan, to the extent applicable, Seller has also provided Buyer with a complete and accurate copy of (A) each trust or other funding Contract, custodial Contract, administrative Contract, investment policy, insurance policy, and other Contracts applicable to the Group Company Benefit Plan, (B) the two most recent Form 5500 Annual Report or annual information return for each Group Company Benefit Plan, to the extent not publicly available, and (C) the two most recent financial and actuarial statements for each Group Company Benefit Plan. (c) Multiemployer and Similar Plans. No Benefit Plan is a Multiemployer Plan or a plan that is subject to Title IV of ERISA or similar Law, and no Group Company Benefit Plan is a Multiple Employer Plan or a Multiple Employer Welfare Arrangement. Neither any Group Company nor any of its ERISA Affiliates contributes to or is obligated to contribute to, or within the past six years contributed to or was obligated to contribute to, or has any Liability with respect to, a Multiemployer Plan. Neither any Group Company nor any of its ERISA Affiliates has, within the past six years, withdrawn in a complete or partial withdrawal from any Multiemployer Plan or incurred any Liability under Section 4202 of ERISA or similar Law. (d) Compliance; No Conflicts. Except as set forth in Section 3.20(d) of the Disclosure Letter: (i) each Group Company Benefit Plan is and has been maintained and administered in compliance in form and operation with its own terms and applicable Law, and the Group Companies and their respective ERISA Affiliates, to the extent due, have timely made all required contributions (including all employer contributions and employee salary reduction contributions), premiums, and payments with respect thereto and, to the extent any such contributions, premiums, or payments for any period ending on or before the Closing Date are not due, such contributions, premiums, or payments have either been made or accrued on the Recent Balance Sheet; (ii) there is no Litigation pending (other than routine claims for benefits being reviewed pursuant to the plan’s internal claim and approval process) or, to the Knowledge of the Company, threatened with respect to any Group Company Benefit Plan or against the assets of any Group Company Benefit Plan, nor, to the Knowledge of the Company, is there any basis for such Litigation;

30 (iii) all material reports and information required to be filed with any Regulatory Authority or provided to participants, beneficiaries, and/or alternate payees, in each case related to any Group Company Benefit Plan, have been timely filed and provided, and, when filed or provided, were complete and accurate; (iv) there has not been in the past six years any material dispute with or investigation by any Regulatory Authority with respect to any Group Company Benefit Plan; (v) each Group Company Benefit Plan that is intended to qualify for Tax-preferred or Tax-exempt treatment has been duly registered in accordance with applicable Law, and to the Knowledge of the Company, no event has occurred with respect to any such Group Company Benefit Plan that could result in the revocation of the registration of such Group Company Benefit Plan or that could otherwise reasonably be expected to adversely affect the Tax status of such Group Company Benefit Plan; (vi) each Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code is covered by a favorable IRS determination letter as to the Tax-qualified status of the plan and trust as to form or is a prototype entitled to rely on an opinion letter, all required amendments since the date of the most recent IRS determination or opinion letter have been timely adopted, and nothing has occurred since the date of such determination or opinion letter that could adversely affect the qualified status of such Benefit Plan; (vii) the Group Companies have not (and, to the Knowledge of the Company, no other Person has) engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, and to the Knowledge of the Company, no fiduciary with respect to a Group Company Benefit Plan has any Liability for breach of fiduciary duty or other failure to act or comply in connection with the administration of any Group Company Benefit Plan or the investment of the assets of any Group Company Benefit Plan; (viii) all material payments due from the Group Companies to date with respect to any Group Company Benefit Plan have been made; (ix) to the Knowledge of the Company, no act or omission has occurred and no condition exists with respect to any Group Company Benefit Plan that would subject the Group Companies, Buyer, or any of their respective Affiliates to any material fine, penalty, Tax, or other Liability imposed under Internal Revenue Code Sections 409A, 4980D and 4980H; (x) no Group Company Benefit Plan provides welfare benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of any Group Company beyond their retirement or other termination of service, other than coverage mandated by COBRA or similar Law; and

31 (xi) all data necessary to administer each Group Company Benefit Plan is in the possession of the Group Companies or an agent, is in a form which is sufficient for the proper administration of the Benefit Plan in accordance with its terms and all applicable Law. (e) Acceleration. Neither the execution and delivery of this Agreement nor the approval or consummation of the transactions contemplated hereby (whether alone or in connection with any other event) will trigger any severance, increased or enhanced compensation or benefits, acceleration of payment or vesting of benefits, or funding of any trusts, under any Group Company Benefit Plan or otherwise in respect of any current or former employees, independent contractors, and consultants of any Group Company, or limit or restrict the right of Buyer, any Group Company or any of their respective Affiliates to merge, amend, or terminate any of the Group Company Benefit Plans. Except as disclosed in Section 3.20(e) of the Disclosure Letter, no Group Company Benefit Plan provides any participant with any right to be grossed up, indemnified, or otherwise reimbursed for any fine, penalty, Tax, or other Liability related to any such Group Company Benefit Plan. (f) Transaction Related Obligations. No Group Company is party to any Contract or plan that has resulted or could result, separately or in the aggregate, in the payment of: (i) any “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code (or any corresponding or similar provision of state, local, or foreign Law); or (ii) any obligation to withhold Taxes pursuant to Section 4999 of the Internal Revenue Code (or any corresponding or similar provision of state, local, or foreign Law). (g) No Promises. No promises or commitments, whether written or oral, have been made by a Group Company to amend any Group Company Benefit Plan or to establish or adopt any additional benefit plan, policy, program, practice, agreement, arrangement, or undertaking that would be considered to be a Group Company Benefit Plan once established or adopted. (h) Financial Status. None of the Group Company Benefit Plans require a retroactive increase in contributions, premiums, or payments. To the Knowledge of the Company, the level of insurance or other financial reserves under each Benefit Plan (whether insured or administrative services only) is reasonable and sufficient to provide for all claims incurred and reported up to the Closing Date. (i) Other. Without limitation, all Group Company Benefit Plans subject to the Laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) that are intended to qualify for special Tax treatment meet all requirements for such treatment, and (iii) that are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions. Section 3.21 Intellectual Property Rights. (a) Disclosure. Section 3.21(a) of the Disclosure Letter contains a complete and accurate list of (i) all Registered Intellectual Property Rights, specifying as to each, as applicable, the title, mark, or design; the record owner and inventor(s); the jurisdiction by or in which it has been issued, registered or filed; the Patent, registration, or

32 application serial number; the issue, registration, or filing date; and the current status, (ii) all material unregistered Trademarks included in the Group Company Intellectual Property Rights, (iii) all material, unregistered Copyrights included in the Group Company Intellectual Property Rights, and (iv) all other Group Company Intellectual Property Rights used or held for use in, and that are material to the operation of, the business of any Group Company as currently conducted or proposed to be conducted. (b) Rights. The Group Companies have taken all necessary steps to maintain and, to the Knowledge of the Company, enforce the Group Company Intellectual Property Rights. All pertinent file histories, documents, certificates, office actions, correspondence, assignments, and other instruments relating to the Registered Intellectual Property Rights are either readily accessible to Buyer through public databases or have otherwise been provided to Buyer as of the Closing Date. All registrations, applications, and filings relating to Registered Intellectual Property Rights have been timely and properly made and filed, and all annuity, maintenance, renewal, and other fees relating to registrations or applications are current. A Group Company is the sole and exclusive legal and beneficial (and, with respect to the Registered Intellectual Property Rights, record) owner of all right, title, and interest in and to the Group Company Owned Intellectual Property Rights, free and clear of all Liens other than Permitted Liens and has the valid and enforceable right to use all other Intellectual Property Rights used or held for use in or necessary for the conduct of each Group Company’s business as currently conducted and as proposed to be conducted. All Group Company Owned Intellectual Property Rights are valid, enforceable, subsisting, in full force and effect, and in good standing, and, to the Knowledge of the Company, there are no equitable defenses to enforcement based on any act or omission of any Group Company. No Person other than a Group Company has any right to use any Group Company Owned Intellectual Property Rights, other than in accordance with license Contracts executed and delivered in the Ordinary Course (each of which shall be deemed an “Intellectual Property Agreement”). There are no restrictions that are material to the operation of the business of any Group Company as currently conducted or proposed to be conducted on any Group Company’s right to use the HELLY HANSEN and MUSTO names and related Trademarks in each jurisdiction, and the Group Companies are not subject to any Orders or contractual restrictions on the use of the HELLY HANSEN and MUSTO names and related Trademarks in each jurisdiction. (c) Noninfringement. The conduct of the business of the Group Companies as currently and formerly conducted, including the use of the Group Company Intellectual Property Rights in connection therewith, and the products, processes, and services of each Group Company does not infringe, misappropriate, or otherwise violate, and in the past five years, has not infringed, misappropriated, or otherwise violated, any Intellectual Property Rights of any Persons. To the Knowledge of the Company, no Person infringes, misappropriates, or otherwise violates, or in the past five years has not infringed, misappropriated, or otherwise violated, any Group Company Intellectual Property Rights. Except as disclosed in Section 3.21(c) of the Disclosure Letter, there is no action (including any opposition, cancellation, revocation, or otherwise), whether settled, pending, or, to the Knowledge of the Company, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation by any Group Company of the Intellectual Property Rights of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Group Company Owned Intellectual Property Rights or a Group Company’s right, title, or interest in or to any Group Company

33 Intellectual Property Rights; or (iii) by a Group Company or, to the Knowledge of the Company, by the owner of any Licensed Intellectual Property Rights that are part of the Group Company Intellectual Property Rights, alleging any infringement, misappropriation, or other violation by any Person of any Group Company Intellectual Property Rights. Neither Seller nor any Group Company is aware of any facts or circumstances that would reasonably be expected to give rise to any such action. No Group Company is subject to any outstanding or prospective order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Regulatory Authority (including any motion or petition therefor) that does or would reasonably be expected to restrict or impair the use of any Group Company Intellectual Property Rights. (d) Contributors. No current or former employee, consultant, or independent contractor of any Group Company owns any Group Company Intellectual Property Rights. The Group Companies have taken commercially reasonable measures to protect the confidentiality of all Group Company Intellectual Property Rights, the value of which to the Group Companies is contingent upon maintaining the confidentiality thereof. The Group Companies have entered into binding, valid, and enforceable written Contracts with each current and former employee and independent contractor who has contributed to the invention, creation, or development of any Intellectual Property Rights during the course of employment or engagement with the Group Companies whereby such employee or independent contractor (i) grants to the Group Companies, as applicable, a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property Rights, and (ii) irrevocably waives any right or interest, including any moral rights, regarding any such Intellectual Property Rights, to the extent permitted by applicable Law. All assignments and other instruments necessary to establish, record, and perfect the Group Companies’, as applicable, ownership interest in the Group Company Owned Intellectual Property Rights have been validly executed, delivered, and filed with the relevant Regulatory Authorities, including authorized registrars. (e) No Conflict. The consummation of the transactions contemplated by this Agreement will not cause (i) the unenforceability, forfeiture, or termination of, or give rise to a right of an estoppel against or forfeiture or termination of, any Group Company Intellectual Property Rights, (ii) additional payment obligations by any Group Company in order to use or exploit any Group Company Intellectual Property Rights to the same extent as such Group Company was permitted prior to the date of this Agreement, or (iii) the loss or impairment of, or require the consent of any other Person in respect of, any Group Company’s right to own or use any Group Company Intellectual Property Rights. (f) Confidential Information. Each Group Company has taken commercially reasonable steps to protect and preserve the confidentiality of all confidential or non-public information owned by or in the possession of such Group Company, including all Trade Secrets. All Trade Secrets are protected in accordance with the requirements of applicable Law. All use and/or disclosure of such information by or to a third party has been pursuant to the terms of a written Contract between the applicable Group Company and such third party. There has not been any material breach by any Group Company of any such Contract. All Persons having access to confidential information included in the Group Company Intellectual Property Rights, including any Trade Secret, have executed written nondisclosure or confidentiality Agreements with a Group Company.

34 (g) Intellectual Property Agreements. Section 3.21(g) of the Disclosure Letter contains a complete and accurate list of all Intellectual Property Agreements, separately identifying the Intellectual Property Agreements: (i) under which a Group Company is a licensor or otherwise grants to any Person any right or interest relating to any Group Company Intellectual Property Rights; (ii) under which a Group Company is a licensee or otherwise granted any right or interest relating to the Intellectual Property Rights of any Person; and (iii) that otherwise relate to a Group Company’s ownership of Intellectual Property Rights. After the Closing, neither Seller nor any of its Subsidiaries (excluding the Group Companies) will have any rights under any Intellectual Property Agreements. (h) Social Media Accounts. Section 3.21(h) of the Disclosure Letter contains a complete and accurate list of all social media accounts used by any Group Company. The Group Companies have complied with all terms of use, terms of service, and other Contracts and all associated policies and guidelines relating to its use of any social media platforms, sites, or services. (i) Proprietary Software. Section 3.21(i) of the Disclosure Letter contains a complete and accurate list of all Proprietary Software. Prior to the date of this Agreement, Seller has made available to Buyer complete and accurate copies of the Contracts listed on Section 3.21(i) of the Disclosure Letter. (j) Open Source Software. Section 3.21(j) of the Disclosure Letter sets forth a complete and accurate list of each item of Open Source Software that is or has been used by any Group Company in the development of or incorporated into, combined with, linked with, distributed with, provided to any Person as a service, provided via a network as a service or application, or otherwise made available with, any Proprietary Software, and for each such item of Open Source Software, (i) the applicable Proprietary Software, and (ii) the name and version number of the applicable license agreement. The Group Companies have complied with all notice, attribution, and other requirements of each license applicable to the Open Source Software disclosed in Section 3.21(j) of the Disclosure Letter. The Group Companies have not used any Open Source Software in a manner that does or will require the (A) disclosure or distribution of any Proprietary Software in source code form, (B) license or other provision of any Proprietary Software on a royalty-free basis, or (C) grant of any Patent license, non-assertion covenant, or other rights under any Group Company Intellectual Property Rights or rights to modify, make derivative works based on, decompile, disassemble, or reverse engineer any Proprietary Software. Section 3.22 Technology Systems; Security Requirements. (a) Technology Systems. The electronic data processing, information, record keeping, communications, telecommunications, hardware, Company Proprietary Software, third party Software, networks, peripherals, and computer systems, including any outsourced systems and processes, and Intellectual Property Rights that are used by a Group Company (collectively, “Technology Systems”) are reasonably adequate for the operation of the business of the Group Companies as currently conducted and proposed to be conducted. With respect to each Technology System: (i) the Group Companies have taken commercially reasonable steps and implemented procedures designed to protect such Technology Systems from viruses or other malicious code, including the use of antivirus software; (ii) to the Knowledge of the Company, and except as disclosed in Section 3.22(a) of the Disclosure

35 Letter, there have been no material security breaches by an unauthorized third party to the physical or virtual assets or premises or Technology Systems of the Group Companies resulting in unauthorized access to any Group Company’s proprietary data or to proprietary data or other confidential information of any third party, including any Personal Information; and (iii) the Group Companies have taken commercially reasonable steps and implemented commercially reasonable procedures and measures to mitigate risks that the Technology Systems will be used or accessed by persons other than employees, contractors, or other authorized personnel of the Group Companies or other than in a manner in which such personnel are authorized to use or access the Technology Systems. The Technology Systems are either owned by, or licensed or leased to, the Group Companies. To the Knowledge of the Company, (A) there has not been any material malfunction with respect to any of the Technology Systems that has not been remedied or replaced in all material respects, (B) no action will be necessary as a result of the transaction effected by this Agreement to enable use of the Technology Systems to continue to the same extent and in the same manner that it has been used prior to the Closing, and (C) the Group Companies are not in material breach of any obligations owed under such licenses or leases or under its arrangements with third parties for maintenance or support of the Technology Systems. (b) Personal Information. The Group Companies comply and have complied in all material respects and at all times with the following, as applicable to the business: (i) Privacy Laws; (ii) rules of self-regulatory organizations as applicable to the business, including the Payment Card Industry Data Security Standard; (iii) industry standards and guidelines; (iv) Privacy and Data Security Policies; (v) contractual requirements or terms of use concerning the Processing of Personal Information to which any Group Company is party or otherwise bound; and (vi) all requests from a Person or their representative to exercise any rights provided to the Person with respect to their Personal Information under applicable Privacy Laws. (c) No Conflict. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the transfer of Personal Information, do not and will not (i) conflict with or result in a violation or breach of any Privacy Laws or Privacy and Data Security Policies (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for any Group Company) or (ii) require the consent of or notice to any Person concerning such Person’s Personal Information. (d) Privacy and Data Security. In the past five years, the Group Companies have posted to each of their respective websites and mobile applications and provided or otherwise made available a Privacy and Data Security Policy. The Group Companies are and during the past three years have been in material compliance with the Privacy and Data Security Policies. Prior to the date of this Agreement, Seller has delivered or made available to Buyer copies of all Privacy and Data Security Policies that are currently or in the past five years were in effect. (e) Security Incidents. In the past three years, except as set forth in Section 3.22(e) of the Disclosure Letter, (i) to the Knowledge of the Company, no Personal Information in the possession or control of the Group Companies has been subject to any data breach or other security incident that presents or presented a risk of unauthorized access, disclosure, use, denial of use, alteration, corruption, destruction, compromise, or loss of such

36 Personal Information or that has caused or would reasonably be expected to cause a material disruption to the conduct of the business of the Group Companies (a “Security Incident”), and (ii) the Group Companies have not notified, and the Group Companies are not aware of facts or circumstances that would require the Group Companies to notify, any Regulatory Authority or other Person of any Security Incident. The Group Companies have implemented and maintained, commercially reasonable and at a minimum industry standard security measures, plans, procedures, controls, and programs, including written information security programs, to (A) identify and address risks to the privacy and security of Personal Information in their possession, or control, (B) implement, monitor, and improve adequate and effective administrative, technical, and physical safeguards to protect such Personal Information and the operation, integrity, and security of its Technology Systems involved in the Processing of Personal Information, and (C) provide notification in compliance with applicable Privacy Laws in the case of any Security Incident. (f) Claims. Except as set out in Section 3.22(f) of the Disclosure Letter, in the past three years, the Group Companies have not received any notice, request, claim, complaint, correspondence, or other communication in writing from any Regulatory Authority or other Person, and there has not been any third party audit, investigation, enforcement action (including any fines or other sanctions), or other Litigation, relating to any actual, alleged, or suspected Security Incident or violation of any Privacy Law, any Privacy and Data Security Policy, or any Person’s individual privacy rights involving Personal Information in the possession or control of the Group Companies, or held or Processed by any vendor, processor, or other third party for or on behalf of the Group Companies, and there are no facts or circumstances that would reasonably be expected to give rise to any of the foregoing. (g) Recovery. The Group Companies (i) maintain backup and data recovery, disaster recovery, and business continuity plans, procedures, and facilities, (ii) act in compliance therewith in all material respects, and (iii) test such plans and procedures on a regular basis. Such plans and procedures have been proven effective upon such testing. Section 3.23 Customers, Suppliers, and Dealers. (a) Customers. Section 3.23(a) of the Disclosure Letter sets forth a complete and accurate list of the ten largest customers of the Group Companies (taken together) for each of the two most recent fiscal years (determined on the basis of the total dollar amount of net sales) showing the total dollar amount of net sales to each such customer during each such year and whether such customer is an Affiliate or a third party (each, a “Major Customer”). No Major Customer has cancelled or terminated, in its entirety, or notified any Group Company that is intends to materially change the revenue associated with such Major Customer and no Group Company has had a material dispute with any Major Customer. Save for such Major Customers, to the Knowledge of the Company, there are no customers to any Group Company which would cause a material disruption to the business if they were to cease purchasing from the Group Companies. No Group Company has received notice in writing from any Major Customer that it intends to cease to purchase from the Group Companies or that it intends to materially alter the terms on which it purchases from the Group Companies.

37 (b) Suppliers. Section 3.23(b) of the Disclosure Letter sets forth a complete and accurate list of the ten largest suppliers to the Group Companies (taken together) for each of the two most recent fiscal years (determined on the basis of the total dollar amount of purchases) showing the total dollar amount of purchases from each such supplier during each such year and whether such supplier is an Affiliate or third party (each, a “Major Supplier”). Save for such Major Suppliers, to the Knowledge of the Company, there are no suppliers to any Group Company which would cause a material disruption to the business if they were to cease supplying the Group Companies. No Group Company has received notice from any Major Supplier that it intends to cease supplying the Group Companies or that it intends to materially alter the terms on which it supplies the Group Companies. (c) Dealers. In the past six years, no Group Company has terminated any engagement or other relationship with any sales representative or agent, distributor, franchisee, or other third party performing similar functions of who received compensation over C$500,000 (or its foreign currency equivalent) in any 12 month period for any Group Company, except as set forth in Section 3.23(c) of the Disclosure Letter. Section 3.24 Product/Services. In the past five years, except as set forth in Section 3.24 of the Disclosure Letter, none of the Products/Services have been the subject of any replacement, field fix, retrofit, modification, or recall campaign, and to the Knowledge of the Company, no facts or conditions exist that could reasonably be expected to result in any such campaign. Section 3.25 Affiliate Relationships. Section 3.25 of the Disclosure Letter sets forth a complete and accurate list of (a) all material obligations of any Insider to any Group Company and (b) all material obligations of any Group Company to any Insider. No Insider has any direct or, to the Knowledge of the Company, indirect ownership interest in (i) any Person that does business, or is competitive, with any Group Company or (ii) any asset that is used by any Group Company. Section 3.25 of the Disclosure Letter also sets forth a complete and accurate list of all services or resources that Seller or any of its Subsidiaries (other than a Group Company) provide to any Group Company or on which any Group Company is dependent on Seller or any of its Subsidiaries (other than in the capacity of a director or officer). Section 3.26 Sufficiency of Assets. Except for inventory items sold by a Group Company in the Ordinary Course, (a) each Group Company has (by ownership, lease, license, or similar agreement) all material assets, tangible and intangible and real and personal, that such Group Company used, held for use, or acquired for use in connection with its business as of the date of the Recent Balance Sheet and (b) the assets of each Group Company (by ownership, lease, license, or similar agreement) include all of the material assets used in its business to produce the operating results depicted and shown in the Group Company Financial Statements, other than services provided by Seller to the Group Companies as set forth in Section 3.25 of the Disclosure Letter. The assets of each Group Company (by ownership, lease, license, or similar agreement) are sufficient in nature, quality, and quantity for the continued conduct of the business by such Group Company after the Closing in the same manner as conducted on the date of this Agreement and during the 12 month period immediately preceding the date of this Agreement. Section 3.27 Bank Accounts. Section 3.27 of the Disclosure Letter sets forth a complete and accurate list of the names and locations of all banks, trust companies, savings and loan

38 associations, and other financial institutions at which any Group Company maintains a safe deposit box, lock box or checking, savings, custodial, or other account, the type and number of each such account and the signatories therefor, a description of any compensating balance arrangements, and the names of all Persons authorized to draw thereon, make withdrawals therefrom, or have access thereto. Section 3.28 JV-Related Companies. (a) Certain Obligations. (i) Section 3.28(a)(i) of the Disclosure Letter sets forth a complete and accurate list of (A) all material obligations of Seller or any of its Subsidiaries, including any Group Company, to any JV-Related Company or any other equityholder of the JV Company, (B) all material obligations of any JV-Related Company or any other equityholder of the JV Company to Seller or any of its Subsidiaries, including any Group Company, (C) to the Knowledge of the Company, all material obligations of any JV-Related Company to any equityholder of the JV Company other than Seller, and (D) to the Knowledge of the Company, all material obligations of any equityholder of the JV Company other than Seller to any JV-Related Company. For clarity, Section 3.28(a)(i) of the Disclosure Letter includes (without limitation) a list of (1) all Contracts between or among any of the equityholders of the JV Company (if relating to any JV Company) and (2) all Contracts between or among any JV-Related Company and any of the equityholders of the JV Company. (ii) Governance Matters. Section 3.28(a)(ii) of the Disclosure Letter contains a complete and accurate list of any approval that has occurred pursuant to Clause 13 of the Contract disclosed as Item 1 of Section 3.28(a)(i) of the Disclosure Letter with respect to the matters described in Part A of Schedule 1 to such Contract (the “JV Contract”). No equityholder of the JV Company has provided notice to the other equityholders of the JV Company of an “ID Situation” or an “MGR Event” as defined in the JV Contract. (iii) Certain Contracts. To the Knowledge of the Company, Section 3.28(a)(iii) of the Disclosure Letter contains a complete and accurate list of any Contract to which any JV-Related Company is party or otherwise bound (A) prohibiting or restricting any JV-Related Company, any of its Affiliates, or any of their respective employees from competing in any business or geographical area, or soliciting customers or employees, or otherwise restricting any of them from carrying on any business anywhere in the world, (B) relating to the location of employees or a

39 minimum number of employees to be employed by any JV-Related Company or any of its Affiliates, (C) containing any “most favored nation,” “most favored customer” or similar provisions, (D) granting any type of exclusive rights to any Person, (E) imposing any restriction, limitation, or encumbrance of any Intellectual Property Rights owned by any JV-Related Company, including in respect of the ability of any JV-Related Company to use or exploit such Intellectual Property Rights in a free and clear manner, (F) involving any remaining consideration or other expenditure in excess of RMB6,600,000 (or its foreign currency equivalent), or (G) otherwise individually material to the business of any JV-Related Company. Prior to the date of this Agreement, Seller has made available to Buyer complete and accurate copies of the Contracts listed on Section 3.28(a)(iii) of the Disclosure Letter (including all amendments). (iv) Status. With respect to each Contract set forth in Section 3.28(a)(i), Section 3.28(a)(ii), or Section 3.28(a)(iii) of the Disclosure Letter (each, a “JV Material Contract”), the JV Material Contract is in full force and effect and is a valid and binding agreement enforceable against the parties thereto in accordance with its terms. Except as set out in Section 3.28(a)(iv) of the Disclosure Letter, (A) no party to a JV Material Contract is in breach or default (or in the process of curing any breach or default) in any material respect, nor has any event or omission occurred that, through the passage of time or the giving of notice, or both, would constitute a breach or default in any material respect thereunder, cause the acceleration of any party’s obligations thereunder, result in the creation of any Lien on any assets, or give rise to an automatic termination or right of discretionary termination thereof, and (B) no party to any JV Material Contract has given notice of termination or nonrenewal of such JV Material Contract that remains pending, and to the Knowledge of the Company, no notice, termination, or nonrenewal is impending or otherwise planned. No party to any JV Material Contract has waived any purported rights, or exercised any purported force majeure or similar rights, under the JV Material Contract. (b) Financial Matters. The consolidated financial statements of the JV- Related Companies as at December 31, 2022 and December 31, 2023 have been prepared in accordance with PRC GAAP applied on a basis consistent with those of previous fiscal years (subject to the exceptions described in Section 3.28(b) of the Disclosure Letter), and present fairly in all material respects (i) the assets, Liabilities, sales, income, losses, retained earnings, accruals, reserves, adjustments and financial condition of the JV-Related Companies, (ii) the results of operations of the JV-Related Companies, and (iii) the changes in financial position of the JV-Related Companies; all as at the dates and for the periods specified in such statements. True, correct, and complete copies of such financial statements of the JV-Related Companies have been provided to Buyer prior to the date of this Agreement. (c) Business Plan Matters. A copy of the current “Ten Year Business Plan” and the most recent “Annual Business Plan” of the JV Company, as such terms are defined in the JV Contract, is attached to Section 3.28(c) of the Disclosure Letter. (d) Compliance with Laws. Except for past violations for which the JV- Related Companies are not subject to any current Liability and cannot become subject to any future Liability, the JV-Related Companies are and have been in compliance with all

40 applicable Laws except for instances of noncompliance where neither the costs and penalties associated with noncompliance nor the costs associated with rectifying the noncompliance, individually or in the aggregate, are material. (e) Inventory Matters. The JV-Related Companies have never sold, shipped, or otherwise transferred any inventory or other goods to any Person located in any jurisdiction other than the People’s Republic of China, Hong Kong, Macau, and Taiwan. (f) SDNs. To the Knowledge of the Company, none of the JV Company, any equityholder of the JV Company, any Affiliate of any equityholder of the JV Company, any Person in which any equityholder of the JV Company or any Affiliate of the JV Company owns or controls any Equity Interest, or any director, officer, employee, or agent of any of the foregoing, is named in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury or any similar list maintained by any other Regulatory Authority (excluding, with respect to all such Persons other than the JV Company, any Subsidiary of the JV Company, and any equityholder of the JV Company, as described in Section 3.28(f) of the Disclosure Letter). (g) Other. Section 3.4(b) of the Disclosure Letter sets forth a complete and accurate list of the authorized, issued, and outstanding Equity Interests of the JV Company, together with the record and beneficial owners of the outstanding Equity Interests of the JV Company and the number and class of Equity Interests owned by them (it being understood the JV Shares will be transferred in accordance with Section 5.7 of the SPA). The JV Company does not own, directly or indirectly, any Equity Interest in any Subsidiary other than the Non-China JV-Related Companies and the China JV-Related Companies Section 3.29 No Brokers or Finders. Section 3.29 of the Disclosure Letter sets forth any Person to which Seller, any of its Subsidiaries (including the Group Companies), or any equityholders, directors, officers, employees, or agents of Seller or any of its Subsidiaries has any Liability for any fees or commissions to any financial advisor, broker, finder, or agent with respect to the transactions contemplated by this Agreement. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT As an inducement to Seller to execute and deliver this Agreement, Buyer and Parent make the following representations and warranties to Seller, each of which is true and correct on the date of this Agreement, shall remain true and correct through and including the Closing Date with reference to the facts and circumstances then existing (it being understood that, for representations and warranties that speak as of a specific date or time, such representations and warranties will remain true and correct only as of such date or time) and shall survive the consummation of the transactions contemplated by this Agreement, subject in all respects to the applicable survival periods set out in Section 8.3 of this Agreement. Section 4.1 Due Organization and Power. Buyer is a limited liability company (aksjeselskap) duly organized and validly existing under the Laws of Norway. Parent is a corporation duly organized and validly existing under the Laws of the State of North Carolina. Buyer and Parent each have all requisite corporate or limited liability company (as applicable) power and authority to own, operate, and lease their assets, to carry on its business as and where such is currently conducted,

41 to execute and deliver this Agreement and the Ancillary Instruments to be executed and delivered by Buyer, and to carry out the transactions contemplated hereby and thereby. Buyer is an indirect Subsidiary of Parent, a corporation publicly traded on the New York Stock Exchange with a board of directors that is composed of a majority of U.S. citizens. Section 4.2 Authority. The execution and delivery by Buyer and Parent (as applicable) of this Agreement and the Ancillary Instruments to be executed and delivered by Buyer and the consummation by Buyer and Parent (as applicable) of the transactions contemplated hereby and thereby have been duly authorized by Buyer and Parent (as applicable). No other or further corporate or limited liability company (as applicable) act or proceeding on the part of Buyer or Parent is necessary to authorize this Agreement or the Ancillary Instruments to be executed and delivered by Buyer or the consummation by Buyer and Parent of the transactions contemplated hereby and thereby. Assuming the due authorization, execution, and delivery by the other parties hereto and thereto (other than Buyer and Parent), this Agreement constitutes, and when executed and delivered, the Ancillary Instruments to be executed and delivered by Buyer will constitute, valid and binding agreements of Buyer and Parent (as applicable), enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other Laws affecting creditors’ rights generally and by general equitable principles. Section 4.3 Non-contravention. The execution, delivery, and performance by Buyer and Parent (as applicable) of this Agreement and the Ancillary Instruments to which Buyer is party, and the consummation by Buyer and Parent (as applicable) of the transactions contemplated hereby and thereby, do not and will not (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Buyer or Parent, or (b) conflict with or result in a violation or breach of any provision of any Law applicable to Buyer or Parent (assuming compliance with applicable Competition Laws or Foreign Direct Investment Laws). Except for filings required by applicable Competition Laws or Foreign Direct Investment Laws in the jurisdictions set forth in Exhibit C, no consent, approval, license, or Order by, or declaration or filing with, or notice to, any Regulatory Authority is required by or with respect to Buyer or Parent in connection with the execution, delivery, or performance of this Agreement or any of the Ancillary Instruments or the consummation of the transactions contemplated hereby and thereby. There is no Litigation pending or, to the actual knowledge of the executive officers of Buyer or Parent, threatened against Buyer or Parent that, individually or in the aggregate, would be reasonably expected to have the effect of preventing, materially delaying, making illegal, or otherwise materially interfering with the purchase of the Company Shares or any of the other transactions contemplated by this Agreement or the Ancillary Instruments. Section 4.4 No Brokers or Finders. None of Buyer, Parent, any of their respective Subsidiaries, or any equityholders, directors, officers, employees, or agents of Buyer or Parent or any of their respective Subsidiaries has any Liability to pay any fees or commissions to any financial advisor, broker, finder, or agent with respect to the transactions contemplated by this Agreement. Section 4.5 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN Article 3 OF THIS AGREEMENT, (a) BUYER AND PARENT ACKNOWLEDGE THAT NEITHER SELLER NOR THE COMPANY MAKES OR HAS MADE ANY OTHER EXPRESS OR ANY IMPLIED REPRESENTATION OR WARRANTY TO BUYER OR PARENT AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING SELLER OR THE COMPANY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND (b) SELLER AND

42 THE COMPANY EXPRESSLY DISCLAIM ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY (INCLUDING WITH RESPECT TO MERCHANTABILITY OR RELATING TO TITLE; POSSESSION, OR QUIET ENJOYMENT; OR FITNESS FOR ANY PARTICULAR PURPOSE), EITHER WRITTEN OR ORAL, ON BEHALF OF SELLER, THE COMPANY, THE JV COMPANY, OR THE JV-RELATED COMPANIES, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING SELLER, THE COMPANY, THE JV COMPANY, OR THE JV-RELATED COMPANIES FURNISHED OR MADE AVAILABLE TO BUYER OR PARENT AND ITS REPRESENTATIVES (INCLUDING ANY INFORMATION, DOCUMENTS, OR MATERIALS MADE AVAILABLE TO BUYER OR PARENT IN ANY ELECTRONIC DATA ROOM OR WEBSITE, MANAGEMENT PRESENTATIONS, OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT) OR AS TO THE FUTURE REVENUE, PROJECTION, PROFITABILITY, OR SUCCESS OF THE COMPANY OR THE BUSINESS, OR ANY REPRESENTATION OR WARRANTY ARISING FROM STATUTE OR OTHERWISE IN LAW. Section 4.6 Diligence. Buyer and Parent confirm that: (a) Buyer and Parent have conducted such investigations of the Company, the JV Company, and the JV-Related Companies as Buyer and Parent deem necessary in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby; and (b) there may exist material information beyond its ability to discover of which Seller and/or Company are aware; provided that, for the avoidance of doubt, Buyer and Parent are relying on the correctness and completeness of the representations and warranties set forth in Article 3 of this Agreement and the content of the Disclosure Letter. Buyer and Parent further acknowledge and agree that (other than the representations and warranties set forth in Article 3), none of Seller, the Company, the JV Company, the JV-Related Companies, any of their respective Representatives, or any other Person acting on behalf of any of the foregoing has made or is making any representation or warranty with respect to any such investigations. Section 4.7 Financial Ability. Buyer has, or will have immediately prior to the Closing, sufficient cash on hand or other funds immediately available (giving effect to undrawn amounts available under committed credit facilities) to pay the Purchase Price at the Closing. Section 4.8 RWI Policy. Buyer or Parent has paid or will promptly pay when due all premiums required for the full term of the RWI together with all Taxes and application, underwriting, due diligence or similar fees or expenses incurred or payable with respect to the RWI or in connection with, or as a result of, the issuance thereof, and will comply in all material respects with all of its obligations under the RWI. ARTICLE 5 COVENANTS PRIOR TO THE CLOSING Section 5.1 Conduct of Business Pending the Closing. (a) Ordinary Course. During the period commencing on the date of this Agreement and continuing until the Closing, except as specifically contemplated by this Agreement, Seller shall cause each Group Company to:

43 (i) conduct its business only in the Ordinary Course in all material respects, (ii) use its reasonable best efforts to (A) keep its business organization and assets intact (other than inventory sold in the Ordinary Course or subject to depreciation, damage or wear and tear occurring in the Ordinary Course), (B) keep available the services of its current officers and key employees, and (C) preserve the existing relations and goodwill of those having business relationships with it, including Major Customers and Major Suppliers, and (iii) use its reasonable best efforts to cause each insurance policy or arrangement naming or providing for such Group Company as a beneficiary or a loss payable payee, including directors’ and officers’ insurance and key person insurance, not to be canceled or terminated (unless such policy or arrangement is canceled or terminated in the Ordinary Course and concurrently replaced with a policy or arrangement underwritten by an internationally recognized insurance company with substantially similar coverage and having substantially similar deductibles and premiums) or materially impaired. In addition, during the period commencing on the date of this Agreement and continuing until the Closing, except as specifically contemplated by this Agreement, (A) Seller shall exercise its rights in respect of the JV-Related Companies, including under the Organizational Documents of the JV Company and the JV Material Contracts, in the ordinary course of business consistent with past practice, without amendment, waiver, or assignment, and (B) Seller shall consult with, and reasonably consider the input of, Buyer with respect to any action that its appointees to the board of directors of the JV Company may vote in respect of Clause 13 of the JV Contract with respect to the reserved matters described in Schedule 1 to the JV Contract. (b) Restricted Actions. During the period commencing on the date of this Agreement and continuing until the Closing, except as (i) specifically contemplated by this Agreement, (ii) agreed to in writing by Buyer, (iii) required by applicable Law, or (iv) set forth in Section 5.1(b) of the Disclosure Letter, Seller shall cause each Group Company to (and in respect of the Group Companies with respect to subclauses (v) and (vi), Seller shall) refrain from taking any of the following actions without the prior written consent of Buyer: (i) make any change or amendment to its Organizational Documents, whether by merger, consolidation, or otherwise; (ii) declare, set aside, or pay any dividend, distribution, or similar payment with respect to any Equity Interests; (iii) purchase or redeem any of its Equity Interests or any rights, warrants, or options to acquire any of its Equity Interests, adjust, split, combine, or reclassify any of its Equity Interests, or make any other changes in its capital structure; (iv) (A) issue, sell, grant, pledge, or encumber any Equity Interests or Voting Debt or (B) issue, sell, or grant any securities convertible into or

44 exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or enter into any Contract with respect to the issuance of, any Equity Interests or Voting Debt; (v) except to the extent required by the terms of any Benefit Plan as in effect as of the date of this Agreement or applicable Law, (A) grant any increase or agree to increase the current compensation of any director, officer, individual independent contractor, or service provider of a Group Company, other than annual merit increases in base cash wage and salary rates in the Ordinary Course of up to 3% individually or 3% in the aggregate, (B) increase the benefits under a Benefit Plan of any director, officer, individual independent contractor, or other non-employee service provider of a Group Company, or enter into or adopt any new plan, program, policy, agreement or arrangement that would be a Benefit Plan if it was in effect on the date of this Agreement or amend or modify, in a manner that would materially increase the Liabilities of Seller or any of its Subsidiaries (including any Group Company), any existing Benefit Plan (not including annual renewals of welfare benefit plans made in the Ordinary Course that do not, individually or in the aggregate, result in any material increase in the Liabilities of Seller or any of its Subsidiaries (including any Group Company)), (C) grant any severance, change in control, retention, termination, or similar compensation or benefits or increases thereof or take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to be provided to any current or former employee, director, individual independent contractor, or other non-employee service provider of a Group Company, or (D) establish, enter into, adopt, or materially amend any collective bargaining or similar agreement or recognize or certify any Union affecting any Group Company; (vi) grant or permit any increase to, acceleration of the payment of, or funding of benefits or compensation available or provided under any Benefit Plan to any current or former director, officer, employee, or individual service provider of any Group Company (other than position change increases occurring in the Ordinary Course or to the extent it relates to an individual who is a former director, officer, employee, or service provider as of the date of this Agreement in respect of engagement with Seller and its Affiliates, other than the Group Companies); (vii) conduct a layoff or site closure affecting employees in a manner that would otherwise necessitate a notice under the WARN Act or any similar state Law; (viii) (A) incur, increase, or guarantee any Indebtedness involving above C$2,500,000 in the aggregate (or its foreign equivalent), or (B) make any loans, advances, or capital contributions to, or investments in, any Person; (ix) acquire by merging, amalgamating, or consolidating with, or by purchasing any portion of the Equity Interests or any material portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association, or other business organization or division thereof;

45 (x) lease, sell, transfer, or otherwise dispose of any of its assets, except for the sale of inventory items in the Ordinary Course; (xi) grant or suffer to exist any Lien on any of its assets, other than (A) Permitted Liens or (B) Liens on an asset to finance the acquisition of such asset by a Group Company in the Ordinary Course; (xii) (A) make, rescind, or change any material Tax election or change any method of Tax accounting, (B) settle any dispute with a Regulatory Authority with respect to Taxes, (C) except as required by Law, amend any Tax Return previously filed, (D) enter into any Tax closing agreement or similar Contract with a Regulatory Authority, (E) affirmatively surrender any right to claim a refund of any material Taxes, (F) waive or extend the limitations period applicable to any Tax claim or assessment (excluding extensions as a result of automatic extensions of time to file Tax Returns), (G) incur any Tax liability outside the Ordinary Course, or (H) take any other similar action relating to the filing of any Tax Return or the payment of any Tax which is reasonably expected to increase the Taxes of the Group Companies after the Closing Date. (xiii) (A) pay, discharge, waive, or satisfy any Liabilities except in the Ordinary Course or in accordance with their terms or (B) settle or compromise any Litigation unless the settlement or compromise consists solely of the payment of cash consideration of less than C$500,000 (or the foreign equivalent) prior to the Closing Date; (xiv) grant credit to any customer on terms or in amounts materially more favorable than those that have been extended to such customer in the past, effect any other material change in the terms of any credit heretofore extended, or effect any other material change of policies or practices with respect to the granting of credit, in all cases after having taken into account any increase in sales to such customer; (xv) engage in promotional sales, leases, or discounts with customers that have or would reasonably be expected to have the effect of accelerating to pre-Closing periods sales that would otherwise be expected to occur in post-Closing periods other than customary seasonal or similar programs in the Ordinary Course; (xvi) make or commit to make any capital expenditures, other than (A) as reflected in the capital expenditure budget of the Group Companies, a complete and accurate copy of which has been made available to Buyer prior to the date of this Agreement, (B) capital expenditures paid with cash prior to the Closing Date, or (C) other capital expenditures made in the Ordinary Course that do not exceed C$500,000 (or its foreign currency equivalent) in the aggregate; (xvii) enter into a new line of business or abandon or discontinue any existing lines of business;

46 (xviii) (A) enter into any Contract that would be a Material Contract if in existence on the date of this Agreement, (B) terminate (except in accordance with its terms), or make any amendment to, any Material Contract (or any Contracts that would be a Material Contract if in existence on the date of this Agreement), or (C) execute, terminate, or make any amendment to any Contract involving any Insider; provided that, none of the foregoing shall apply to any renewal or extension of any Contracts if the renewals or extensions occur in the Ordinary Course and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (xix) implement or adopt any change in accounting principles, practices, or methods, except to the extent required by GAAP or applicable Law, or any change in cash management, billing, and collection and inventory purchase processes; (xx) adopt a plan or agreement of complete or partial liquidation or dissolution; (xxi) take any action or omit to take any action that is reasonably expected to cause any of the representations and warranties of Seller set forth in or made pursuant to this Agreement to become untrue in any material respect; or (xxii) authorize or enter into any Contract to do any of the foregoing. (c) Other. Notwithstanding anything to the contrary, nothing set forth in this Agreement shall give to Buyer, directly or indirectly, the right to control or direct the business of any Group Company prior to the Closing. Section 5.2 Access and Information; Cooperation. (a) General. Upon reasonable notice, Seller shall cause the Group Companies to, and use reasonable best efforts to cause the JV-Related Companies to, (i) give Buyer and the authorized directors, officers, employees, agents, consultants, and other representatives, including attorneys, accountants, and other advisors (collectively, “Representatives”) of Buyer reasonable access, during normal business hours prior to the Closing, to the officers, employees, agents, properties, books, and records of the Group Companies, and use reasonable best efforts to facilitate the foregoing with respect to the JV- Related Companies, as such Persons may reasonably request, and (ii) furnish to Buyer and its authorized Representatives such financial and operating data and other information as such Persons may reasonably request; in each case, for integration planning or similar purposes, provided that Seller shall only be required to comply with this Section 5.2(a) to the extent that doing so does not cause undue interference to the business operations of the Group Companies. (b) Operational Updates. Prior to the Closing, Seller shall cause the Group Companies to (i) report any material operational matters concerning the Group Companies to Buyer and (ii) take such action, subject to applicable Law, as Buyer may

47 reasonably request to plan to implement Buyer’s plans for conducting the operations of the Group Companies after the Closing. (c) Exceptions. Notwithstanding the foregoing, Seller shall not be required to cause the Group Companies or cause the JV-Related Companies (by using reasonable best efforts or otherwise) to provide access to or to disclose, pursuant to Section 5.2(a), information that, (i) if provided, would materially adversely affect the ability of any Group Company or JV-Related Company to assert attorney-client privilege, attorney work product privilege, or a similar privilege, (ii) in the reasonable opinion of Seller’s legal counsel, if disclosed would result in a violation of any applicable Law, including any applicable Competition Law, Privacy Law or similar Law, (iii) if provided, would violate any of its obligations with respect to confidentiality (provided, that Seller shall, upon the request of Buyer seeking access to the information, use commercially reasonable efforts to obtain the required consent of any third party to such access or disclosure), or (iv) in the reasonable judgment of such Seller, if disclosed would cause material competitive harm to Seller, the Group Companies or JV-Related Company, if the transactions contemplated by this Agreement are not consummated. Seller shall cause the Group Companies to, and use reasonable best efforts to cause the JV-Related Companies to, use reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Section 5.3 Reasonable Best Efforts. (a) General. Prior to the Closing, each Party shall cooperate with and assist the other Parties, and shall use its reasonable best efforts, to promptly (i) take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper, or advisable to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications, and other documents, and (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations, and other confirmations required to be obtained from any Person, including any Regulatory Authority, that are necessary, proper, or advisable to consummate the transactions contemplated by this Agreement. (b) Regulatory Filings. (i) In furtherance and not in limitation of the foregoing, each Party agrees that it will use its reasonable best efforts to file or cause to be filed (A) as promptly as practicable following the date of this Agreement, any required notification and report forms under the HSR Act with the United States Federal Trade Commission and the United States Department of Justice, including under the revised rules governing the form and information required in such filings under the HSR Act, published in the Federal Register on November 12, 2024, (B) as promptly as practicable, in respect of Canadian Competition Act Approval, with the Commissioner of Competition a request for an ARC (as defined in Exhibit C) or, in the alternative, a No-Action Letter (as defined in Exhibit C) and waiver of the obligation to file a pre-merger notification under the Competition Act (it being understood that, if Competition Act Approval (as defined in Exhibit C) is not

48 received within 45 days of the submission of the request for an ARC or, in the alternative, a No-Action Letter, Buyer and the Company may agree to proceed with the filing by both such parties of a premerger notification with the Commissioner of Competition in accordance with Part IX of the Competition Act, in which case, Buyer and the Company shall within ten Business Days thereafter each make, or shall cause their Affiliates to make, a premerger notification), and (C) as promptly as practicable and advisable all filings, notifications, and submissions required by the Competition Laws or Foreign Direct Investment Laws of any other applicable jurisdiction as set forth in Exhibit C. Each of Buyer and Seller shall pay 50% of the administrative filing fees due in connection with such filings. (ii) In connection with its efforts to obtain all requisite approvals and authorizations for the transactions under any Competition Law or Foreign Direct Investment Laws, each Party shall (A) promptly provide the other Parties with any information which may be required in order to effectuate such filings and (B) use its reasonable best efforts promptly to cause the expiration or termination of all applicable waiting periods under the HSR Act and to cause the expiration or termination of all applicable waiting periods and/or to obtain any consent required by applicable Competition Laws in the jurisdictions set forth in Exhibit C. In connection with any filings with any Regulatory Authority made pursuant to this Agreement or any investigation of the transactions contemplated by this Agreement by any Regulatory Authority, each Party shall (1) consult and cooperate with the other Parties, (2) share in advance and consider in good faith the views of the other Parties in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinion, and proposals made or submitted by or on behalf of any Party, (3) promptly provide the other Parties with a copy of all material communications or summary of all oral communications received from or provided to any Regulatory Authority and respond as promptly as practicable to any requests for additional information from any Regulatory Authority, and (4) to the extent not prohibited by the Competition Laws or the Regulatory Authority, not participate independently in any meeting with a Regulatory Authority, whether in person, by telephone, or video conference, without first giving the other Parties (or the other Party’s(ies’) outside antitrust counsel) an opportunity to attend and participate. Materials required to be provided pursuant to this Section 5.3(b)(ii) may be restricted to outside counsel and redacted (x) to remove references that may be competitively sensitive, including in relation to the valuation of the Company, (y) as necessary to comply with contractual arrangements, and (z) as necessary to preserve attorney-client or similar privilege. No Party shall commit to or agree with any Regulatory Authority to stay, toll, or extend any applicable waiting period under the HSR Act or other applicable Competition Laws, or pull and refile under the HSR Act, without the prior written consent of Parent and Seller. (iii) Notwithstanding anything to the contrary, with respect to the requirements in this Section 5.3, in no event shall Buyer, any Group Company, Parent, or any of their respective Affiliates be required to (and in no event shall “reasonable best efforts” require or be construed to require Buyer, any Group Company, Parent, or any of their respective Affiliates to):

49 (A) initiate, litigate, challenge, defend, or otherwise participate or take any action with respect to any Litigation by, against, or involving any third party or Regulatory Authority with respect to the transactions contemplated by this Agreement, (B) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Regulatory Authority in connection with the transactions contemplated by this Agreement except with the prior written consent of Parent and Seller, (C) otherwise take any other steps or actions to defend against, vacate, modify, or suspend any Order of any Regulatory Authority, including those relating to the subclause (A) that would prevent or delay the consummation of the transactions contemplated by this Agreement, (D) agree, propose, negotiate, offer, sell, divest, lease, license, transfer, dispose of, or otherwise encumber or hold separate (including by establishing a trust, licensing any Intellectual Property Rights (whether pursuant to an exclusive or nonexclusive license), or otherwise), or take any other action, or otherwise proffer or agree to do any of the foregoing, with respect to any of the businesses, assets, or properties of Buyer, any Group Company, Parent, or any of their respective Affiliates, (E) terminate any existing relationships or contractual rights or obligations, or (F) take any other action, or commit to take any other action, or accept any other restriction, commitment, or condition, involving Buyer, any Group Company, Parent, or any of their respective Affiliates if the items described in this subclause (F) and potential consequences thereof would be, individually or in the aggregate, reasonably expected to be materially burdensome to the business, operations, financial condition or results of operations of any of Buyer, any Group Company, any JV-Related Company, Parent, or any of their respective Affiliates (each of the items described in subclauses (A) – (F), a “Burdensome Condition”). Parent and Seller shall consider in good faith the views of the other Parties when determining what constitutes a Burdensome Condition. Seller shall ensure that no Group Company engages, or commits to engage, in any of the items in subclauses (A) – (F) without the express written approval of Parent. Section 5.4 Acquisition Proposals. From the date of this Agreement to the Closing, Seller shall not, and shall cause its Subsidiaries (including Seller and the Group Companies) and its Subsidiaries’ Representatives not to (and shall use reasonable best efforts to cause the JV Company not to), directly or indirectly, (a) encourage, solicit, initiate, make, or facilitate the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (b) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Buyer and its Representatives) in connection with any Acquisition Proposal, (c) release or permit the

50 release of any Person from, or waive or permit the waiver of any provisions of, or otherwise fail to exercise its rights under, any confidentiality or similar agreement to which any Group Company or the JV Company is party or under which any Group Company or any JV-Related Company has any rights with respect to the divestiture of any securities or any material portion of the assets of any Group Company (except for any such agreement with Buyer or any of its Affiliates) or any JV- Related Company, or (d) enter into any agreement, letter of intent, agreement-in-principle, acquisition agreement, or other instrument contemplating or otherwise relating to any Acquisition Proposal or requiring Seller or any of its Subsidiaries to abandon, terminate, or fail to consummate any of the transactions contemplated by this Agreement. Section 5.5 Notification of Certain Matters. Prior to the Closing, each Party shall use its reasonable best efforts to provide the other Party with prompt written notice of (a) any event the occurrence or non-occurrence of which such Party is aware and that would be reasonably likely to result in any condition set forth in Article 7 to be unsatisfied at any time from the date of this Agreement to the Closing or (b) any communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available under this Agreement to the Party receiving such notice. Section 5.6 Intercompany Accounts. Except as set out in Section 5.6 of the Disclosure Letter and any outstanding purchase orders, or similar arrangements, that were executed and delivered in the Ordinary Course, prior to the Closing, Seller shall cause (a) all intercompany Contracts and intercompany accounts involving any Group Company, on the one hand, and Seller or any of its other Subsidiaries (other than Group Companies), on the other hand, to be settled and terminated in full, without any further Liability on the part of any Group Company, and (b) all intercompany loans among the Group Companies, together with any intercompany accounts more than 120 days outstanding, to be settled and terminated in full, without any further Liability on the part of any Group Company. Seller shall submit to Buyer for review and approval (not to be unreasonably withheld, conditioned, or delayed) all documentation necessary to implement the foregoing (other than payment in the Ordinary Course), and Seller shall consider in good faith such changes reasonably requested by Buyer. Section 5.7 Pre-Closing Reorganization. Prior to Closing, Seller shall (and shall cause its applicable Affiliates to) implement the Pre-Closing Reorganization, which, for the avoidance of doubt, shall constitute the sequence of steps, actions, and events set forth in Exhibit F. Without limitation, prior to the Closing, pursuant to the Pre-Closing Reorganization and in accordance with the terms of the JV Contract, Seller shall (a) transfer all right, title, and interest in and to the JV Shares to Helly Hansen AS, free and clear of all Equity Encumbrances (other than those expressly set forth in the Organizational Documents of the JV Company, including the JV Contract, but without triggering any right of first refusal or similar right), (b) cause those directors of the JV Company appointed by Seller to resign from their capacity as directors with the JV Company, (c) cause those Persons designated by Buyer to become directors of the JV Company (in replacement of those described in subclause (b)), and (d) timely file a statement pursuant to Public Notice No. 7 with China’s State Administration of Taxation appropriately disclosing the JV Company Transfer Steps outlined in Exhibit F, Section B. At least ten Business Days prior to the proposed execution of any documents implementing the Pre-Closing Reorganization and actions described in the preceding sentence, Seller shall submit to Buyer for review and approval (not to be unreasonably withheld,

51 conditioned, or delayed) all documentation necessary to implement the same. Seller shall incorporate such changes reasonably requested by Buyer. Section 5.8 Commercial Agreement. Prior to Closing, Buyer and Seller shall (and shall cause its applicable Affiliates to) negotiate in good faith to settle the terms and conditions of the Commercial Agreement as soon as reasonably practicable so as to the have Buyer and Seller deliver the Commercial Agreement pursuant to Section 9.2(b)(ii) and Section 9.2(b)(v), respectively, at the Closing. ARTICLE 6 CERTAIN ADDITIONAL COVENANTS Section 6.1 Post-Closing Cooperation. (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party agrees to provide a requesting Party with reasonable assistance as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless and to the extent that the requesting Party is entitled to indemnification therefor under this Agreement). (b) Financial Statements. From and after the date of this Agreement until the date that is 90 days after the Closing Date, Seller shall, and shall cause the Group Companies to, use reasonable best efforts to assist Parent in the preparation of any financial statement of the Group Companies (or pro forma financial statements of Parent or Buyer to the extent related to the Group Companies), at the request of Parent, to the extent required in connection with Parent’s obligations to file same under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended; provided that, any reasonable out-of-pocket fees, costs or other expenses incurred in connection with the foregoing shall be borne solely by Parent, and thereafter, Seller shall not have any obligation to assist Parent in the preparation of financial statements. (c) Tax. Each Party will, and will cause their respective employees and other Representatives to, cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the preparation and filing of Tax Returns and any proceeding with respect to Taxes. Such cooperation shall include: (i) providing records and information that are reasonably available and relevant in connection with the preparation and filing of any such Tax Returns (including, for greater certainty, Tax Returns of Seller or its affiliates under the Global Minimum Tax Act (Canada) and analogous legislation of other jurisdictions for any period that precedes or includes the Closing Date) or any such proceeding, and (ii) making employees or other Representatives available to provide additional information and explanation of any material provided hereunder at such times and under such circumstances so as not to unreasonably disrupt business. The Parties agree to cooperate in good faith to determine whether any transaction set out in this Agreement, or any transaction that may be considered to be part of the same series of transactions as the transactions set out in this Agreement, is a “reportable transaction” or a “notifiable transaction” (each as defined in the Income Tax Act (Canada)) or is required to be reported to any applicable Regulatory Authority under analogous legislation, and if any such transaction is mutually determined to be required to be so reported, to cooperate in good faith to make any such report on a timely basis.

52 (d) Insurance Claims. If, after Closing, any Losses are asserted against, imposed upon, or incurred by any Group Company which Losses: (i) arise from or relate to any act, error, omission or occurrence actually or allegedly taking place prior to Closing; and (ii) could reasonably be expected to be covered under any Insurance Policy(ies) under which Seller or any of its Subsidiaries (other than the applicable Group Company) is the named insured and which by its terms affords coverage to a Group Company for any acts, errors, omissions or occurrences taking place prior to Closing (each such Insurance Policy a “Seller Retained Insurance Policy”); then, Seller shall reasonably cooperate to submit a claim for such Losses, on behalf of Seller and Buyer, under such Seller Retained Insurance Policy(ies), and shall take no action to hinder the pursuit of any such claims under such Seller Retained Insurance Policy(ies). Additionally, upon notification from Buyer of a potential claim under a Seller Retained Insurance Policy(ies), upon request from Buyer, Seller shall reasonably cooperate with Buyer to provide it with copies of the potentially implicated Seller Retained Insurance Policy(ies) so that Buyer can reasonably determine the scope of potential insurance coverage. Furthermore, Seller shall not, and shall cause its Subsidiaries not to, take any actions after Closing, the intent of which is to terminate or cancel any coverage that would otherwise be afforded to any Group Company under any Seller Retained Insurance Policy(ies). Section 6.2 Retention of Books and Records. Buyer shall retain all Books and Records which are required to be retained by applicable Law with respect to Pre-Closing Tax Periods relating to the Group Companies in its possession for a period that is the later of: (a) six years from the Closing Date; and (b) such time as is required under applicable Law if notified by Seller prior to the expiration of six years from the Closing Date that certain specifically identified Books and Records are required under such applicable Law to be retained for a period that is longer than six years. So long as any such Books and Records are retained by Buyer pursuant to this Agreement, Seller may inspect and make copies (at its own expense and subject to a customary confidentiality agreement) of such Books and Records that are reasonably relevant for purposes of preparing its own Tax Returns at any time during normal business hours and upon reasonable notice and without undue interference to the business operations of the Group Companies. Section 6.3 Conflicts; Certain Communications; Notary. (a) Conflicts and Privilege. Buyer, on behalf of itself and its Subsidiaries (which, for this purpose, shall be deemed to include the Group Companies), agrees that, notwithstanding any current or prior representation of Seller, a Group Company, or any of their respective Affiliates by Norton Rose Fulbright (or any law firm subcontracted thereby for the purposes of this Agreement and the transactions contemplated hereby) (“NRF”), NRF shall be allowed to represent any or all of Seller and its Subsidiaries in any matters and disputes adverse to Buyer, a Group Company, and/or their respective Affiliates that either are existing on the date of this Agreement or arise in the future and relate to this Agreement or the transactions contemplated hereby. Buyer, on behalf of itself and its Subsidiaries (which, for this purpose, shall be deemed to include the Group Companies), hereby (i) waives any claim that Buyer, a Group Company, and their respective Affiliates have or may have that NRF has a conflict of interest or is otherwise prohibited from engaging in such representation and (ii) agrees that, if a dispute arises after the Closing between Buyer, a Group Company, or any of their respective Affiliates, on the one hand, and Seller or any of its Subsidiaries, on the other hand, then NRF may represent any or all of Seller and its Subsidiaries in such dispute even though the interests of any or all of Seller and its Subsidiaries may be directly adverse

53 to Buyer, a Group Company, and/or their respective Affiliates and even though NRF may have represented a Group Company in a matter substantially related to such dispute or may be handling ongoing matters for Buyer, a Group Company, and/or their respective Affiliates. Buyer, on behalf of itself and its Subsidiaries (which, for this purpose, shall be deemed to include the Group Companies), agrees that, as to all communications between or among NRF and Seller, a Group Company, and/or any of their respective Affiliates that relate to the transactions contemplated by this Agreement, the attorney-client privilege and the expectation of client confidence belongs to Seller, shall be controlled by Seller, and shall not pass to or be claimed by Buyer or a Group Company. Notwithstanding the foregoing, if a dispute arises between Buyer or a Group Company and a third party (other than Seller or any of its Subsidiaries) after the Closing, then the applicable Group Company, to the extent applicable, may assert the attorney-client privilege to prevent disclosure to such third party of confidential communications involving NRF; provided, however, that the Group Company may not waive such privilege without the prior written consent of Seller. (b) Certain Communications. Buyer, on behalf of itself and its Subsidiaries (which, for this purpose, shall be deemed to include the Group Companies), agrees that all communications involving Seller, a Group Company, any of their respective Affiliates, or any agent or Representative of any of the foregoing with, and work product of, NRF as they relate to this Agreement and the transactions contemplated hereby, together with all written or other materials consisting of, containing, summarizing, or embodying such communications and work product, are the property of Seller. (c) Acknowledgement of Notary. The Parties acknowledge and agree that, with reference to the Regulations concerning professional Rules and Rules of Conduct (Verordening beroeps- en gedragsregels) of the Royal Notarial Professional Organisation (Koninklijke Notariële Beroepsorganisatie) and any other relevant applicable guidelines on associations between civil law notaries (notarissen) and lawyers (advocaten): (i) Dentons Europe LLP, Amsterdam branch (“Dentons”), acts as counsel to Parent and Buyer in connection with, or acts as counsel for or on behalf of Parent and Buyer in the event of any dispute relating to, this Agreement and the Ancillary Instruments concerning the jurisdiction of the Netherlands; and (ii) the Notary is associated with Dentons as civil law notary and this Notary will execute the Deed of Transfer and any other notarial instrument in connection with this Agreement. Section 6.4 Further Assurances. From time to time after the date of this Agreement, upon request of a Party and without further consideration, each other Party shall execute and deliver to the requesting Party such documents and take such action as the requesting Party reasonably requests to consummate more effectively the intent and purpose of the Parties under this Agreement and the transactions contemplated by this Agreement. For greater certainty, the foregoing shall apply to any documents or actions requested by the Notary on behalf of a Party. Section 6.5 RWI Policy. The Parties hereto acknowledge that Buyer has obtained the RWI Policy and that a true and correct copy of the RWI Policy has been provided to Seller and attached hereto as Exhibit B. Following the Closing, Buyer shall not modify the limitations on subrogation against Seller, directly or indirectly, or otherwise amend the RWI Policy in any manner

54 adverse to Seller without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed. Section 6.6 Employee Matters. (a) Except as otherwise provided in an employment agreement or required by applicable Law, for a period of one year commencing on the Closing Date, Buyer shall cause the Group Companies to provide any employee of the Group Companies who remains employed by a Group Company (each, a “Continuing Employee”) with cash base wages and cash incentive compensation opportunities (excluding, for the avoidance of doubt, equity, phantom equity (including restricted share units and performance share units), or similar incentive arrangements) that, in the aggregate, are substantially similar to the cash base wages and cash incentive compensation opportunities (excluding, for the avoidance of doubt, equity or phantom equity (including restricted share units and performance share units)) being provided to such Continuing Employees by the Group Companies as of the date of this Agreement (as disclosed in Section 3.20(a) of the Disclosure Letter). (b) With respect to any employee benefit plan maintained by Buyer or its applicable Affiliates (collectively, “Buyer Benefit Plans”) in which any Continuing Employees will participate effective as of or after the Closing, Buyer shall, or shall cause its Affiliates (which may include, after the Closing, the Group Companies) to, recognize all service of the Continuing Employees with any Group Company, as the case may be as if such service were with Buyer or any applicable Affiliate, for vesting, eligibility and benefit accrual purposes in any Buyer Benefit Plan in which such Continuing Employees may be eligible to participate after the Closing Date; provided, however, such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. (c) As soon as practicable after the date of this Agreement, Seller shall facilitate Buyer’s discussions with ADP Totalsource, Seller’s professional employer organization, in order to permit Buyer to discuss the services that ADP Totalsource provides with respect to the Group Companies and potential changes to those services to be effective from and after the Closing Date. Upon the reasonable request of Buyer, Seller shall execute amendments to the ADP Totalsource services agreement to reflect the services that Buyer has determined will be needed on and after the Closing Date, to be effective upon the Closing Date, or with respect to the termination of the Group Companies’ participation in the ADP Totalsource 401(k) Plan, effective upon such earlier date as is agreed upon between ADP Totalsource and Buyer. Upon the request of Buyer (and in lieu of the foregoing), Seller shall take such actions as are needed to terminate the ADP Totalsource services agreement effective the day prior to the Closing Date, contingent upon the Closing. (d) This Section 6.6 shall be binding upon and inure solely to the benefit of each of the Parties to this Agreement, and nothing in this Section 6.6 express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.6. Nothing contained herein, express or implied, shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement. The Parties hereto acknowledge and agree that the terms set forth in this Section 6.6 shall not create any right in any employee or any other Person to any continued employment with the Group Companies, Buyer, or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever.

55 Section 6.7 401(k) Plan.At least one day prior to the Closing Date, Seller shall, or shall cause its applicable Subsidiary to, (i) adopt written resolutions (or take other necessary and appropriate actions) to terminate each 401(k) plan sponsored by a Group Company (the “Group Company 401(k) Plan”), (ii) cease all contributions to the Group Company 401(k) Plan, and (iii) provide that all participants who are Continuing Employees will become 100% vested in their accounts under the Group Company 401(k) Plan, with such termination, cessation of contributions, and vesting to be effective no later than the day preceding the Closing Date. Seller shall provide Buyer with an advance copy of such proposed resolutions (and any related documents) and a reasonable opportunity to comment thereon prior to adoption or execution. (b) Effective as of the Closing Date, Parent shall, or shall cause its applicable Subsidiary to, sponsor, maintain or establish, or cause to be sponsored, maintained or established, a 401(k) plan (the “Parent 401(k) Plan”), and shall cause the Continuing Employees to become eligible to participate in the Parent 401(k) Plan as soon as reasonably practicable following the Closing Date. The Parent 401(k) Plan shall provide for the receipt from Continuing Employees of “eligible rollover distributions” (as such term is defined under Section 402 of the Internal Revenue Code), including rollovers of outstanding plan loans under the Group Company 401(k) Plan (and all assets and liabilities associated thereto) and the Company and Parent shall reasonably cooperate in order to allow those Continuing Employees who elect to rollover their account balances from each Group Company 401(k) Plan directly to the Parent 401(k) Plan to do so. Section 6.8 Non-Solicitation. From the date of this Agreement until the Closing (and if this Agreement is terminated in accordance with its terms before the Closing, for a period of one year after such termination), each of Buyer and Parent covenant with Seller that it will not, directly or indirectly, on their own behalf or on behalf of, or in connection with, any other Person (other than Seller or an Affiliate thereof), as principal, agent, creditor, advisor, consultant, owner, partner, independent contractor, employee, shareholder, director, officer, or in any capacity whatsoever, employ or contract with, offer employment to, solicit the employment or service of, or procure or assist any Person to employ, contract with, offer employment to, or solicit the employment or service of, or otherwise entice away from the employment or service of Seller or the Group Companies, any Person who both (i) is employed by Seller or any of its Subsidiaries (including the Group Companies) as at the date of this Agreement and (ii) Buyer or Parent first learned of or had contact with in connection with or as a result of the transaction contemplated by this Agreement. (b) Notwithstanding the provisions of Section 6.8(a), generalized searches for employees in the ordinary course of business through the use of advertisements in the media (including trade and industry media) or internet job postings and other general solicitation (including through any recruitment firm) and the hiring of any individual who responds to any such searches and solicitations shall not constitute a breach of this Section 6.8, and this Section 6.8 will not prevent any Person from employing any individual who contacts them on their own initiative without any direct or indirect solicitation that would breach this Section 6.8. Section 6.9 Settlement of Foreign Exchange Derivatives. Prior to Closing, Seller shall early settle in full all outstanding foreign exchange derivative positions attributable to or involving the Group Companies with the applicable financial institutions, and if: (a) the

56 corresponding financial settlement of such derivative positions results in a net asset position (with the cash resulting therefrom owned by the Group Companies as of the open of business on the Closing Date), then the amount of such settlement shall, without double counting, result in an increase to the Cash Amount, or (b) the corresponding financial settlement of such derivative positions results in a net liability position (for the Group Companies as of the open of business on the Closing Date), then the amount of such settlement shall, without double counting, result in a decrease in the Cash Amount. Seller shall provide Buyer with documentation evidencing the settlement of all such outstanding derivative positions to the reasonable satisfaction of Buyer no later than five Business Days prior to Closing. ARTICLE 7 CONDITIONS PRECEDENT TO CLOSING Section 7.1 Conditions Precedent to Obligations of Buyer and Parent. The obligations of Buyer and Parent to be performed at or after the Closing under this Agreement shall be subject to the satisfaction (or written waiver) at or prior to the Closing of each of the following conditions: (a) (i) each of the Fundamental Representations shall be true and correct in all respects when made and shall be true and correct in all respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date (except those representations and warranties that address matters as of a particular date, in which case as of that date), except for de minimis inaccuracies, and (ii) all other representations and warranties made by Seller in this Agreement shall be true and correct (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “materiality,” and similar exceptions and qualifiers set forth in any such representation or warranty) when made and at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date (except those representations and warranties that address matters as of a particular date, in which case as of that date), except where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (it being understood, for purposes of this subclause (ii), such Material Adverse Effect standard will be applied to (A) the requirement that the representations and warranties be true and correct when made and (B) the requirement that the representations and warranties be true and correct as of the Closing Date); and Seller shall have delivered to Buyer a certificate dated as of the Closing Date confirming the foregoing; (b) Seller shall have performed in all material respects, or complied with in all material respects, all covenants required by this Agreement to be performed or complied with by Seller prior to or at the Closing (including the covenants of Seller set forth in Section 9.4); and Seller shall have delivered to Buyer a certificate dated as of the Closing Date confirming the foregoing; (c) since the date of this Agreement, a Material Adverse Effect shall not have occurred, and Seller shall have delivered to Buyer a certificate dated as of the Closing Date confirming the foregoing;

57 (d) Seller shall have delivered to the Notary all of the documents described in Section 9.2(a), and to Buyer all of the documents described in Section 9.2(b), at the Closing; (e) any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired, and all consents under Competition Law or Foreign Direct Investment Laws in the jurisdictions set forth in Exhibit C shall have been obtained, without the imposition of a Burdensome Condition; (f) no Law or Order (whether temporary, preliminary, or permanent) shall have been enacted, entered, promulgated, adopted, issued, or enforced by any Regulatory Authority that is then in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; and (g) no Litigation shall be pending or threatened in writing by any Person (excluding Seller, Buyer, Parent, any Group Company, or any of their respective Affiliates) in any jurisdiction (i) challenging or seeking to enjoin, restrict, or prohibit (A) any of the transactions contemplated hereby, (B) the right of Buyer to acquire or own the Company Shares, or (C) the right of any Group Company to operate its business after Closing on substantially the same basis as operated as of the date of this Agreement or (ii) alleging that entry into this Agreement or any Ancillary Instrument or consummation of any of the transactions contemplated hereby or thereby constitutes, or would constitute, a violation, breach, event of default, or similar circumstance (or triggers, or would trigger, a right of first refusal, option to purchase, termination, or other right) under any of the Organizational Documents of any Group Company. Section 7.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to be performed at or after the Closing under this Agreement shall be subject to the satisfaction (or written waiver) at or prior to the Closing of each of the following conditions: (a) (i) each of the representations and warranties made by Buyer in this Agreement that is qualified as to materiality shall be true and correct in all respects when made and shall be true and correct in all respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, and (ii) each of the representations and warranties made by Buyer in this Agreement that is not qualified as to materiality shall be true and correct in all respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date; and Buyer shall have delivered to Seller a certificate dated as of the Closing Date confirming the foregoing; (b) Buyer shall have performed in all material respects, or complied with in all material respects, all covenants required by this Agreement to be performed or complied with by Buyer prior to or at the Closing (including the covenants of Buyer set forth in Section 9.4); and Buyer shall have delivered to Seller a certificate dated as of the Closing Date confirming the foregoing;

58 (c) Buyer shall have delivered to the Notary all of the documents described in Section 9.3(a), and to Seller the documents described in Section 9.3(b), at the Closing; (d) any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired, and all consents under Competition Law or Foreign Direct Investment Laws in the jurisdictions set forth in Exhibit C shall have been obtained, without the imposition of a Burdensome Condition; (e) no Law or Order (whether temporary, preliminary, or permanent) shall have been enacted, entered, promulgated, adopted, issued, or enforced by any Regulatory Authority that is then in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; and (f) no action or proceeding shall be pending by any Person (other than Seller, Buyer, Parent, any Group Company, or any of their respective Affiliates) in any jurisdiction, to enjoin, restrict, or prohibit: (i) the transactions contemplated hereby; (ii) the right of Buyer to acquire or own the Company Shares; or (iii) the right of the Company to operate the business after Closing on substantially the same basis as currently operated. Section 7.3 Frustration of Closing Conditions. Neither Seller with respect to Section 7.2 nor Buyer and Parent with respect to Section 7.1 may rely on the failure of any such condition to be satisfied if such failure was caused by, or resulted from, such Party’s failure to comply with any provision of this Agreement. ARTICLE 8 INDEMNIFICATION Section 8.1 By Seller. Seller shall indemnify and hold harmless Parent and its Subsidiaries (including Buyer and, after the Closing, the Group Companies) and the equityholders, directors, officers, employees, and agents of Parent and its Subsidiaries (collectively, the “Buyer Indemnified Parties”) from and against (a) all Losses asserted against, imposed upon, or incurred by any Buyer Indemnified Party by reason of or resulting from (i) any inaccuracy or breach of any representation or warranty of Seller contained in or made pursuant to this Agreement or an Ancillary Instrument, or (ii) any breach of any covenant of Seller contained in or made pursuant to this Agreement or an Ancillary Instrument, (b) any Indemnified Liabilities, (c) any Indemnified Taxes, (d) any Additional Indemnified Matters, or (e) any Additional Tax Indemnified Matters. Section 8.2 By Buyer. Buyer shall indemnify and hold harmless Seller and its Subsidiaries (excluding, after the Closing, the Group Companies) and the equityholders, directors, officers, employees, and agents of Seller and its Subsidiaries (collectively, the “Seller Indemnified Parties”) from and against all Losses asserted against, imposed upon, or incurred by any Seller Indemnified Party by reason of or resulting from (a) any inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement or an Ancillary Instrument or (b) any breach of any covenant of Buyer contained in or made pursuant to this Agreement or an Ancillary Instrument.

59 Section 8.3 Limitations on Indemnification. Except for fraud or any willful or intentional breach or misrepresentation, as to which claims may be brought without limitation as to time or amount: (a) Time Limitation. No claim for indemnification for an inaccuracy or breach of a representation or warranty shall be brought under this Article 8 after the first year anniversary of the Closing Date. However, notwithstanding the foregoing or any other provision of this Agreement: (i) there shall be a ten year limitation on any claim for indemnification for an inaccuracy or breach of any Fundamental Representation, and Seller hereby waives all applicable statutory limitation periods with respect thereto; (ii) a claim for indemnification for an inaccuracy or breach of a representation or warranty set forth in Section 3.6 may be brought on or before 90 days following the expiration of the applicable statute of limitations for Taxes (including any permitted extensions); and (iii) if any act, omission, disclosure, or failure to disclose shall form the basis for a claim for an inaccuracy or breach of more than one representation or warranty (or under more than one indemnification provision of this Agreement) and such claims have different periods of survival hereunder, then the expiration of the survival period of one claim shall not affect an Indemnified Party’s right to make a claim based on the breach of representation or warranty (or other provision of this Agreement) still surviving. (b) Indemnified Matters Time Limitation. (i) No claim for indemnification for an Additional Indemnified Matter shall be brought under this Article 8 after the third year anniversary of the Closing Date. (ii) No claim for indemnification for any Indemnified Taxes or an Additional Tax Indemnified Matter shall be brought under this Article 8 after the date that is 90 days following the expiration of the applicable statute of limitations for Taxes (including any permitted extensions). (c) Preserved Claim. Any claim made by an Indemnified Party by providing the Indemnifying Party with written notice of an alleged inaccuracy or breach of a representation or warranty or the circumstances giving rise to the claim hereunder for Indemnified Taxes, Additional Tax Indemnified Matters or Additional Indemnified Matters (together, the “Indemnified Matters”) (including an overview of material facts underlying such claim and, as applicable, the specific representation or warranty or Indemnified Matter alleged to have been breached, to be inaccurate, or to be giving rise to the claim, in each case, to the extent known at such time) prior to the expiration of the respective survival period for such claim shall be preserved despite the subsequent expiration of such survival period (regardless of whether such claim is liquidated at the time of delivery of such notice); provided that, for the avoidance of doubt, an Indemnified Party may not assert a separate claim following expiration of the respective survival period for such claim solely because

60 such separate claim comprises or involves the Indemnified Matter that is the topic of a claim asserted prior to the expiration of the survival period. (d) Deductible Limitation. (i) The Buyer Indemnified Parties shall not be entitled to indemnification for Losses for an inaccuracy or breach of a representation or warranty under this Article 8, unless the aggregate amount of all Losses of the Buyer Indemnified Parties (taken together) related to any and all inaccuracies or breaches of representations and warranties of Seller exceeds on a cumulative basis an amount equal to C$2,500,000 (or its foreign currency equivalent) (the “Warranty Deductible”), at which point Seller shall indemnify the Indemnified Party for such Losses but only to the extent such Losses exceed the Warranty Deductible (it being understood, for clarity, Seller shall not be required to indemnify a Buyer Indemnified Party in respect of such breaches of representations and warranties unless and until such Losses (in the aggregate) exceed the Warranty Deductible). (ii) The Buyer Indemnified Parties shall not be entitled to indemnification for any Additional Indemnified Matter under this Article 8, unless the aggregate amount of the Liability of the Buyer Indemnified Parties (taken together) in respect of all Additional Indemnified Matters exceeds on a cumulative basis an amount equal to C$2,500,000 (or its foreign currency equivalent) (the “Additional Deductible”), at which point Seller shall indemnify the Indemnified Party for such Liability but only to the extent such Liability exceeds the Additional Deductible (it being understood, for clarity, Seller shall not be required to indemnify a Buyer Indemnified Party in respect of such Additional Indemnified Matters unless and until such Liability (in the aggregate) exceed the Additional Deductible). (e) Amount Limitation. (i) Except with respect to claims for inaccuracies or breaches of Fundamental Representations (as to which the limitation in this Section 8.3(e) shall not apply), the aggregate amount of all Losses paid by Seller under this Article 8 with respect to inaccuracies or breaches by Seller of representations and/or warranties contained herein shall not exceed C$2,500,000 (or its foreign currency equivalent) in the aggregate. (ii) The aggregate amount of all Liability paid by Seller under this Article 8 with respect to all Additional Indemnified Matters shall not exceed 5.0% of the Purchase Price (or its foreign currency equivalent) in the aggregate. (iii) Notwithstanding anything to the contrary herein, the aggregate amount of all Losses paid by an Indemnifying Party under this Article 8 shall not exceed the Purchase Price. (f) Insurance Offset. The obligation of an Indemnifying Party to indemnify an Indemnified Party under this Article 8 with respect to inaccuracies or breaches of representations and/or warranties or in respect of Indemnified Taxes shall be reduced by the amount of insurance proceeds actually received by the Indemnified Party from third party

61 insurers with respect to such Losses, net of all costs of the making, administration, and collection of the claim (but no such proceeds shall reduce Losses or Liability that fall(s) within the scope of a deductible or retention under such insurance policy). The Indemnified Party shall undertake good faith efforts to make and pursue reasonable claims against third party insurers with respect to such Losses and Liability, provided that the Indemnified Party shall not be required to commence or otherwise participate in any Litigation, arbitration, mediation, or similar legal proceeding in respect of any such claims. Prior to pursuing recovery after the Closing under this Article 8 with respect to inaccuracies or breaches of representations and/or warranties or in respect of Indemnified Taxes from Seller if permitted under this Agreement (but subject to a right to submit a notice of indemnification to Seller in accordance with Section 8.3(c) so as to preserve rights within any applicable survival period), a Buyer Indemnified Party shall pursue recovery under the RWI Policy up until the point at which the coverage under the RWI Policy has been denied or is otherwise unavailable due to the application of the retention or cap amount or an exclusion under the RWI Policy; provided, however, that nothing in this Agreement shall be construed to require the Buyer Indemnified Parties to commence or otherwise participate in any Litigation, arbitration, mediation, or similar legal proceeding in respect of any such claims prior to pursuing recovery from Seller. (g) Mitigation Offset. An Indemnifying Party shall not have Liability for Losses under this Article 8 to the extent the Indemnified Party fails to mitigate such Losses in accordance with applicable Law. (h) Type of Losses. An Indemnifying Party shall not be liable under this Article 8 for Losses that constitute punitive damages under applicable Law, except to the extent payable in a Third Party Claim. (i) No Double Recovery. No Indemnified Party may recover for breach of this Agreement or any duly executed Ancillary Instrument more than once in respect of the same Losses suffered, and no amount (or part of any amount) shall be taken into account more than once for breach of this Agreement or any duly executed Ancillary Instrument, with the intent that there will be no double counting for breach of this Agreement or any duly executed Ancillary Instrument. (j) RWI Policy. The limitations on indemnification provided for in this Section 8.3 shall apply even if: (i) the RWI Policy is never issued; (ii) the RWI Policy is revoked, cancelled, or modified in any manner after issuance; or (iii) a Buyer Indemnified Party makes a claim under the RWI Policy and such claim is denied by the RWI insurer. Section 8.4 Indemnification of Third Party Claims and Tax Matters. The following provisions shall apply to any claim for indemnification under this Article 8 that involves Litigation, arbitration, mediation, or similar legal proceeding filed or instituted by, or the making of any claim or demand by, any Person that is not a Party or an Affiliate of a Party, including, for certainty, any audit, investigation, assessment or similar proceedings of a Regulatory Authority in respect of Taxes (in each case, a “Third Party Claim”): (a) Notice. The Person or Persons seeking to be indemnified (whether one or more, the “Indemnified Party”) shall provide the Parties from whom indemnification is sought (whether one or more, the “Indemnifying Party”) with written notice of the Third

62 Party Claim promptly after its receipt of service or other written notice in respect thereof. Failure to provide notice of the Third Party Claim shall not affect the Indemnifying Party’s obligations under this Article 8, except to the extent the Indemnifying Party is prejudiced thereby. (b) Defense. The Indemnifying Party may undertake and control the defense of the Third Party Claim, by representatives reasonably acceptable to the Indemnified Party, if (i) the Indemnified Party, in the case it is any of the Buyer Indemnified Parties, determines that the Losses alleged to be subject to indemnification under this Article 8 would not be recoverable, in whole or predominately, under the RWI Policy and (ii) the Indemnifying Party admits in written notice to the Indemnified Party that it has an indemnification obligation hereunder with respect to such Third Party Claim, in which case such admission shall constitute the Indemnifying Party’s undertaking to pay directly all Losses incurred in connection with the Third Party Claim (giving effect to the limitations set forth in this Article 8). If the Indemnifying Party undertakes the defense of the Third Party Claim, then the Indemnified Party shall have the right to participate in the defense of the Third Party Claim at its own expense, provided that, in such event, the Indemnifying Party shall pay the fees and expenses of such separate counsel (A) incurred by the Indemnified Party prior to the date the Indemnifying Party assumes control of the defense of the Third Party Claim or (B) if representation of both the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict of interest. So long as the Indemnifying Party is defending the Third Party Claim actively and in good faith, the Indemnified Party shall not compromise or settle, or consent to the entry of a judgment with respect to, the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned, or delayed). Each Party shall cooperate, and cause its Subsidiaries to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information, and testimony, and attend such conferences, discovery proceedings, hearings, trials, or appeals, as may be reasonably requested in connection with the defense. (c) Failure to Defend. If the Indemnifying Party, within a reasonable time after notice of the Third Party Claim, fails (or ceases) to defend the Third Party Claim actively and in good faith, then the Indemnified Party shall have the right to undertake the defense, compromise, or settlement of the Third Party Claim or consent to the entry of a judgment with respect to the Third Party Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party’s defense, compromise, settlement, or consent to judgment. (d) Indemnified Party’s Rights. Notwithstanding anything to the contrary in this Article 8, (i) if a Third Party Claim may adversely affect the Indemnified Party other than as a result of money Loss or other money payments (including by seeking an injunction or other equitable relief), involves any form of criminal claim, inquiry, or investigation relating to any Indemnified Party, or involves any Regulatory Authority, Major Customer, or Major Supplier, then the Indemnified Party (and not the Indemnifying Party) shall have the right to undertake and control the defense, compromise, and/or settlement of such Third Party Claim, and (ii) the Indemnifying Party shall not settle or compromise, or consent to the entry of judgment with respect to, any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned, or delayed).

63 Section 8.5 Payment. The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article 8. Upon judgment, determination, settlement, or compromise of any Third Party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement, or compromise and all other Losses of the Indemnified Party with respect thereto. The Parties shall agree to treat (and cause their Affiliates to treat) any payments received pursuant to this Article 8 as adjustments to the Purchase Price for all Tax purposes, to the maximum extent permitted by applicable Law. Section 8.6 Materiality Qualifiers. The Parties agree that, for purposes of this Article 8, in determining whether any representation or warranty set forth in this Agreement (other than the representation and warranty set forth in subclause (b)(i) of Section 3.9) has been breached and for purposes of determining the amount of Losses resulting therefrom, any and all “Material Adverse Effect,” “in all material respects,” “materiality,” and similar exceptions and qualifiers set forth in any such representation or warranty shall be disregarded. Section 8.7 Exclusive Remedy. The indemnification provisions of this Article 8 shall be the sole and exclusive remedy available to the Parties with respect to all claims arising out of or relating to the negotiation, execution, or performance of this Agreement and the Ancillary Instruments; provided, however, that the provisions of this Section 8.7 shall not apply to claims based on fraud or affect the ability of a Party to seek equitable relief, including specific performance, of a covenant set forth in this Agreement. To the extent permitted by applicable Law, any further claims and remedies arising out of or relating to the negotiation, execution, or performance of this Agreement (other than claims based on fraud or for specific performance, injunctive relief, or other equitable remedy which do not solely include claims for monetary damages), irrespective of the nature, amount, or legal basis, are hereby expressly waived and excluded. Notwithstanding anything to the contrary (including the preceding sentences), nothing in this Agreement shall limit, restrict, or otherwise affect the terms, conditions, and coverage of the RWI Policy, including any Buyer Indemnified Party’s right to make any claim, seek any coverage or recourse, receive any payment, or otherwise pursue the exercise of rights under the RWI Policy, provided that Buyer shall not, and Buyer shall cause the other Buyer Indemnified Parties not to, provide that a right of subrogation shall accrue or inure to the benefit of the insurer under the RWI Policy except to the extent otherwise set forth in the RWI Policy as of the Closing. ARTICLE 9 CLOSING Section 9.1 Closing Date. Unless this Agreement shall have been terminated pursuant to Section 10.1, and provided that the conditions set forth in Article 7 are satisfied or waived, the closing with respect to the transactions contemplated by this Agreement (the “Closing”) shall take place on the following date: (a) if all of the conditions set forth in Article 7 have been satisfied or waived on or before the 10th day of a month, other than conditions that, by their nature, will be satisfied at the Closing (but subject to their satisfaction or waiver at the Closing), the Closing shall occur on the first day of the month occurring after the month in which all of the conditions set forth in Article 7 have been satisfied or waived, other than conditions that, by their nature, will be satisfied at the Closing (but subject to their satisfaction or waiver at the Closing); or

64 (b) if all of the conditions set forth in Article 7 have been satisfied or waived after the 10th day of a month, other than conditions that, by their nature, will be satisfied at the Closing (but subject to their satisfaction or waiver at the Closing), the Closing shall occur on the first day of the second month occurring after the month in which all of the conditions set forth in Article 7 have been satisfied or waived, other than conditions that, by their nature, will be satisfied at the Closing (but subject to their satisfaction or waiver at the Closing). The actual date of the Closing is referred to as the “Closing Date,” and if the Closing occurs, the Closing shall, to the extent possible, be deemed to have become effective as of 12:01 a.m. on the Closing Date. The Parties intend that the pre-Closing and Closing shall be effected (i) with respect to the deliveries to the Notary set out in Section 9.2 and Section 9.3, on the basis of powers of attorney from each of Buyer, Seller and the Company, whereby Closing by the Notary on behalf of each of Buyer, Seller and the Company shall take place on the Closing Date at the offices of the Notary in Amsterdam, the Netherlands, at such time agreed by Seller and Buyer and (ii) with respect to the delivery of any other documents to be delivered pursuant to Section 9.2 and Section 9.3, remotely, via electronic delivery, such documents to be held in escrow by outside counsel to the recipient Party pending authorization by the delivering Party (or its outside counsel) of their release at the Closing. Section 9.2 Documents to be Delivered by Seller. At the Closing, Seller shall deliver, or cause to be delivered, the following documents, in each case duly executed and otherwise in proper form: (a) to the Notary (with copies to Buyer): (i) the KYC documentation as required by Dentons and/or the Notary regarding Seller and the Company; (ii) the original and up-to-date shareholders’ register of the Company; (iii) powers of attorney duly executed on behalf of Seller and the Company, respectively, and, as and where required by the Notary, legalized and apostilled, in each case authorizing the Notary (and each other (deputy) civil law notary and employee associated with the Notary) to enter into and execute the Deed of Transfer on their respective behalf; (iv) letters of resignation pursuant to which all management board members of the Company resign from the Company’s management board effective as from, and subject to, execution of the Deed of Transfer, in form and substance reasonably acceptable to Buyer and Seller, executed by such management board members; (v) a written shareholders’ resolution of the Company pursuant to which (A) the resignations of the management board members of the Company shall be accepted, (B) the management board members of the Company who are resigning are granted full and final discharge for all tasks and duties performed by them up to

65 and including the Closing Date, and (C) one or more persons designated for that purpose by Buyer as new management board members of the Company are appointed, all subject to execution of the Deed of Transfer; and (vi) written confirmation of receipt of an amount equal to the amount payable to Seller in accordance with Section 2.3(a) and Section 2.3(b). (b) to Buyer: (i) a restrictive covenant agreement, in the form attached hereto as Exhibit D (a “Restrictive Covenant Agreement”), executed by Seller; (ii) a general release, in the form attached hereto as Exhibit E, executed by Seller; (iii) evidence of the consummation of the transactions contemplated by Section 5.6, in form and substance acceptable to Buyer and Seller, acting reasonably; (iv) evidence of the consummation of the transactions contemplated by Section 5.7, in form and substance acceptable to Buyer and Seller, acting reasonably; (v) the Commercial Agreement, executed by Seller; (vi) such UCC termination statements, Personal Property Security Act financing statements reflecting discharges, and similar releases (including estoppel letters) and documents that are necessary to release or terminate any Equity Encumbrances affecting the Company Shares and the JV Shares and any Liens (other than Permitted Liens) affecting any assets of any Group Company, in form and substance acceptable to Buyer and Seller, acting reasonably; (vii) the Required Consents; (viii) a certificate, dated as of the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.1(a), Section 7.1(b), Section 7.2(b), and Section 7.2(c) have been satisfied; (ix) resolutions of Seller or its applicable Subsidiary terminating the Group Company 401(k) Plan, as described in Section 6.7, effective no later than the day immediately prior to the Closing Date; and (x) a certificate and applicable IRS notice letter with respect to each Group Company organized under the Laws of any state of the United States of America pursuant to Treas. Reg. §§ 1.897-2(h) and 1.1445-2(c)(3). Section 9.3 Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver, or cause to be delivered, the following documents, in each case, duly executed and otherwise in proper form:

66 (a) to the Notary (with a copy to Seller): (i) a power of attorney duly executed on behalf of Buyer and, as and where required by the Notary, legalized and apostilled, in each case authorizing the Notary (and each other (deputy) civil law notary and employee associated with the Notary) to enter into and execute the Deed of Transfer on its behalf; and (ii) personal data cards of each managing director to be appointed by each of the Companies, stating that they accept their appointment as managing director, legalised and apostilled, as and where required; (b) to Seller: (i) the Restrictive Covenant Agreement, executed by Buyer; (ii) the Commercial Agreement, executed by a Group Company, such Group Company to be mutually agreed upon by Buyer and Seller, each acting reasonably; (iii) a certificate, dated as of the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in the certificates described in Section 7.2(a) and Section 7.2(b) have been satisfied; and (iv) evidence that the RWI is in full force and effect, in form and substance acceptable to Seller and Buyer, acting reasonably. Section 9.4 Action to be Taken by Buyer, Seller, and Notary. At the Closing, subject to (i) Seller having provided all documents referred to under Section 9.2, unless waived by Buyer in writing, and (ii) Buyer having provided all documents referred to under Section 9.3, unless waived by Seller in writing,: (a) Buyer and Seller shall deliver, or cause to be delivered, in each case, duly executed and otherwise in proper form, a written instruction to execute the Deed of Transfer on behalf of Buyer, Seller and the Company, and Seller shall cause the Company to acknowledge the transfer of the Company Shares by executing the Deed of Transfer; (b) Buyer shall comply with its obligations under Section 2.3(a) and Section 2.3(b); (c) Buyer and Seller shall cause the Notary: (i) to execute the Deed of Transfer pursuant to which Seller shall transfer the Company Shares to Buyer and Buyer shall accept the transfer of the Company Shares (it being understood Seller shall cause the Company to acknowledge this transfer); (ii) to make the relevant entries in the shareholders' register of the Company and subsequently provide Buyer with such updated shareholders’ register;

67 (iii) to make any necessary registrations with the business register of the Dutch Chamber of Commerce; and (iv) to make any necessary registrations with the UBO register held by the Dutch Chamber of Commerce; and (d) Buyer and Seller shall do all such further acts and execute all such further documents as shall, in the reasonable opinion of Buyer and Seller, be necessary to fully effect the transactions contemplated by this Agreement. ARTICLE 10 TERMINATION Section 10.1 General. This Agreement may be terminated at any time prior to the Closing only as follows: (a) by mutual written consent of Buyer and Seller; (b) by Buyer or Seller if (i) a Law shall have been enacted, entered, or promulgated prohibiting the consummation of the transactions contemplated by this Agreement substantially on the terms contemplated by this Agreement or (ii) an Order shall have been enacted, entered, promulgated, or issued by a Regulatory Authority permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by this Agreement substantially on the terms contemplated by this Agreement, and such Order shall have become final and non-appealable; provided, however, that the Party seeking to terminate this Agreement pursuant to this subclause (ii) shall have used commercially reasonable efforts to remove such Order and the Party seeking to terminate this Agreement shall not have breached any of its representations, warranties, or covenants set out in this Agreement which has been a contributing cause of the issuance, promulgation, enforcement, or entry of any such Order; (c) by Buyer or Seller if the Closing shall not have occurred on or before such date that is seven months after the date of this Agreement or such other date as Buyer and Seller agree in writing (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to a Party if such Party has breached in any material respect its obligations under this Agreement in any manner that shall have caused the failure of the transactions contemplated by this Agreement to be consummated on or before the Termination Date; (d) by Buyer if all of the following shall have occurred: (i) Seller shall have breached or failed to perform in any material respect any of its representations, warranties, or covenants contained in this Agreement; (ii) such breach or failure to perform is reasonably expected to result in any condition to the obligations of Buyer to not be satisfied; and (iii) such breach or failure to perform is incapable of being cured by Seller prior to the date that is 30 days after receipt of written notice thereof or, if such breach or failure to perform is capable of being so cured, Seller shall not have cured such breach or failure to perform within 30 days after receipt of written notice thereof; and

68 (e) by Seller if all of the following shall have occurred: (i) Buyer shall have breached or failed to perform in any material respect any of its representations, warranties, or covenants contained in this Agreement; (ii) such breach or failure to perform is reasonably expected to result in any condition to the obligations of Seller to not be satisfied; and (iii) such breach or failure to perform is incapable of being cured by Buyer prior to the date that is 30 days after receipt of written notice thereof or, if such breach or failure to perform is capable of being so cured, Buyer shall not have cured such breach or failure to perform within 30 days after receipt of written notice thereof. Section 10.2 Effect of Termination. If this Agreement is terminated as provided in Section 10.1, then this Agreement shall forthwith become wholly void and of no further force and effect, and there shall be no Liability under this Agreement on the part of the Parties; provided, however, that (a) the provisions of Article 11 shall remain in full force and effect and (b) termination shall not relieve a Party from Losses incurred or suffered by the other Party as a result of any fraud or any willful or material breach of any of such Party’s representations, warranties, or covenants set forth in this Agreement. ARTICLE 11 MISCELLANEOUS Section 11.1 Parent Guarantee Parent is the direct owner of 100% of the Equity Interests of Buyer and hereby irrevocably and unconditionally guarantees to Seller the punctual and full performance by Buyer of Buyer’s obligations pursuant to this Agreement (including, for the avoidance of doubt, any indemnification obligations and obligations to consummate the transactions contemplated hereunder). The foregoing guarantee is absolute and unconditional and the obligations of Parent will not be released, discharged, limited, or otherwise affected by (and Parent hereby consents to or waives, to the fullest extent permitted by applicable Law): (a) any defense arising by reason of any failure of Seller or any of Seller Indemnified Parties to make any demand for performance, notice of non performance, protest, or any other notice; (b) any defense arising by reason of any capacity, lack of authority or other defense of Parent; or (c) any defense based upon or arising under any bankruptcy, insolvency, reorganization, moratorium, arrangement, winding up, liquidation or dissolution, termination of the existence of, or other matter whatsoever respecting Buyer or Parent or any successor or permitted assignee of either Party. Parent hereby agrees that Seller shall not have to proceed first against Buyer in respect of any such matter before exercising their rights under this guarantee against Parent. Parent’s obligations under this Section 11.1 shall survive until such date on which Parent sells or otherwise disposes, to an arm’s-length third party, all of its Equity Interests in the Group Companies and the JV Company. For the avoidance of doubt, for the purposes of this Section 11.1, any Person that constitutes an Affiliate of Parent shall not be considered an arm’s length third party. Section 11.2 Publicity. Parent and Seller shall each issue an initial press release with respect to this Agreement and the transactions contemplated on the date of this Agreement which initial release shall be in a form agreed to by the other Party, acting reasonably. Thereafter, each Party agrees that no public release, statement, announcement, or other disclosure concerning the transactions contemplated hereby shall be issued by any Party without the prior written consent of Parent and Seller (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law; (b) court process; (c) the rules or regulations of any applicable securities Regulatory Authority in Canada or the United States or the stock exchange on which the relevant entity is listed; or (d) any Regulatory Authority to which the relevant Party is

69 subject or submits; provided, in each such case, that the Party making the release, statement, announcement, or other disclosure shall use its commercially reasonable efforts to allow Parent and Seller reasonable time to comment on such release, statement, announcement, or other disclosure in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 11.2 shall not apply to any release, statement, announcement, or other disclosure (including communication in connection with meetings, discussions, presentations, and calls with investors, debt providers, and analysts) that is substantially similar to those in a previous release, statement, announcement, or other disclosure made by Parent or Seller in accordance with this Section 11.2. Without limiting the generality of the foregoing and for greater certainty, the Parties acknowledge and agree that Seller shall file this Agreement together with a material change report related thereto, under Seller’s profile on SEDAR+, and Parent will file this Agreement together with the related press release on EDGAR. Section 11.3 Entire Agreement. This Agreement (including its exhibits and schedules) supersedes all prior agreements, and constitutes (together with the Ancillary Instruments) a complete and exclusive statement of the terms of the agreement, between the Parties with respect to its subject matter. Section 11.4 Assignment. Except as provided in Section 1.3, no Party shall assign, transfer, or encumber this Agreement, or its rights or obligations under this Agreement, without the prior written consent of Parent and Seller, and any attempted assignment, transfer, or encumbrance without such consent shall be void and without effect. Without limiting the generality of the foregoing, no assignment, including, for greater certainty, to a Designated Buyer, shall relieve the assigning Party’s obligation under this Agreement. Section 11.5 Dispute Resolution. (a) Governing Law and Language. This Agreement is governed by and is to be interpreted and enforced in accordance with the Laws of the State of New York and the federal laws of the United States of America applicable therein, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. Each of the Parties irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of, or related to, this Agreement. No translation, if any, of this Agreement shall have any force or effect in the interpretation of, or in the determination of the intent of the Parties under, this Agreement. (b) Dispute Resolution. In the event any dispute between or among any of the Parties arises out of or in connection with this Agreement other than as described in Section 2.4(e) (a “Dispute”), any Party may submit the Dispute to arbitration by filing a request for arbitration with the American Arbitration Association (the “ADR Firm”) and delivering a copy of such arbitration request to the other applicable Party or Parties. Any Dispute submitted to arbitration shall be finally settled by binding arbitration administered by the ADR Firm under the International Arbitration Rules of the ADR Firm in effect as of the Closing (the “Arbitration Rules”). The arbitration proceedings shall be conducted by a panel of three arbitrators (the “Tribunal”), each of whom shall have experience in commercial transactions and sufficient technical background (whether gained through education, work experience, or otherwise) to enable the arbitrator to comprehend any technical material that is relevant to the subject of the arbitration and none of whom shall be a then current employee, agent, or other representative of any direct competitor of Parent, Seller, or any of their

70 respective Subsidiaries. One arbitrator shall be appointed by each of Parent and Seller and one arbitrator shall be selected by the other two arbitrators or, if the other two arbitrators cannot agree on such third arbitrator within ten Business Days from the later of their respective appointments, selected by the ADR Firm in accordance with the Arbitration Rules. If the Parties do not agree on whether an arbitrator meets the criteria for arbitrators, then the ADR Firm shall determine whether such criteria are met. All proceedings related to such arbitration shall be held in New York City, New York, United States of America unless Parent and Seller otherwise agree in writing. The decision of the Tribunal in such proceeding, including any award, shall be final, not subject to appeal, and shall be enforceable in any court of competent jurisdiction. Each Party agrees to take or cause to be taken all actions necessary to implement such decision. Each Party shall pay its own costs, expenses, and fees, including attorneys’ and consultants’ fees, incurred in any Dispute resolution proceeding under this Agreement and shall share equally any proceeding fees for any such proceeding. All Dispute resolution proceedings described in this Section 11.5(b) shall be conducted in the English language. (c) Specific Performance. Notwithstanding anything to the contrary, each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique and recognizes and affirms that in the event of a breach of this Agreement by a Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the other Party’s obligations under this Agreement not only by an action or actions for Loss but also by an action or actions for specific performance, injunctive, and/or other equitable relief (without posting of bond or other security). Each Party agrees that it shall not oppose the granting of specific performance, injunctive, and/or other equitable relief when available pursuant to the terms of this Agreement and hereby waives (i) any defenses for specific performance, injunctive, and/or other equitable relief, including the defense that the other Party has an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity, and (ii) any requirement under Law to post a bond, undertaking, or other security as a prerequisite to obtaining equitable relief. To the extent a Party brings any action, claim, complaint, or other proceeding, in each case, before any Regulatory Authority to enforce specifically the performance of this Agreement prior to the Closing, the Termination Date shall automatically be extended to the date that is the fifth Business Day after the presiding Regulatory Authority issues a final Order that is no longer subject to appeal or such later date as may be established by the presiding Regulatory Authority. Section 11.6 Parties in Interest. Except for the provisions of Section 8.1 and Section 8.2 (and related provisions of Article 8), nothing in this Agreement, express or implied, shall confer any rights or remedies upon any Person other than the Parties and their respective permitted successors and permitted assigns. Without limitation, nothing in this Agreement, express or implied, shall confer upon any Person any right relating in any way to employment or terms of employment with Buyer or any of its Affiliates (including, after the Closing, the Group Companies). Section 11.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, then all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner

71 materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement in order to carry out the original intent and purpose of such invalid or unenforceable provision of the Parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Section 11.8 Amendment. This Agreement may be amended or supplemented only pursuant to a written instrument executed and delivered by Parent, Buyer and Seller. Section 11.9 Waiver. No waiver by a Party of any of the provisions of this Agreement shall be effective unless expressly set forth in writing and executed by the Party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of a Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, or covenants contained in this Agreement and in any documents delivered or to be delivered pursuant hereto. The waiver by a Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Section 11.10 Notices. All notices, requests, demands, and other communications under this Agreement shall be given in writing and shall be personally delivered, sent by electronic transmission, or sent by a nationally recognized private overnight courier service as follows: (a) If to Buyer or Parent, to: Kontoor Brands, Inc. 400 North Elm Street Greensboro, North Carolina 27401 Attention: Thomas L. Doerr, Jr. Email: thomas.doerr@kontoorbrands.com (with a copy to) Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Bryan S. Schultz Email: brschultz@foley.com (b) If to Seller, to: Canadian Tire Corporation, Limited 2180 Yonge Street Toronto, Ontario M4P 2V8 Attention: Office of the General Counsel Email: lisa.damiani@cantire.com

72 (with a copy to) Norton Rose Fulbright Canada LLP 222 Bay Street Suite 3000 P.O. Box 53 Toronto, Ontario M5K 1E7 Attention: Trevor Zeyl Email: trevor.zeyl@nortonrosefulbright.com or to such other Person or address as a Party shall have specified by notice in writing to the other Party. If personally delivered, then such communication shall be deemed delivered on the date of actual receipt; if sent by electronic transmission, then such communication shall be deemed delivered the date of the transmission or, if the transmission is not made before 4:00 p.m., at the place of receipt, on a Business Day, the first Business Day after transmission; and if sent by overnight courier, then such communication shall be deemed delivered on the date of receipt. Section 11.11 Expenses. (a) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred, imposed, assessed, or payable in connection with this Agreement (the “Transfer Taxes”) shall be borne one-half by Buyer and one-half by Seller; provided, however, that any Transfer Taxes incurred in connection with the Pre-Closing Reorganization and other actions described in Section 5.7 shall be borne by Seller. The Party responsible by applicable Law shall timely pay any such Transfer Taxes (subject to reimbursement for the other Party’s share, if any, of such Taxes) and timely file any Tax Return or other document with respect to such Taxes or fees (and the other party shall cooperate with respect thereto as necessary). (b) RWI Policy. Buyer, on the one hand, and Seller, on the other hand, shall each pay 50% of all fees and costs associated with the procurement of the RWI Policy, including the premium, underwriting fees, surplus lines Taxes, fees and other expenses and the fees charged by any insurer or insurance broker in connection with the RWI Policy. (c) Notary Fees. All fees and costs of the Notary in relation to the transactions contemplated by this Agreement (including all matters relating to the execution of the Deed of Transfer) shall be borne one-half by Buyer and one-half by Seller. (d) Other. Except to the extent otherwise expressly set forth in this Agreement, each Party shall bear and pay its own expenses and the expenses of its Representatives in connection with the transactions contemplated by this Agreement. Section 11.12 Disclosure Letter. Seller has prepared the disclosure letter accompanying this Agreement (the “Disclosure Letter”) and delivered the same to Buyer on the date of this Agreement. No representation or warranty shall be qualified or otherwise affected by any fact or item disclosed on any Section of the Disclosure Letter unless such representation or warranty is

73 expressly qualified by reference to a Section of the Disclosure Letter and any fact or item disclosed in any Section of the Disclosure Letter shall be deemed disclosed in all other Sections of the Disclosure Letter to which such fact or item may reasonably apply so long as such disclosure is in sufficient detail to enable a reasonable person to identify the other Section of this Agreement to which such information is responsive. The Disclosure Letter shall not vary, change, or alter the language of the representations and warranties contained in this Agreement. All references in the Disclosure Letter to the enforceability of Contracts with third parties, the existence or non-existence of rights of third parties, the absence or existence of breaches or defaults, or similar matters or statements are intended only to allocate rights and risks between the Parties and are not intended to be admissions against interests or give rise to any inference or proof of accuracy. Section 11.13 Data Room Information. Within two Business Days after the Closing, Seller shall deliver, or cause to be delivered, to Buyer (or its designees), up to three USBs, at Buyer’s expense, or via file sharing method designated by Buyer, evidencing the documents that were made available in such data room. Section 11.14 Interpretative Provisions. For purposes of this Agreement, (a) the words “including” and “include” shall be deemed to be followed by the words “without limitation”, (b) the words “herein,” “hereof,” “hereby,” “hereto,” or “hereunder” refer to this Agreement as a whole, (c) references to “C$” refer to Canadian dollars, and (d) references to “USD$” refer to United States dollars. All statements and information set forth in the Disclosure Letter or in any certificate, instrument, or other document delivered by or on behalf of Seller pursuant hereto shall be deemed representations and warranties by Seller under Article 3. Unless the context otherwise requires, references in this Agreement: (i) to Articles, Sections, Exhibits, and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement; (ii) to an agreement, instrument, or other document shall mean such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute shall mean such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Schedules and Exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each Party confirms that both it and its counsel have reviewed, negotiated, and adopted this Agreement as the joint agreement and understanding of the Parties. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party. This Agreement may be executed by signatures exchanged via electronic means and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Without limitation, counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. For purposes of this Agreement, a document shall be deemed to have been “delivered,” “furnished” or “made available” (or any phrase of similar import) to Buyer if it has been posted to the data room at least five Business Days prior to the date of this Agreement (and not removed therefrom). Section 11.15 Definitions For purposes of this Agreement:

74 “Accounting Principles” shall mean GAAP. “Accrued Income Taxes” shall mean, without duplication and calculated on a jurisdiction-by-jurisdiction basis, an amount equal to the sum of the unpaid Liabilities for Income Tax (whether or not yet due) of the Group Companies as of the Closing Date for any Pre-Closing Tax Period. The amount of such Liabilities for Income Taxes of any Group Company shall be determined on a jurisdiction-by-jurisdiction basis, and shall not be less than zero with respect to any jurisdiction or time period. The Accrued Income Taxes shall be determined (a) in accordance with the past practices of the Group Companies in preparing Tax Returns (including reporting positions, elections, and accounting methods) to the extent consistent with this Agreement and applying a MLTN Standard, (b) by excluding any deferred Income Tax assets or Liabilities, (c) by taking into account any estimated (or other prepaid) Income Tax payments made prior to the Closing Date that are available to offset Income Taxes in a Pre-Closing Tax Period as a matter of Law, (d) by excluding any Liabilities, accruals or reserves for contingent Taxes or with respect to uncertain Tax positions, (e) by taking into account transaction Tax deductions, to the extent deductible by the Group Companies in the Pre-Closing Tax Period under applicable Tax Law, and assuming that the seventy percent (70%) safe-harbor election under Revenue Procedure 2011-29 to any “success-based fees” is available, in each case, to the extent permitted applying a MLTN Standard, (f) by including any “net tax liability” (within the meaning of inclusion under Section 965(h)(6) of the Internal Revenue Code), (g) by including in taxable income for the Pre-Closing Tax Period any previously unreported adjustment pursuant to Section 481 of the Code (or similar provision of state, local or non-U.S. Law) arising out of accounting method changes in a Pre-Closing Tax Period and any inclusions under Section 951(a) or Section 951A of the Internal Revenue Code (or similar provision of state, local or non-U.S. Law) attributable to (1) “subpart F income,” within the meaning of Section 952 of the of the Internal Revenue Code, (2) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Internal Revenue Code, or (3) “global intangible low-taxed income,” as defined in Section 951A of the Internal Revenue Code, in each case, determined as if the relevant taxable years ended on the Closing Date, (h) with respect to any Straddle Period, applying the principles contained in the definition of a Pre-Closing Tax Period, (i) by including any Taxes incurred in connection with the Pre-Closing Reorganization, and (j) by including any Taxes incurred in connection with the settlement of any intercompany accounts pursuant to Section 5.6. “Acquisition Proposal” shall mean any proposal or offer from any Person relating to any (a) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of any material asset of any Group Company or any JV-Related Company, (b) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of any Equity Interests of any Group Company or any JV-Related Company, (c) direct or indirect amalgamation, merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving any Group Company or any JV-Related Company, or (d) any other transaction or arrangement that is inconsistent with any of the transactions contemplated by this Agreement. “Additional Deductible” shall have the meaning set forth in Section 8.3(d)(ii). “Additional Indemnified Matters” shall mean those matters described in Section 8.3(b) of the Disclosure Letter. “Additional Tax Indemnified Matters” shall mean, except to the extent included in Indemnified Taxes, those matters described in Section 8.3(b) of the Disclosure Letter.

75 “ADR Firm” shall have the meaning set forth in Section 11.5(b). “Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity (it being understood that the term “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of more than 50% of the outstanding voting power of such Person or the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract, or otherwise). “Agreement” shall have the meaning set forth in the preamble of this Agreement. “Ancillary Instruments” shall mean any agreement, instrument, or document that is required to be delivered at the Closing pursuant to Section 9.2 or Section 9.3 or that is otherwise executed, or required to be executed, by any Party in furtherance of this Agreement or the consummation of the transactions contemplated by this Agreement. “Arbitration Rules” shall have the meaning set forth in Section 11.5(b). “Benefit Plan” shall have the meaning set forth in Section 3.20(a). “Books and Records” shall mean all corporate records (including Organizational Documents), books of account, financial statements, Tax records, personnel records, historic documents relating to employees, employee plans, assets, sales and purchase records, cost and pricing information, customer and supplier lists and files, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, business reports, plans and projections and all other documents, files, correspondence and other information of the Group Companies. “Burdensome Condition” shall have the meaning set forth in Section 5.3(b)(iii). “Business Day” shall mean a day on which commercial banks are open for business in Toronto, Ontario and Greensboro, North Carolina, but excludes a Saturday, Sunday, or any statutory or civic holiday in Toronto, Ontario or Greensboro, North Carolina. “Buyer” shall have the meaning set forth in the preamble of this Agreement. “Buyer Benefit Plans” shall have the meaning set forth in Section 6.6(b). “Buyer Indemnified Parties” shall have the meaning set forth in Section 8.1. “Cash Amount” shall mean those assets of the Group Companies consisting of the “cash and cash equivalents” line item of the Reference Closing Statement, the Estimated Closing Statement, the Preliminary Closing Statement, or the Final Closing Statement, as the case may be, together with, or less, as the case may be, the adjustments contemplated by Section 6.9 hereof. Notwithstanding the foregoing, the Cash Amount shall not include (a) any Restricted Cash or (b) any asset of any Group Company that is included in the calculation of the Net Working Capital. The Cash Amount may be a positive or negative number. For clarity, the Cash Amount shall be calculated after giving effect to the settlement of all intercompany accounts pursuant to Section 5.6.

76 “China JV-Related Companies” shall mean Helly Hansen ALI (Ningbo) Commercial Co., Ltd., Helly Hansen ALI (Shanghai) Commercial Co Ltd., and HH-ALI (Shanghai) Clothing Co., Ltd. “Closing” shall have the meaning set forth in Section 9.1. “Closing Date” shall have the meaning set forth in Section 9.1. “Closing Payment Schedule” shall have the meaning set forth in Section 2.4(b). “Closing Statement” shall have the meaning set forth in Section 2.4(a). “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. “Commercial Agreement” shall mean a supply agreement, in form and substance acceptable to Buyer and Seller, each acting reasonably, to be entered into on Closing, substantially on the terms set forth in Section 9.2(b)(v) of the Disclosure Letter and on any other terms and conditions mutually agreeable to the Parties. “Company” shall have the meaning set forth in the recitals of this Agreement. “Company Proprietary Software” shall mean all Software owned or purportedly owned by a Group Company. “Company Shares” shall have the meaning set forth in the recitals of this Agreement. “Competition Laws” shall mean all Laws that are designed or intended to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition through merger or acquisition or the creation or strengthening of a dominant position through merger or acquisition, in each case, that are applicable to the transactions contemplated hereby, including the HSR Act. “Contract” shall mean any written or oral agreement, contract, or other instrument, understanding, or arrangement that is legally binding. “Copyrights” shall mean copyrights and works of authorship, and all registrations, applications for registration, and renewals of any of the foregoing. “COVID-19” shall mean SARS-CoV-2 or COVID-19 and any evolutions or other mutations thereof. “COVID-19 Laws” shall mean: (a) Presidential Proclamation 9994 of March 13, 2021 Declaring a National Emergency Concerning the COVID-19 Outbreak; (b) the CARES Act; (c) the Families First Coronavirus Response Act of 2021; (d) Presidential Memorandum of August 8, 2021, Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, 85 FR 49587; (e) any program or aid offered by a Regulatory Authority in relation to COVID-19 including without limitation, the Canada Emergency Wage Subsidy (CEWS), the Ten Percent Wage Subsidy (TEWS), and the Canada Emergency Bank Account (CEBA); and (f) any related Laws, Orders, guidelines, or FAQs issued or enacted by any Regulatory Authority.

77 “CPA Firm” shall have the meaning set forth in Section 2.4(e). “Current Assets” shall mean the respective categories of assets of the Group Companies as set forth in the line items referred to as current assets on the Reference Closing Statement. “Current Liabilities” shall mean the respective categories of Liabilities of the Group Companies as set forth in the line items referred to as current liabilities on the Reference Closing Statement. “Deed of Transfer” shall mean the notarial instrument for the transfer of the Company Shares, in the form provided by the Notary, to be executed by the Notary at the Closing, pursuant to which the Company Shares are transferred from Seller to Buyer. “Deferred Revenue” shall mean any monies received by any Group Company from customers in advance of the full delivery or full performance of the related products or services provided (irrespective of whether classified as a current or long term Liability under GAAP), including (a) any deposits from customers pursuant to which a Group Company is obligated to expend funds for the purchase or performance of services for a specific order and (b) any amounts invoiced to, or paid by, customers of a Group Company that, as of the date of determination, are invoiced but not yet recognized as revenue. “Dentons” shall have the meaning set forth in Section 6.3(c)(i). “Designated Buyer” shall have the meaning set forth in Section 1.3. “Disclosure Letter” shall have the meaning set forth in Section 11.2. “Dispute” shall have the meaning set forth in Section 11.5(b). “Employer Taxes” shall mean any employment-based, payroll, social security, social insurance, employment or unemployment, employer health, and similar Taxes. “Environmental Claim” shall mean any Litigation, Order, Lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging Liability of whatever kind or nature (including Liability for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on, or resulting from: (a) any presence, release of, or exposure to, any Hazardous Substances; or (b) any actual or alleged noncompliance with, or Liability under, any Environmental Law or term or condition of any Environmental Permit. “Environmental Law” shall mean any Law (including common law), and any Contract with any Regulatory Authority, (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata), or the protection of human health or safety from Hazardous Substances or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, labeling, disclosure, registration, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal, or remediation of any Hazardous Substances.

78 “Environmental Notice” shall mean any directive, notice of violation or infraction, or notice respecting any potential or alleged Environmental Claim relating to actual or alleged noncompliance with any Environmental Law or any term or condition of any Environmental Permit. “Environmental Permit” shall mean any license, letter, clearance, consent, waiver, closure, exemption, decision, or other action required under or issued, granted, given, or authorized by or made pursuant to any Environmental Law. “Equity Encumbrance” shall mean (a) any Lien, (b) any voting trust, proxy, power of attorney, or similar arrangement, (c) any right or privilege capable of becoming a voting trust, proxy, power of attorney, or similar arrangement, or (d) any attachment or restriction affecting the ability of any holder of the Equity Interest to exercise all ownership rights thereto except as expressly required by Law. “Equity Interest” shall mean (a) any share capital, shares of capital stock, or similar securities, (b) any limited liability company interests, membership interests, or units, (c) any partnership interests, (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing entity, (e) any subscriptions, calls, warrants, options, or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire shares of capital stock, limited liability company interests, membership interests, or units, or other equity securities, (f) any securities convertible into or exercisable or exchangeable for capital stock, limited liability company interests, membership interests, or units, or other equity securities, or (g) any other interest classified as, or constituting, an equity security of a Person. “Equity Value” shall have the meaning set forth in Section 2.1. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” shall mean: (a) a member of a controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code); (b) a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Internal Revenue Code); (c) a member of an affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code); or (d) a member of any of the foregoing within the meaning of Section 4001(a)(14) of ERISA, that includes Seller or any of its Subsidiaries, including any entity that was a member of one of the groups described immediately above at any time during the current year or any of the preceding six calendar years (but only while such entity was a member). “Estimated Closing Statement” have the meaning set forth in Section 2.4(b). “Final Adjustment Amount” shall mean an amount (which may be a positive or negative number) equal to the Equity Value as reflected on the Final Closing Statement minus the Equity Value as reflected on the Estimated Closing Statement. “Final Closing Statement” shall mean either (a) the Preliminary Closing Statement if (i) no Statement Objection relating to the Preliminary Closing Statement is delivered to Buyer by the end of the 30-day period specified in Section 2.4(d) or (ii) Buyer and Seller so agree in writing or (b)

79 the Preliminary Closing Statement, as adjusted by (i) the written agreement of Buyer and Seller and/or (ii) the CPA Firm in accordance with Section 2.4(e). “Foreign Direct Investment Laws” shall mean all applicable Laws (other than Competition Laws) in effect from time to time that are designed or intended to prohibit, restrict, or regulate actions by foreigners to acquire interests in or control over domestic equities, securities, entities, assets, land, or other holdings for reasons of national security or other public policy. “Fundamental Representations” shall mean the representations and warranties set forth in Section 3.1(a), (b), (c) and (d), Section 3.2, Section 3.4(a), (b), (c), (e)(i) and (f)(i), and Section 3.29. “GAAP” shall mean generally accepted accounting principles in Norway as adopted by the Norwegian Accounting Act, adjusted for material IFRS differences, as adjusted to (a) remove depreciation expense for goodwill and brand intangible assets as these items are not amortized in IFRS, (b) apply IFRS 9 hedge accounting to add financial asset/liabilities, including Other Comprehensive Income and related accounts, (c) apply IFRS 16 lease Right of Use Assets, Lease Liabilities and related depreciation and interest expense, and (d) apply IAS 12 tax and deferred tax assets and liabilities as required. “Government Contract” shall have the meaning set forth in Section 3.17(l). “Group Companies” shall mean the Company and its Subsidiaries; provided, however, that under no circumstances shall any JV-Related Company be considered a Group Company for the purposes of this Agreement. “Group Company 401(k) Plan” shall have the meaning set forth in Section 6.7(a). “Group Company Benefit Plans” shall mean, collectively, each U.S. Group Company Benefit Plan and each International Group Company Benefit Plan. “Group Company Financial Statements” shall mean the consolidated financial statements of the Group Companies attached to Section 3.5(a) of the Disclosure Letter. “Group Company Intellectual Property Rights” shall mean (a) all Group Company Owned Intellectual Property Rights and (b) all Licensed Intellectual Property Rights that are used or held for use in the conduct of the business of any Group Company as currently conducted or proposed to be conducted. “Group Company Owned Intellectual Property Rights” shall mean all Intellectual Property Rights owned by any Group Company. “Hazardous Substance” shall mean (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, vapor, mineral or gas, in each case, whether naturally occurring or man-made, that (i) is classified as hazardous, acutely hazardous, toxic, a pollutant or a contaminant, or words of similar import or regulatory effect under Environmental Laws or (ii) otherwise poses a material health risk to human health or a material threat to the environment or natural resources and (b) any petroleum or petroleum-derived product (including crude oil or any fraction thereof), radon, radioactive material or waste, asbestos in any form, lead or lead-containing

80 material, urea formaldehyde foam insulation, polychlorinated biphenyl, per- and polyfluoroalkyl substance, perfluorooctanoic acid, and perfluorooctane sulfonate. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder. “Income Taxes” shall mean U.S. federal income Taxes and any U.S. state or local or non-U.S. Taxes determined with reference to gross or net income. “Indebtedness” shall mean all Liabilities of any Group Company, without duplication, in respect of: (a) borrowed money, whether long- or short-term, or extensions of credit (including credit card Liabilities and balances, bank overdrafts and advances); (b) long- or short-term obligations evidenced by bonds, notes, debentures, or similar instruments; (c) deferred purchase price of property, goods or services, including earn- outs, seller notes, holdbacks, or other unpaid purchase price obligations (other than accounts payable in the Ordinary Course); (d) direct or contingent obligations of a Group Company relating to letters of credit (including standby and commercial), bankers’ acceptances, surety or other bonds, or similar instruments, in each case, to the extent drawn; (e) all off-balance sheet Liabilities, including any related to factoring; (f) obligations relating to interest rate protection, currency swap agreements, collar agreements, or other hedging arrangements, in each case, to the extent payable if such contractual obligation is terminated as of the Closing; (g) Deferred Revenue; (h) Accrued Income Taxes; (i) severance or termination-related payments or benefits owed to any current or former director, manager, officer, employee, or independent contractor of a Group Company whose employment or other service relationship was terminated prior to the Closing, including the employer portion of any Employer Taxes payable or incurred (or that will be payable or incurred) in connection therewith; (j) earned, accrued, or owed but unpaid bonuses, commissions, or other incentive compensation in respect of any performance period (or portion thereof) owed to any current or former director, manager, officer, employee, or independent contractor prior to the Closing or with respect to any retention or similar bonuses awarded but not payable until, as of, or following the Closing Date, and in each case the employer portion of any Employer Taxes arising with respect thereto;

81 (k) unfunded Liabilities of a Group Company with respect to any deferred compensation, retiree welfare benefits, or defined benefit pension plans; (l) incurred but unpaid withdrawal or termination Liabilities associated with any defined benefit pension plan; (m) retirement plan employer contributions (matching, discretionary, or otherwise) for the plan year in which the Closing occurs, to the extent not yet paid to the applicable plan prior to the Closing; (n) indebtedness or other obligations of any other Person of the type described in the preceding subclauses (a)-(m) to the extent guaranteed by a Group Company; and (o) indebtedness or other obligations of any other Person of the type described in the preceding subclauses (a)-(n) to the extent secured by (or for which the holder of such indebtedness or other obligations has an existing right, contingent or otherwise, to be secured by) any Equity Encumbrance on any Company Shares or any Lien on any assets of any Group Company; and for certainty, shall include all Liabilities (including in respect of principal, interest, premiums (including make-whole premiums), prepayment penalties, breakage costs, fees, expenses, or similar charges) arising directly as a result of the discharge of such amount owed as required hereunder as well as payments or premiums attributable to, or that arise directly as a result of, the transactions contemplated by this Agreement, but shall not include (i) any obligations owed solely by one Group Company to another Group Company, (ii) any amount included in Transaction Expenses or Current Liabilities, or (iii) in the case of subclause (i) and (j) above, obligations to the extent arising from action by a Group Company after the Closing or in accordance with the express written request of Parent or Buyer prior to the Closing which amount would not have been incurred without such action or express written request. For clarity, any portion of the Liabilities of any Group Company relating to its long-term incentive plan or its short-term incentive plan of the type described above that are not included in Current Liabilities or Transaction Expenses on the Final Closing Statement and would have been incurred without such action or express written request shall constitute Indebtedness. “Indebtedness Amount” shall mean the aggregate amount of all Indebtedness as of the Closing. For clarity, the Indebtedness Amount shall be calculated after giving effect to the settlement of all intercompany accounts pursuant to Section 5.6, including, for the avoidance of doubt, any Taxes payable by any Group Company under such settlements. “Indemnified Liabilities” shall mean all Liabilities of any Group Company with respect to any instance of Indebtedness or Transaction Expenses as of the Closing that is not included in the calculation of the Equity Value as reflected in the Final Closing Statement or did not form part of a Statement Dispute. “Indemnified Matters” shall have the meaning set forth in Section 8.3(c). “Indemnified Party” shall have the meaning set forth in Section 8.4(a).

82 “Indemnified Taxes” shall mean, without duplication, the amount of any Taxes (or the nonpayment thereof) attributable to: (a) any Taxes of any Group Company for all Pre-Closing Tax Periods (including Taxes that relate to the portion of any Straddle Period ending on the Closing Date); (b) any Taxes of Seller or any of its Affiliates (other than the Group Companies), (c) any Taxes of any Person for which any Group Company may be liable as a result of having been member of an affiliated, consolidated, combined, or unitary group of which any Group Company (or any predecessor of any such member) is or was a member on or prior to the Closing Date, including by reason of a liability under Treas. Reg. §1.1502-6 or any comparable provisions of non-U.S., state, provincial or local Law; (d) any Taxes of any Person imposed on any Group Company arising under the principles of transferee or successor liability or by contract or otherwise, in each case related to an event or transaction occurring prior to the Closing; (e) any employment or payroll Taxes imposed on any Group Company related to the payment of any compensation paid or incurred in connection with the transactions contemplated by this Agreement; (f) Transfer Taxes incurred in connection with the Pre-Closing Reorganization and other actions described in Section 5.7; (g) any Taxes imposed in connection with the transfer of the JV Shares to Helly Hansen AS; (h) Employer Taxes, or Liability for failure to properly withhold, related to the payment of the Transaction Expenses; (i) any Taxes attributable the obligation to withhold (or the failure to withhold) on the payment of the Purchase Price (or any subsequent adjustment thereto) from Buyer (or its Affiliates) to Seller (or its Affiliates or designees), (j) any Taxes incurred in connection with the Pre-Closing Reorganization and other actions described in Section 5.7, including any Taxes incurred as a result of a failure by Seller to timely file the disclosure statement described in subclause (d) of Section 5.7 and (k) any Taxes incurred in connection with the settlement of any intercompany amounts pursuant to Section 5.6. “Indemnifying Party” shall have the meaning set forth in Section 8.4(a). “Insiders” shall mean (a) any Affiliate of any Group Company, (b) any equityholder, director or officer of any Group Company or any Affiliate of any Group Company, (c) any Person, to the Knowledge of the Company, in the immediate family of any equityholder, director, or officer of any Group Company (or any Affiliate of any Group Company), and (d) any entity in which, to the Knowledge of the Company, any of the foregoing Persons owns, or is otherwise entitled to, a 5% or greater direct or indirect beneficial interest. For this purpose, an Affiliate of a Group Company shall not mean or include another Group Company. “Insurance Policies” shall have the meaning set forth in Section 3.16. “Intellectual Property Agreements” shall mean all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to Intellectual Property Rights to which any Group Company is a party, beneficiary, or otherwise bound. “Intellectual Property Rights” shall mean all rights in, arising out of, or associated with any of the following anywhere in the world: (a) Trademarks; (b) Patents; (c) industrial designs, registrations, applications for registration, and renewals thereof; (d) Trade Secrets; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (g) Copyrights; (h) rights of publicity and privacy; (i) Software; (j) database rights, rights in designs, invention, rights in confidential business information and know-how, in each case, whether registered or unregistered

83 and including any registrations or applications therefor and goodwill appurtenant thereto; and (k) all other intellectual or industrial property and proprietary rights (including all such rights existing in any Technology System). “Internal Revenue Code” shall mean the U.S. Internal Revenue Code of 1986, as amended. “International Group Company Benefit Plan” shall mean a Benefit Plan that is maintained or sponsored by a Group Company, or under which a Group Company will have Liability after the Closing, exclusively or primarily for any current or former employees of the Group Companies primarily employed outside the United States, or any current or former dependents thereof. “IRS” shall mean the Internal Revenue Service. “JV Company” shall mean HH-ALI Pte. Ltd., a private company limited by shares incorporated in Singapore. “JV Contract” shall have the meaning set forth in Section 3.28(a)(ii). “JV Material Contracts” shall have the meaning set forth in Section 3.28(a)(iv). “JV Shares” shall have the meaning set forth in Section 3.4(b). “JV-Related Companies” shall mean the JV Company and its (direct or indirect) Subsidiaries. “Knowledge of the Company” or words of similar import shall mean the knowledge of any of Darryl Jenkins, Carrie Ask, Zornitsa Radkova-Lund, and James Brook, assuming that each such Person has made a reasonable inquiry and investigation. “Laws” shall mean any federal, state, provincial, local, foreign or transnational law, or other law (including common law), constitution, treaty (or other Contract between any Regulatory Authorities), convention, ordinance, code, rule, statute, Order, Permit, regulation, directive, tariff, or other similar requirement enacted, issued, adopted, promulgated, entered into, or applied by a Regulatory Authority. “Liability” or “Liabilities” shall mean any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense (including capital improvements), fine, penalty, Taxes, obligation, or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured. “Licensed Intellectual Property Rights” shall mean all Intellectual Property Rights in which any Group Company holds any rights or interests granted by other Persons, including Seller or any of its Subsidiaries, that is used or held for use in the conduct of the business of any Group Company as currently conducted or proposed to be conducted. “Liens” shall mean all mortgages, pledges, liens (statutory or otherwise), charges, security interests, hypothecs, easements, encroachments, rights-of-way, rights of refusal, conditional

84 sale or other title retention arrangements, claims, options, and other restrictions or encumbrances of any nature whatsoever. “Litigation” shall mean any action, suit, proceeding, mediation, arbitration (or other alternative dispute resolution proceeding), audit, investigation, or claim, whether civil, criminal, administrative, or other similar proceeding. “Loss” shall mean and include: (a) all Liabilities; (b) all losses, damages, judgments, awards, penalties, and settlements; (c) all demands, claims, suits, actions, causes of action, proceedings, and assessments, whether or not ultimately determined to be valid; and (d) all costs and expenses (including prejudgment interest in any litigated or arbitrated matter and other interest), court costs, and reasonable fees and expenses of attorneys, consultants, and expert witnesses of investigating, defending, or asserting any of the foregoing or of enforcing this Agreement. “Material Adverse Effect” shall mean any change, event, development, condition, occurrence, effect, fact, event, or circumstance or combination thereof that has had or would reasonably be expected to have a material adverse effect on: (a) the conduct, condition (financial or otherwise), assets, Liabilities, business, or operations of the Group Companies taken as a whole; or (b) the ability of Seller to perform its obligations under, or consummate the transactions contemplated by, this Agreement or that would prevent, materially delay, or materially impair the Closing. Notwithstanding the foregoing, no change, event, development, condition, occurrence, effect, fact, event or circumstance shall be taken into account in determining whether there has been, is, or will be a Material Adverse Effect or in determining the scope of a Material Adverse Effect to the extent the same arises from: (i) any public announcement by a Party or any of its Affiliates related to this Agreement, the execution of this Agreement, or the performance of obligations hereunder, including the impact of any of the foregoing on relationships with customers, suppliers or employees; (ii) compliance with the express terms of this Agreement or of a written request made by Buyer; (iii) any effect in conditions relating to or affecting the general domestic, foreign, or global economy or in national or global financial currency, securities, or credit markets, currency exchange rates or changes therein, trade tariffs or changes therein, trade wars, or sanction initiatives; (iv) any national or international political or social conditions, including the engagement, escalation, or continuation in armed hostilities, or the occurrence of any military or terrorist attack, upon their diplomatic or consular offices or upon any military installation or personnel; (v) earthquakes, hurricanes, or other natural disasters; (vi) any national or international pandemics, epidemics, or similar disease outbreaks;

85 (vii) the failure by the Company to meet any revenue or earnings projections, forecasts, or predictions (for the avoidance of doubt, any underlying cause for any such failure shall not be excluded unless otherwise excluded by any of the other subclauses of this sentence); or (viii) any change in any Law or GAAP occurring after the Closing Date; provided, however, that, in each of the cases described in subclauses (iii), (iv), (v), (vi), and (viii), if any such matter has had, is having, or would reasonably be expected to have a materially disproportionate adverse effect on conduct, condition (financial or otherwise), assets, Liabilities, business, or operations of a Group Company relative to other participants in the industries in which the Group Company conducts its businesses, then such disproportionate adverse effect shall be taken into account for the purposes of determining whether there has been, is, or will be a Material Adverse Effect or determining the scope of a Material Adverse Effect including as a result of the identities of the Parties hereto. “Major Customer” shall have the meaning set forth in Section 3.23(a). “Major Supplier” shall have the meaning set forth in Section 3.23(b). “Material Contract” shall have the meaning set forth in Section 3.17. “MLTN Standard” shall mean a position in Law and fact that has more-likely-than- not (or higher) level of support. “Multiemployer Plan” shall have the meaning set forth in Section (3)(37) of ERISA. “Multiple Employer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA and Section 413(c) of the Internal Revenue Code. “Multiple Employer Welfare Arrangement” shall have the meaning described in Section 413(c) of the Internal Revenue Code. “Net Working Capital” shall mean an amount equal to the total book value of the Current Assets minus the total book value of the Current Liabilities, as reflected on the Reference Closing Statement, the Estimated Closing Statement, the Preliminary Closing Statement or the Final Closing Statement, as the case may be. For clarity, the Net Working Capital shall be calculated after giving effect to the settlement of all intercompany accounts pursuant to Section 5.6. “Non-China JV-Related Companies” shall mean the JV Company, HH-ALI (Hong Kong) Limited, and ALI Korea Co., Ltd. “Notary” shall mean Dentons Europe LLP, Amsterdam branch, or such other civil law notary (notaris) (or such notary’s substitute) as Buyer and Seller agree in writing. “Open Source Software” shall mean any Software that is distributed as “free software” or “open source software” (as such terms are commonly understood in the software industry), subject to any license meeting the open source definition (as currently promulgated by the Open Source Initiative) or the free software definition (as currently promulgated by the Free Software Foundation), or any substantially similar license, including any license that requires, as a condition of use, modification or distribution of Software, that such Software or modifications or

86 derivative works thereof: (a) be made available or distributed in source code form; or (b) be licensed for the purposes of preparing derivative works or distribution at no fee, including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero General Public License (AGPL), MIT License (MIT), BSD License (BSD), and Apache License (Apache). “Order” shall mean any order, writ, injunction, judgment, consent, settlement, decision, determination, stipulation, plan, or decree of any Regulatory Authority. “Ordinary Course” shall mean the acts or omissions of the applicable Group Company in the ordinary and usual course of the day-to-day operations of the applicable Group Company that (a) are consistent (through their nature, amount, and/or financial import) with the past custom and practice of such Group Company prior to the date of this Agreement, (b) do not require approval or resolution by the board of directors (or similar supervisory body) of such Group Company, and (c) do not violate any applicable Law. “Organizational Document” shall mean, with respect to any Person, (a) the articles or certificate of incorporation, amalgamation, amendment, formation, or organization of such Person, (b) the bylaws or similar governing document of such Person, (c) any limited liability company agreement, partnership agreement, shareholder agreement, voting agreement, voting trust agreement, or similar document of or regarding such Person, (d) any other charter or similar document adopted or filed in connection with the incorporation, amalgamation, formation, organization, or governance of such Person, or (e) any Contract regarding the governance of such Person or the relations or actions between or among any of its equityholders with respect to such Person. “Parent” shall have the meaning set forth in the preamble of this Agreement. “Parent 401(k) Plan” shall have the meaning set forth in Section 6.7(b). “Parties” shall mean Buyer, Parent and Seller. “Patents” shall mean issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Regulatory Authority- issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models). “Permits” shall mean all licenses, registrations, franchises, qualifications, provider numbers, permits, and other authorizations issued by any Regulatory Authority that relate to any Group Company or its business or assets. “Permitted Liens” shall mean: (a) Liens for Taxes (including assessments or governmental charges or levies) not yet due or delinquent or that are being contested in good faith by appropriate proceedings (and that have been sufficiently reflected or reserved against on the face of the Recent Balance Sheet and the Final Closing Statement, as applicable); (b) easements for public utilities, none of which materially interfere with the conduct of any Group Company’s business as currently conducted or adversely affects the marketability of any Group Company’s assets;

87 (c) mechanic’s, materialmen’s, and similar Liens arising in the Ordinary Course (and that have been sufficiently reflected or reserved against on the face of the Recent Balance Sheet and the Final Closing Statement, as applicable); (d) encroachments (whether onto the Real Property or from the Real Property onto neighboring property), easements, licenses, permits or reservations of, or rights of others for, rights of way, access, utilities and other similar purposes, or zoning or other restrictions as to the use of Real Property, which easements, licenses, permits, reservations, rights and restrictions do not in the aggregate materially interfere with the conduct of any Group Company’s business as currently conducted or adversely affect the marketability of any Group Company’s assets; (e) Liens incurred in connection with Section 5.1(b)(xi)(B); and (f) Liens listed and described in Section 1.1 of the Disclosure Letter. “Person” shall mean an individual or a corporation, a limited liability company, a partnership, an association, a trust, or other entity or organization, including a Regulatory Authority. “Personal Information” shall mean any information that is in the Company’s possession or control that may be used, alone or in combination with any other information to identify a natural Person, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Law. “PRC GAAP” shall mean generally accepted accounting principles as prescribed under the applicable Laws and regulations of the People’s Republic of China. “Pre-Closing Reorganization” shall mean the reorganization to be completed in accordance with Exhibit F and Section 5.7. “Pre-Closing Tax Period” shall mean any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such taxable period ending on and including the Closing Date. To the extent it is necessary for purposes of this Agreement to determine the allocation of Taxes (other than Transfer Taxes) for a Straddle Period between the Pre- Closing Tax Period and the post-Closing portion: (a) the amount of any Taxes, other than Property Taxes described in subclause (b) (including income, franchise, capital gains and similar Taxes), will be allocated between the Pre-Closing Tax Period and the post-Closing portion as though the relevant taxable period ended on and included the Closing Date; and (b) the amount of property Taxes, ad valorem Taxes and Taxes similarly charged on a periodic basis (“Property Taxes”) for a Straddle Period will be allocated between the Pre-Closing Tax Period and the post-Closing portion based on the amount of such Property Tax for the entire Straddle Period multiplied by a fraction, (i) the numerator of which is the number of days in the applicable portion of the Straddle Period (the pre- Closing portion of which shall end on and include the Closing Date) and (ii) the denominator of which is the total number of days in such Straddle Period. “Preliminary Closing Statement” shall mean the Closing Statement to be delivered by Buyer to Seller in accordance with Section 2.4(c).

88 “Privacy and Data Security Policies” shall mean all of the past or present, internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information, to the extent relating to any Group Company. “Privacy Laws” shall mean all Laws applicable to any Group Company concerning the privacy, security, or Processing of Personal Information (including Laws of jurisdictions where Personal Information was collected), including, as applicable, Laws related to data breach notification and Laws related to consumer protection. “Processing” shall mean any operation performed on Personal Information, including the collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, retention, storage, transmission, transfer, protection, disclosure, distribution, destruction, or disposal of Personal Information. “Products/Services” shall mean all products or services currently or at any time previously sold by any Group Company, or by any predecessor of any Group Company, or that have borne a Trademark of any Group Company. “Proposed Adjustment Amount” shall mean an amount (which may be a positive or negative number) equal to the Equity Value as reflected on the Preliminary Closing Statement minus the Equity Value as reflected on the Estimated Closing Statement. “Proprietary Software” shall mean all proprietary Software products and related services that are currently, or at any time in the past five years have been offered, licensed, sold, distributed, hosted, maintained, or supported, or otherwise provided or made available by or on behalf of any Group Company or otherwise used in and material to the operation of the business of any Group Company, or are currently under development by or for any Group Company, including any such mobile application. “Purchase Price” shall have the meaning set forth in Section 2.2. “Real Property” shall have the meaning set forth in Section 3.13(b). “Real Property Lease” shall have the meaning set forth in Section 3.13(b). “Recent Balance Sheet” shall mean for the period ending December 31, 2024. “Reference Closing Statement” shall mean the unaudited statement attached as Exhibit A. “Registered Intellectual Property Rights” shall mean all Group Company Owned Intellectual Property Rights that are the subject of an application, issuance, certificate, filing, registration, or other document issued, filed with, or recorded by any Regulatory Authority or authorized private registrar in any jurisdiction, including but not limited to registered Trademarks, industrial designs, domain names, Copyrights, Patents, and pending applications for any of the foregoing. “Regulatory Authority” shall mean any government, court, arbitrator, department, commission, board, bureau, tribunal, agency, minister, securities exchange, authority, instrumentality, or other body exercising judicial, quasi-judicial, legislative, taxation, executive or

89 other government powers, whether supranational, federal, state, provincial, territorial, municipal, local, foreign, or other, including any crown corporation, self-regulated organization, or other non- governmental authority or quasi-governmental authority. “Representatives” shall have the meaning set forth in Section 5.2(a). “Required Consents” shall mean a consent to change of control and waiver of event of default, in form and substance acceptable to Buyer and Seller, acting reasonably, executed and delivered by DNB Bank ASA with respect to Contracts (including letters of credit) involving any Group Company. “Restricted Cash” shall mean (a) any cash that appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Group Companies under GAAP, (b) any cash that is subject to any Lien, or (c) any cash that is not freely available or usable by a Group Company because it is subject to restrictions, limitations, or Taxes on use or distribution by Law, Order, Contract, or otherwise, including restrictions on dividends, collateral for letters of credit, repatriations, or other form of restriction. Notwithstanding the foregoing, to the extent an unaffiliated third party holds cash of the Group Companies as a security deposit under a Real Property Lease as of the date of this Agreement and continues to hold the same as of the open of business on the Closing Date, such cash shall not constitute Restricted Cash and shall be included in the calculation of the Cash Amount. “Restrictive Covenant Agreement” shall have the meaning set forth in Section 9.2(b)(i). “RWI Policy” shall mean a buyer’s-side representation and warranty insurance policy substantially in the form set forth in Exhibit B. “Sanctioned Country” shall mean a country or territory that is (or whose government is), or in the past five years has been, the subject of or target of country-wide or territory-wide sanctions programs administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (including Belarus, Cuba, Iran, North Korea, the Russian Federation, Sudan, Syria, Venezuela, and the Crimea, Donetsk, and Luhansk regions of Ukraine), by Global Affairs Canada, or by any other Regulatory Authority with regard to a jurisdiction in which any Group Company carries on business. “Sanctioned Person” shall mean a person listed on any Sanctions and Export Control Laws-related list of designated persons. “Sanctions and Export Control Laws” shall mean all Laws relating to (a) economic or trade sanctions, including the Laws administered and enforced by the United States (including by the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the United Kingdom, the European Union, each member state of the European Union, and Canada, (b) export, reexport, transfer, and import controls, including the Import and Export Permits Act (Canada), the Export Administration Regulations, the Arms Export Control Act, the International Traffic in Arms Regulations, the customs and import Laws and orders administered by the U.S. Customs and Border Protection or the Canada Border Services Agency, and the EU Dual Use Regulation, (c) the anti-boycott regulations, guidelines, and reporting requirements under the Export Administration Regulations and Section 999 of the Internal

90 Revenue Code, (d) any Laws relating to prohibitions on the use of forced, prison, child, or indentured labor, and (e) any other economic sanctions or export control Laws applicable to any Group Company. “Security Incident” shall have the meaning set forth in Section 3.22(e). “Seller” shall have the meaning set forth in the preamble of this Agreement. “Seller Benefit Plan” shall mean each Benefit Plan sponsored or maintained by Seller which is not a U.S. Group Company Benefit Plan or an International Group Company Benefit Plan. “Seller Indemnified Parties” shall have the meaning set forth in Section 8.2. “Seller Retained Insurance Policy” shall have the meaning set forth in Section 6.1(d). “Software” shall mean all computer software and code, including all new versions, updates, revisions, improvements, and modifications thereof, whether in source code, object code, or executable code format, including systems software, application software (including mobile apps), firmware, middleware, programming tools, scripts, routines, interfaces, libraries, and databases, and all related specifications and documentation, including developer notes, comments and annotations, user manuals, and training materials relating to any of the foregoing. “Statement Dispute” shall have the meaning set forth in Section 2.4(e). “Statement Objection” shall have the meaning set forth in Section 2.4(d). “Statutory Plan” shall mean statutory benefit plans in which any Group Company is required to participate or with which any Group Company is obligated to comply. “Straddle Period” shall mean any taxable period that begins on or before the Closing Date and ends after the Closing Date. “Subsidiary” shall mean, with respect to any Person, any entity of which securities sufficient to elect at least a majority of its board of directors or other persons performing similar functions (or, if there are no such securities, more than 50% of the equity securities of which) are owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries; provided, however, that under no circumstances shall any JV-Related Company be considered a Subsidiary of Seller or any Group Company for the purposes of this Agreement. “Tax Return” shall mean any return, declaration, election, notice, report, estimate, claim for refund, or information return or statement relating to, filed, or required to be filed with any Regulatory Authority in connection with, any Taxes, including any schedule, form, attachment or amendment. “Taxes” shall mean supranational, national, state, provincial, municipal, local, or other taxes and other charges, fees, levies, or assessments that are imposed by a Regulatory Authority that are in the nature of a tax, including: (a) income, gross income, net income, gross receipts, gains, capital, lease, license, premium, production, rent, intangible, payroll, employment, excise, severance, stamp, documentary stamp, recording, mortgage recording, occupation, premium, windfall profits, environmental, escheat, unclaimed property, customs and import duties, tariffs, capital stock,

91 franchise, profits, withholding, social security (or similar), unemployment, disability, real property gains, real property, personal property, sales, use, goods and services, service, service use, inventory, transfer, transfer gains, registration, value added, ad valorem, alternative, global minimum, top-up, or add-on minimum, or estimated taxes, or other taxes, fees, imposts and assessments of any kind whatsoever, together with any interest, penalties, fines, additions to tax or additional amounts, whether disputed or not, imposed by any Regulatory Authority with respect thereto, or with respect to the filing, obligation to file or failure to file any Tax Return, whether disputed or not; (b) Liability for the payment of any amount of the type described in subclause (a) as a result of being or having been before the Closing a member of an affiliated, consolidated, combined, or unitary group, or a party to any agreement or arrangement, as a result of which Liability of a Group Company to a Regulatory Authority is determined or taken into account with reference to the activities of any other Person; and (c) any Liability for the payment of any amounts of the type described in subclause (a) or subclause (b) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the Liability of any other Person, including as a result of being a transferee, successor, by Contract, or otherwise. “Technology Systems” shall have the meaning set forth in Section 3.22(a). “Termination Date” shall have the meaning set forth in Section 10.1(c). “Third Party Claim” shall have the meaning set forth in Section 8.4. “Trade Secrets” shall mean trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein. “Trademark” shall mean any and all trademarks, service marks, trade dress, trade names, brand names, logos, slogans, and other similar indicia of source, origin, or business identifiers, whether registered or unregistered, and the goodwill connected with the use of and symbolized thereby or associated therewith, including all registrations, applications for registration, and renewals of any of the foregoing. “Transaction Expense Amount” shall mean the aggregate amount of all Transaction Expenses outstanding or payable as of the Closing. “Transaction Expenses” shall mean, except to the extent included in Current Liabilities, (a) all legal, accounting, audit, consulting, investment banking, financial advisory, and other out-of-pocket expenses incurred prior to the Closing by any Group Company in connection with the negotiation and consummation of the transactions contemplated by this Agreement (except in respect of those expenses set out in Section 2.1(d) of the Disclosure Letter for which Buyer, on the one hand, and Seller, on the other hand, shall each pay 50%), (b) to the extent the obligation arises as a result of a Contract, Benefit Plan, employment, or other circumstance, in each case, that exists prior to the Closing, all bonuses, severance, separation, or termination pay, garden leave, or other payments payable to any of the directors, officers, or employees of any Group Company arising in connection with, or as a result of, the consummation of the transactions contemplated by this Agreement, whether payable on the Closing Date or thereafter, including those bonuses described in the Contracts set out in Section 11.15 of the Disclosure Letter, except to the extent arising from action by a Group Company after the Closing or in accordance with the express written request of

92 Parent or Buyer prior to the Closing, and (c) the employer portion of any Employer Taxes arising from or relating to any of the amounts described in subclause (a) or subclause (b). For clarity, in the case of any payments described in subclause (b) above whereby the underlying Contract, Benefit Plan, employment, or other circumstances contemplates a portion of the payments to be paid at the Closing and a portion of the payments to be paid, without further action, at a specified time after the Closing upon continued employment, both portions of the payments (and the corresponding employer portion of any Employer Taxes arising therefrom or relating thereto) shall constitute Transaction Expenses. “Transfer Taxes” shall have the meaning set forth in Section 11.11(a). “Treas. Reg.” shall mean the regulations promulgated under the Internal Revenue Code. “Tribunal” shall have the meaning set forth in Section 11.5(b). “U.S. Group Company Benefit Plan” shall mean a Benefit Plan that is maintained or sponsored by a Group Company, or under which a Group Company will have Liability after the Closing, exclusively or primarily for any current or employees of the Group Companies primarily employed within the United States, or any current or former dependent thereof. “Union” shall mean a union, labor organization, trade association, works council, group of employees, or other representative of any employees of the Company. “Voting Debt” shall mean any bonds, debentures, notes, or other Indebtedness of any Person having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Equity Interests of such Person may vote. “Warranty Deductible” shall have the meaning set forth in Section 8.3(d)(i). [The next page is the signature page.]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Share Purchase Agreement as of the day and year first written above. BUYER: Kontoor Nordic Holdings AS By: /s/ Thomas L. Doerr, Jr. Name: Thomas L. Doerr, Jr. Title: Chairman PARENT: Kontoor Brands, Inc. By: /s/ Scott Baxter Name: Scott Baxter Title: President, Chief Executive Officer & Chairman _____Board of Directors SELLER: Canadian Tire Corporation, Limited By: /s/ Greg Hicks Name: Greg Hicks Title: President and Chief Executive Officer By: /s/ Darryl Jenkins Name: Darryl Jenkins Title: Chief Corporate Development Officer